UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

Registered in Ireland – No. 399192

Fifth Floor, Waterloo Exchange

Waterloo Road

Dublin 4, Ireland

NOTICE OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 2, 2018

Dear Shareholder:

You are cordially invited to attend the 2018 annual general meeting of shareholders (the “annual meeting”) of Jazz Pharmaceuticals plc, a public limited company formed under the laws of Ireland (the “company”). The annual meeting will be held on Thursday, August 2, 2018, at 10:30 a.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland, for the following purposes:

1.	To elect by separate resolutions the four named nominees for director named in the accompanying proxy statement (the “proxy statement”) to hold office until the 2021 annual meeting of shareholders (Proposal 1).

2.	To ratify, on a non-binding advisory basis, the appointment of KPMG, Dublin as the independent auditors of the company for the fiscal year ending December 31, 2018 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to determine the independent auditors’ remuneration (Proposal 2).

3.	To approve, on a non-binding advisory basis, the compensation of the company’s named executive officers as disclosed in the accompanying proxy statement (Proposal 3).

4.	To indicate, on a non-binding advisory basis, the preferred frequency of the advisory vote on the compensation of the company’s named executive officers (Proposal 4).

5.	To conduct any other business properly brought before the annual meeting.

Proposals 1, 2, 3 and 4 are ordinary resolutions, requiring the affirmative vote of a majority of the votes cast (in person or by proxy) at the annual meeting.

In addition to the above proposals, the annual meeting will also receive and consider the company’s Irish statutory financial statements for the fiscal year ended December 31, 2017 and the reports of the directors and auditors thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting. Under the company’s Amended and Restated Constitution and the Irish Companies Act 2014, Proposals 1 and 2 above are deemed to be ordinary business, and Proposals 3 and 4 above are deemed to be special business. The annual meeting will also include a review of the company’s affairs.

The record date for the annual meeting is June 6, 2018. Only shareholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement thereof.

A shareholder entitled to attend and vote at the annual meeting is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the annual meeting, using the proxy card provided (or the form of proxy contained in section 184 of the Irish Companies Act 2014) or using an electronic proxy card by telephone or via the internet in the manner described in this proxy statement. A proxy need not be a shareholder of record.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of shareholders to be held on August 2, 2018, at 10:30 a.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

The proxy statement and our annual report are available at

https://materials.proxyvote.com/G50871.

By order of the board of directors,

/s/ Aislinn Doody

Aislinn Doody

Company Secretary

Dublin, Ireland

June 15, 2018

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible. You may vote your shares over the telephone or via the internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Proxy cards must be received by August 1, 2018. Electronic proxy cards submitted via the internet or by telephone must be received by 11:59 p.m., U.S. Eastern Time, on August 1, 2018. It may not be possible to count proxy cards received after the relevant time towards voting. Proxy cards received will be forwarded to the company’s registered office electronically before commencement of the annual meeting to comply with Irish law. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if the record holder of your ordinary shares is a broker, bank or other agent, and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CORPORATE GOVERNANCE AND BOARD MATTERS	15

Overview	15

Independence of the Board of Directors	15

Board Leadership Structure and Risk Oversight	15

Meetings of the Board of Directors	16

Director Commitments	16

Information About Board Committees	17

Audit Committee	18

Report of the Audit Committee of the Board of Directors	19

Compensation Committee	19

Compensation Committee Processes and Procedures	20

Compensation Committee Interlocks and Insider Participation	20

Compensation Consultant Fees	21

Compensation Committee Report	21

Nominating and Corporate Governance Committee	21

Other Corporate Governance Matters	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27

EXECUTIVE OFFICERS	28

EXECUTIVE COMPENSATION	30

Compensation Discussion and Analysis	30

Summary of Compensation	56

Grants of Plan-Based Awards	57

Description of Compensation Arrangements	58

Outstanding Equity Awards at Fiscal Year-End	62

Option Exercises and Stock Vested	63

Potential Payments upon Termination or Change in Control	64

Pay Ratio Disclosure	67

DIRECTOR COMPENSATION	68

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	72

PROPOSAL 1 ELECTION OF DIRECTORS	73

PROPOSAL 2 RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE, IN A BINDING VOTE, THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITORS’ REMUNERATION	78

(continued)

2018 NOTICE OF MEETING AND PROXY STATEMENT

PROXY OVERVIEW

This overview highlights certain information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For more complete information regarding our business and 2017 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2017 that we filed with the Securities and Exchange Commission, or SEC, on February 27, 2018, which we refer to throughout this proxy statement as the 2017 Annual Report on Form 10-K.

In this proxy statement, unless otherwise indicated or the context otherwise requires, all references to “Jazz Pharmaceuticals,” “the company,” “we,” “us” and “our” refer to Jazz Pharmaceuticals plc and its consolidated subsidiaries, except when the context makes clear that the time period being referenced is prior to January 18, 2012, in which case such terms are references to Jazz Pharmaceuticals, Inc. and its consolidated subsidiaries. See “General—Basis of Presentation” on page 8 below.

Meeting and Voting Information

Time and Date:

10:30 a.m., local time on Thursday, August 2, 2018

Place:

Our corporate headquarters

Fifth Floor, Waterloo Exchange

Waterloo Road

Dublin 4, Ireland

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible. Please see “Questions and Answers About These Proxy Materials and Voting—How Do I Vote?” beginning on page 9 below.

Business Overview

Jazz Pharmaceuticals plc is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs.

We have a diverse portfolio of products and product candidates, with a focus in the areas of sleep and hematology/oncology. Our lead marketed products are:

•	Xyrem® (sodium oxybate) oral solution, the only product approved by the U.S. Food and Drug Administration, or FDA, and marketed in the United States for the treatment of both cataplexy and excessive daytime sleepiness in patients with narcolepsy;

•	Erwinaze® (asparaginase Erwinia chrysanthemi), a treatment approved in the United States and in certain markets in Europe (where it is marketed as Erwinase®) for patients with acute lymphoblastic leukemia who have developed hypersensitivity to E. coli-derived asparaginase;

•	Defitelio® (defibrotide sodium), a product approved in the United States for the treatment of adult and pediatric patients with hepatic veno-occlusive disease, or VOD, also known as sinusoidal obstruction syndrome with renal or pulmonary dysfunction following hematopoietic stem cell transplantation, or HSCT, and in Europe (where it is marketed as Defitelio® (defibrotide)) for the treatment of severe VOD in adults and children undergoing HSCT therapy; and

•	Vyxeos® (daunorubicin and cytarabine) liposome for injection, a product approved in the United States for the treatment of adults with newly-diagnosed therapy-related acute myeloid leukemia, or t-AML, or acute myeloid leukemia, or AML, with myelodysplasia-related changes, or AML-MRC.

Our strategy is to create shareholder value by:

•	Growing sales of the existing products in our portfolio, including by identifying and investing in growth opportunities such as new treatment indications and new geographic markets;

•	Acquiring or licensing rights to clinically meaningful and differentiated products on the market or product candidates at various stages of development; and

•	Pursuing targeted development of post-discovery differentiated product candidates.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

We apply a disciplined approach to allocating our resources between investments in our current commercial and development portfolio and acquisitions or in-licensing of new assets.

Corporate Governance

Director Nominees and Continuing Directors

The following table provides summary information about each director nominee and continuing director as of June 1, 2018. See pages 15 to 17 and 73 to 77 for more information.

Name	Age	Director Since		Principal Position	Independent	Other Current Public Boards
2018 Director Nominees
Peter Gray	63	2013		Chairman, UDG Healthcare plc	Yes	1
Kenneth W. O’Keefe	51	2004	(1)	Managing Director, Beecken Petty O’Keefe & Company	Yes	0
Elmar Schnee	59	2014		Chairman, Santhera Pharmaceuticals Holding AG	Yes	2
Catherine A. Sohn, Pharm.D.	65	2012		Director, Landec Corporation	Yes	1
Continuing Directors
Paul L. Berns	51	2010	(1)	Consultant to Pharmaceutical Industry	Yes	0
Bruce C. Cozadd	54	2003	(1)	Chairman and Chief Executive Officer	No	0
Patrick G. Enright	56	2009	(1)	Managing Director, Longitude Capital	Yes	1(2)
Heather Ann McSharry	56	2013		Director, CRH plc and Greencore Group plc	Yes	2
Seamus Mulligan	57	2012		Chairman and Chief Executive Officer, Adapt Pharma Ltd.	Yes	0
Norbert G. Riedel, Ph.D.	60	2013		Chief Executive Officer and President, Aptinyx, Inc.	Yes	0(2)
Rick E Winningham	58	2010	(1)	Chief Executive Officer and Chairman of the Board of Directors, Theravance Biopharma, Inc.	Yes	2

(1)	Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.
(2)	Mr. Enright and Dr. Riedel each serve on the board of directors of Aptinyx Inc., or Aptinyx. Aptinyx, which as of the date of this proxy statement is a privately-held company, has filed a registration statement on Form S-1 with the SEC indicating its intent to launch an initial public offering of its common stock that, if consummated, would result in Aptinyx becoming a public company.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Director Dashboards

We examine the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions. All of our directors exhibit high integrity, collegiality, innovative thinking, sound business judgment and a knowledge of corporate governance requirements and practices, and our directors as a whole bring a balance of relevant skills and experience to our boardroom:

Our board is substantially independent and has a mix of relatively newer and longer-tenured directors. The charts below show board makeup by various characteristics:

8 Pharmaceutical Product Development Experience 8 Pharmaceutical Sales and Marketing Experience 11 Corporate Development Experience 11 Financial Experience 10 Senior Leadership/CEO Experience Relevant to our Business 10 Extensive Industry Knowledge 10 Global Business Perspective Director Independence Tenure Residency Gender

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Corporate Governance Strengths

We are committed to exercising good corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders and strengthens board and management accountability. The highlights of our corporate governance practices include the following:

•  10 out of 11 of our directors are independent

•  Regular executive sessions of independent directors

•  Audit, compensation and nominating and corporate governance committees are comprised solely of independent directors

•  Diverse board in terms of tenure, residency, gender, experience and skills

•  Annual board and committee self-evaluations

•  Risk oversight by the full board and committees

•  Board and committees may engage outside advisors independently of management

•  Independent compensation consultant reporting directly to the compensation committee

•  Director participation in continuing education and related reimbursement policy

•  Lead Independent Director with clearly delineated duties

•  Corporate Governance Guidelines

•  Majority voting for elections of directors for a three-year term

•  Share ownership guidelines for directors and executive officers

•  Anti-hedging/pledging policy

•  Code of Conduct

•  Annual advisory approval of executive compensation

•  Shareholder ability to call extraordinary meetings(1)

(1)	Irish law provides that shareholders holding 10% or more of the total voting rights may at any time request that the directors call an extraordinary general meeting (i.e., special meeting). If the directors do not proceed to convene a meeting within a specified period, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting within a specified period. For more information, see “Corporate Governance and Board Matters—Other Corporate Governance Matters—Shareholder Ability to Call Extraordinary Meetings.”

Shareholder Engagement

A priority for our board of directors is soliciting and listening to the views of our shareholders on a variety of topics, including our business and growth strategy, corporate governance practices and executive compensation matters. The graphic under the section entitled “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation—2017 Advisory Vote on Executive Compensation and Shareholder Engagement” on page 38 below describes our shareholder outreach and engagement and our related discussions and actions before and after our annual meeting.

We regularly engage with our institutional investors, and since our 2017 annual meeting, we reached out to investors representing over 50% of our outstanding shares. Our discussions with our investors have been productive and informative, and have provided valuable feedback to our board of directors to help ensure that our board’s decisions are aligned with shareholder objectives.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Summary of Shareholder Voting Matters and Board Recommendations

For the reasons set forth below and in the rest of this proxy statement, our board of directors recommends that you vote your shares “FOR” each of the nominees named below for director to hold office until the 2021 annual meeting of shareholders, for the frequency option of every “1 YEAR” on the non-binding advisory vote on the preferred frequency of the advisory vote on the compensation of our named executive officers, and “FOR” each of the other proposals.

Proposal 1 — Election of Directors

The board of directors recommends a vote “FOR” each of the named nominees.

Vote required to elect each nominee to hold office until the 2021 annual meeting of shareholders: Affirmative vote of a majority of the votes cast on his or her election.

For more information, see Proposal 1 starting on page 73.

We are asking our shareholders to vote, by separate resolutions, on the election of each of Peter Gray, Kenneth W. O’Keefe, Elmar Schnee and Catherine A. Sohn to hold office until the 2021 annual meeting of shareholders. Detailed information about each nominee’s background and experience can be found beginning on page 73.

Each of the nominees for director was nominated for election by the board of directors upon the recommendation of our nominating and corporate governance committee. Our board of directors believes that each nominee has the specific experience, qualifications, attributes and skills to serve as a member of the board of directors and has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors.

Proposal 2 — Ratify, on a Non-Binding Advisory Basis, the Appointment of Independent Auditors and Authorize, in a Binding Vote, the Board of Directors, Acting Through the Audit Committee, to Determine the Independent Auditors’ Remuneration

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 2 starting on page 78.

Under Irish law, KPMG, Dublin, or KPMG, will be deemed to be reappointed as our independent auditors for the financial year ending December 31, 2018, without needing a shareholder vote at the annual meeting. However, our shareholders are being asked to ratify KPMG’s appointment on a non-binding advisory basis because we value our shareholders’ views on the company’s independent auditors. The board of directors and the audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of the company’s independent auditors.

Our shareholders are also being asked to authorize the board of directors, acting through the audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.

Less than 8% of the total fees that KPMG billed us for services last year were for services other than audit, audit-related and tax compliance services.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Proposal 3 — Non-Binding Advisory Vote on Executive Compensation

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 3 starting on page 80

We are asking our shareholders for advisory approval of our named executive officers’ compensation. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Our executive compensation program is aligned with our business strategy and priorities and encourages executive officers to work for meaningful shareholder returns consistent with our pay-for-performance philosophy. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk taking or unethical conduct. Our annual bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit, or RSU, awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders. Our 2017 advisory say-on-pay proposal was approved by approximately 93% of total votes cast.

Proposal 4 — Non-Binding Advisory Vote on the Preferred Frequency of the Advisory Vote on Executive Compensation

The board of directors recommends a vote for the frequency option of every “1 YEAR” for this proposal.

Vote required: The frequency option that receives the affirmative vote of a majority of the votes cast will be deemed to be the frequency preferred by our shareholders.

For more information, see Proposal 4 starting on page 82.

We are asking our shareholders for an advisory indication as to whether they would prefer a say-on-pay vote every year, every two years or every three years.

The board of directors believes that an annual say-on-pay vote has worked well for our company and has determined that an annual say-on-pay vote will continue to permit our shareholders to provide direct input on our executive compensation program as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and other corporate governance matters.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Index of Frequently Requested Information

Page
Anti-Hedging/Pledging Policy	23
Auditor Fees	78
Auditor Tenure	78
Board Diversity	22
Board Leadership	15
Board Meeting Attendance	16
Code of Conduct	23
Compensation Consultant Fees	21
Corporate Governance Guidelines	23
Director Biographies	73
Director Commitments	16
Director Independence	15
Director Qualifications	73
Majority Voting for Directors	73
Pay Ratio Disclosure	67
Peer Group Companies	35
Procedures for Shareholder Proposals and Director Nominations for the 2019 Annual Meeting	83
Related Party Transactions	72
Risk Oversight	15
Severance Benefits	64
Share Ownership Guidelines for Directors	69
Share Ownership Guidelines for Executives	52
Shareholder Ability to Call Extraordinary Meetings	23
Shareholder Communications with the Board	23

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2018 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT

FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST  2, 2018

GENERAL

Purpose of this Proxy Statement and Other General Information

Our board of directors is soliciting proxies for use at our 2018 annual general meeting of shareholders, or the annual meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully. The Notice of Internet Availability of Proxy Materials and our proxy materials, which include this proxy statement, our annual letter to shareholders and our 2017 Annual Report on Form 10-K, are first being mailed to shareholders on or about June 19, 2018. Our proxy materials are also available online at https://materials.proxyvote.com/G50871. The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of 2018 Annual General Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

This solicitation is made on behalf of our board of directors and all solicitation expenses, including costs of preparing, assembling and mailing proxy materials and notices, will be borne by us. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Our board of directors has set the close of business on June 6, 2018 as the record date for the annual meeting. Shareholders of record who owned our ordinary shares on that date are entitled to vote at and attend the annual meeting. Each ordinary share is entitled to one vote. There were 60,286,730 of our ordinary shares outstanding and entitled to vote on the record date.

Basis of Presentation

In this proxy statement, unless otherwise indicated or the context otherwise requires, all references to “Jazz Pharmaceuticals,” “the company,” “we,” “us,” and “our” refer to Jazz Pharmaceuticals plc and its consolidated subsidiaries, except when the context makes clear that the time period being referenced is prior to January 18, 2012, in which case such terms are references to Jazz Pharmaceuticals, Inc. and its consolidated subsidiaries. On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. and Azur Pharma Public Limited Company, or Azur Pharma, were combined in a merger transaction, or the Azur Merger, in connection with which Azur Pharma was re-named Jazz Pharmaceuticals plc, and we became the parent company of and successor to Jazz Pharmaceuticals, Inc., with Jazz Pharmaceuticals, Inc. becoming our wholly owned subsidiary. In addition, on June 12, 2012, we completed our acquisition of EUSA Pharma Inc., which we refer to in this proxy statement as the EUSA Acquisition. In January 2014, we completed our acquisition of a controlling interest in Gentium S.r.l., or Gentium, which we refer to in this proxy statement as the Gentium Acquisition, and, in July 2016, we completed the acquisition of Celator Pharmaceuticals, Inc., which we refer to in this proxy statement as the Celator Acquisition.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements of the annual meeting. This proxy statement contains important information regarding the annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the internet. Most of our shareholders will not receive paper copies of our proxy materials (unless requested), and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice. All shareholders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice and to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet or to request a printed set of the proxy materials may be found in the Notice.

Why did I receive a full set of proxy materials in the mail instead of a notice regarding the internet availability of proxy materials?

We are providing shareholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice.

What is the annual report included in the proxy materials?

Under applicable U.S. securities laws, we are required to send an annual report to security holders along with this proxy statement. We intend to satisfy this annual report requirement by sending the 2017 Annual Report on Form 10-K together with this proxy statement.

How do I attend the annual meeting?

You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. The annual meeting will be held on Thursday, August 2, 2018, at 10:30 a.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com. Information on how to vote in person at the annual meeting is discussed below. However, you do not need to attend the annual meeting to vote your shares.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on June 6, 2018, the record date for the annual meeting, will be entitled to vote at the annual meeting.

Shareholders of Record: Shares registered in your name

If, at the close of business on June 6, 2018, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If, at the close of business on June 6, 2018, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and a Notice is being sent to you by that broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account as set forth in the voting instructions in the Notice from your broker, bank or other agent. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers About These Proxy Materials and Voting (continued)

What am I voting on?

There are four matters scheduled for a vote at the annual meeting:

•	Election by separate resolutions of the four named nominees for director to hold office until the 2021 annual meeting of shareholders (Proposal 1).

•	Ratification, on a non-binding advisory basis, of the appointment of KPMG as the independent auditors of the company for the fiscal year ending December 31, 2018 and the authorization, in a binding vote, of the board of directors, acting through the audit committee, to determine the independent auditors’ remuneration (Proposal 2).

•	Approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3).

•	Indication, on a non-binding advisory basis, of the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 4).

What are the board’s voting recommendations?

The board of directors recommends that you vote your shares “FOR” each of the director nominees named below to hold office until the 2021 annual meeting of shareholders, for the frequency option of every “1 YEAR” on the non-binding advisory vote on the preferred frequency of the advisory vote on the compensation of our named executive officers, and “FOR” the other two proposals.

What if another matter is properly brought before the annual meeting?

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy, referred to in this proxy statement as the “proxy holders,” to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors (Proposal 1), you may vote “FOR” or “AGAINST” each nominee, or you may abstain from voting for all or any of the nominees. For the proposal regarding the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 4), you may vote for any of the following options: every “1 YEAR,” “2 YEARS” or “3 YEARS,“ or you may abstain from voting on that matter. For each of the other two proposals, you may vote “FOR” or “AGAINST” or abstain from voting.

Shareholders of Record: Shares registered in your name

If you are a shareholder of record, you may vote in person at the annual meeting, you may vote by electronic proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive. Please bring your admission ticket or proof of ownership, as further discussed under “Do I need a ticket to attend the annual meeting?” below.

•	To vote using a proxy card, simply complete, sign and date the proxy card that was mailed to you and return it promptly in the envelope provided. Proxy cards must be received by August 1, 2018. If you return your signed proxy card before this time, we will forward it to the company’s registered office electronically in accordance with Irish law and we will vote your shares as you direct.

•	To vote by telephone, dial toll-free +1.800.690.6903 within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions to submit an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on August 1, 2018 to be counted.

•	To vote via the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on August 1, 2018 to be counted.

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Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or the full set of proxy materials containing voting instructions from that broker, bank or other agent rather than from us. Simply follow the voting instructions in the Notice or the full set of proxy materials to ensure that your vote is counted. Alternatively, you may vote by telephone or via the internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must request and obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the close of business on June 6, 2018.

If I am a shareholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a shareholder of record and you do not vote by completing your proxy card, vote by proxy via the internet or by telephone, or vote in person at the annual meeting, your shares will not be voted.

If you are a shareholder of record and you do not specify your vote on each proposal individually when voting by proxy via the internet or by telephone, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. The voting recommendations of the board of directors are set forth under “What are the board’s voting recommendations?” above.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What does it mean if I receive more than one set of proxy materials, more than one Notice, or a combination thereof?

If you receive more than one set of proxy materials, more than one Notice, or a combination thereof, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

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Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the commencement of the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or via the internet.

•	You may send a timely written notice that you are revoking your proxy to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

•	Your most recent proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

Do I need a ticket to attend the annual meeting?

Yes, you will need an admission ticket or proof of ownership of ordinary shares to enter the annual meeting. If you are a shareholder of record and you received a full set of proxy materials in the mail, your admission ticket is attached to the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket and valid photo identification with you to the annual meeting. If you are a shareholder of record and you received a Notice in the mail, your admission ticket is your Notice. Please bring your Notice and valid photo identification with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is on your voting instruction form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a shareholder of our company. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting. The inspector of elections will separately count, with respect to the proposal to elect directors (Proposal 1), votes “FOR,” “AGAINST,” abstentions and broker non-votes; with respect to the proposal regarding the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 4), votes for the frequency options of every “1 YEAR,” “2 YEARS” or “3 YEARS,” abstentions and broker non-votes; and, with respect to other proposals, votes “FOR,” “AGAINST,” abstentions, and, as applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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How many votes are needed to approve each proposal?

Assuming that a quorum is present at the annual meeting, the following votes will be required for approval:

Proposal	Vote Required for Approval
Proposal 1	Each director nominee must receive the affirmative vote of a majority of the votes cast on his or her election to hold office until the 2021 annual meeting of shareholders.
Proposal 2	Affirmative vote of a majority of the votes cast
Proposal 3	Affirmative vote of a majority of the votes cast
Proposal 4	The frequency option that receives the affirmative vote of a majority of the votes cast will be deemed to be the frequency preferred by our shareholders.

What are the treatment and effect of abstentions and broker non-votes?

Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will not, however, be considered votes cast at the annual meeting. Because the approval of all of the proposals is based on the votes cast at the annual meeting, abstentions and, as applicable, broker non-votes will not have any effect on the outcome of voting on the proposals.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote as of the record date are present at the annual meeting or represented by proxy. On the record date, there were 60,286,730 ordinary shares outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or, provided that you are a shareholder of record, if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum within one hour of the time scheduled for the annual meeting, the annual meeting will stand adjourned to August 9, 2018 at 10:30 a.m. local time at the same location, or such other time or place as the board of directors may determine.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a quarterly report on Form 10-Q or a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 10-Q or a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What are the Irish statutory financial statements and where can I access them?

We are presenting for consideration our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, at the annual meeting. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those financial statements together with the respective reports of the directors and the auditors thereon to shareholders of record in connection with our annual meetings of shareholders. The Irish statutory financial statements cover the results of operations and financial position of Jazz Pharmaceuticals plc for the year ended December 31, 2017. The Irish statutory financial statements were prepared in accordance with the International Financial Reporting Standards as adopted by the European Union and as applied in accordance with the Irish Companies Act 2014, or the 2014 Act. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting.

Our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, will be delivered to shareholders of record in accordance with our obligations under Irish law. We will mail without charge, upon written request, a copy of the Irish statutory financial statements, together with the respective reports of the directors and the auditors thereon, to beneficial “street name” owners of our shares. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

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Questions and Answers About These Proxy Materials and Voting (continued)

What proxy materials are available on the internet?

This proxy statement, our letter to shareholders and the annual report are available at https://materials.proxyvote.com/G50871.

Who should I call if I have any questions?

If you require any assistance in voting your shares or have any other questions, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on our website, www.jazzpharmaceuticals.com, including our Corporate Governance Guidelines, Code of Conduct, and the charters for our audit, compensation and nominating and corporate governance committees. We believe that our strong corporate governance policies and practices, including the substantial percentage of independent directors on our board of directors and the robust duties of our Lead Independent Director, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure. In addition, we believe that our directors are all actively and constructively engaged in the exercise of their duties and responsibilities, with each independent director serving on at least one committee and engaging with management between board meetings to remain well-informed of our strategy and our business.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the board of directors affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except that Bruce Cozadd, our Chairman and Chief Executive Officer, is not independent by virtue of his employment with our company. In addition, our board of directors has determined that each member of the audit committee, compensation committee and nominating and corporate governance committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the company.

Board Leadership Structure and Risk Oversight

Mr. Cozadd has served as our Chairman and Chief Executive Officer since the Azur Merger. Mr. Cozadd has served (and continues to serve) as Chairman and Chief Executive Officer of Jazz Pharmaceuticals, Inc. since April 2009. Prior to that, he was the Executive Chairman since the founding of Jazz Pharmaceuticals in 2003.

The board of directors believes that the Chief Executive Officer is best suited to serve as our Chairman because he is the member of the board of directors who is most familiar with our business as a whole, and the most capable of identifying and bringing to the attention of the full board of directors the strategic priorities and key issues facing the company. The board of directors also believes that having Mr. Cozadd in particular in a combined Chairman/Chief Executive Officer role helps provide strong, unified leadership for our management team and optimizes communication with our board of directors. In addition, having previously served for many years as a director of other publicly-traded and privately-held companies, as well as in executive management roles, Mr. Cozadd brings both a strategic and operational perspective to this combined position.

To counterbalance concerns regarding our board’s decision to have a combined Chairman and Chief Executive Officer, our Corporate Governance Guidelines require that the independent directors elect a Lead Independent Director when the roles of Chairman and Chief Executive Officer are held by the same person. Since 2014, Rick Winningham has served as our Lead Independent Director. A critical function of the Lead Independent Director role is to help to ensure the effective independent functioning of the board of directors in its oversight responsibilities and to provide an appropriate balance in the company’s leadership.

Specific roles and responsibilities of the Lead Independent Director, which are detailed in our Corporate Governance Guidelines, include:

•	serving as the principal liaison between the independent directors and the Chairman;

•	coordinating the activities of the independent directors, including developing agendas for and presiding at executive sessions of the independent directors;

•	advising the Chairman on board and committee agendas, meeting schedules and information provided to other board members, including the quality, quantity and timeliness of such information that is necessary or appropriate for the directors to effectively and responsibly perform their duties;

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•	discussing the results of the Chief Executive Officer’s performance evaluation with the chairperson of the compensation committee; and

•	presiding at all meetings of the board of directors at which the Chairman is not present.

The Lead Independent Director also has the authority to call meetings of the independent directors of the board of directors and is available for consultation and communication with significant shareholders, if requested. In addition to fulfilling the basic requirements of his role as Lead Independent Director, Mr. Winningham attends meetings of committees where he is not a member to remain informed and engaged, communicates with the Chief Executive Officer on matters involving the company on a regular basis, regularly seeks input from other independent directors relating to significant developments at the company between regular board meetings, attends certain meetings at the company involving strategic portfolio and/or scientific reviews, and makes himself available for direct communication with significant shareholders as necessary.

In addition, our board of directors is currently comprised of eleven directors, of whom ten are independent. At meetings of our board of directors, the independent directors regularly convene executive sessions without the presence of our Chairman and Chief Executive Officer and other members of management.

We believe that our directors provide effective oversight of risk management for our company (including financial, operational, business, intellectual property, information technology (including cybersecurity), reputational and governance risks), particularly as a result of the work of our committees and the ongoing dialogue between the full board, our Chairman and Chief Executive Officer and our active and engaged Lead Independent Director. Our audit committee is responsible for overseeing our financial reporting process on behalf of our board of directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our compensation committee approves compensation of executive officers and all material compensation plans for our company and reviews our compensation practices to ensure that they do not encourage excessive risk taking and provide appropriate incentives for meeting both short-term and long-term objectives and increasing shareholder value over time. Our nominating and corporate governance committee oversees the company’s risk management, other than with respect to the company’s major financial risk exposures or risks related to our compensation programs and policies, on behalf of our board of directors. At its meetings, our full board of directors receives reports concerning the management of the relevant risks from each committee, in addition to reports concerning material risks and concerns or significant updates on such matters from our General Counsel and other executive officers, as necessary.

Meetings of the Board of Directors

The board of directors met five times during 2017 and did not act by written consent during the year. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which they served that were held during the portion of 2017 for which they were directors or committee members, respectively.

As required under applicable Nasdaq listing standards, in 2017, the independent directors generally met at each regular board meeting in scheduled executive sessions at which only independent directors were present.

Director Commitments

Our board of directors believes that all members of the board should have sufficient time and attention to devote to board duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to board duties, our board of directors considers, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards. In addition, prior to recommending a candidate as a nominee for director, the nominating and corporate governance committee reviews the number of boards that the candidate serves on and considers whether those outside commitments may limit the ability of the candidate to devote sufficient time and attention to board duties. Our Corporate Governance Guidelines also require that directors seek approval from the Chairman, the Lead Independent Director and the chairperson of the nominating and corporate governance committee prior to accepting an invitation to serve on any additional corporate boards.

Our board of directors believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors. However, we understand that certain proxy advisory firms may deem Mr. Winningham to be overboarded based on criteria adopted by these advisory firms as a result of

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the number of public company boards on which he serves. Our board of directors does not believe that Mr. Winningham’s outside board or other commitments limit his ability to devote sufficient time and attention to board duties, and that it is strongly in the company’s best interest that he should continue to serve as a director.

In addition to our board of directors, Mr. Winningham serves on the board of directors of OncoMed Pharmaceuticals, Inc., or OncoMed, and Theravance Biopharma, Inc., or Theravance, where he also serves as Chief Executive Officer. Notwithstanding these other commitments, Mr. Winningham has demonstrated his ability to dedicate sufficient time and focus on his duties as a director of Jazz Pharmaceuticals plc, including by performing his role as our Lead Independent Director, a position he has held since 2014. Mr. Winningham’s duties and activities related to that role are described above under the caption, “Board Leadership Structure and Risk Oversight.” As evidenced by the decision of our board of directors to retain Mr. Winningham as our Lead Independent Director, our board of directors believes that Mr. Winningham provides great value to our board, contributes significantly to discussions and decision-making, and has admirably performed the roles and responsibilities of our Lead Independent Director throughout his time in that position. Mr. Winningham also attended all of our board meetings and our nominating and corporate governance committee meetings in 2017. In addition to his demonstrated reliability and commitment to service on our board of directors, Mr. Winningham’s experience in senior management positions in the pharmaceutical industry also provides significant industry knowledge and operational and management expertise to our board of directors. With respect to OncoMed and Theravance, Mr. Winningham serves on the compensation committee and, as of March 2018, the business development and strategy committee of OncoMed’s board of directors. He does not serve on any standing board committees at Theravance. Each of OncoMed and Theravance is a life sciences company that is located in, or has its principal U.S. office located in, the San Francisco Bay Area. Mr. Winningham does not serve on the boards of any privately-held, for-profit entities.

Information About Board Committees

The standing committees of the board of directors include an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees is comprised solely of independent directors and has a chairperson. Each of these committees has a written charter approved by the board of directors, which reflects the applicable standards and requirements adopted by the SEC and Nasdaq. A copy of each committee charter can be found on our website, www.jazzpharmaceuticals.com, in the section titled “About” under the subsection titled “Board of Directors.”

The following table provides membership information for 2017 for each of the audit, compensation, and nominating and corporate governance committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Paul L. Berns		M
Patrick G. Enright (1)	M	M
Peter Gray	C
Heather Ann McSharry (2)	M		C
Kenneth W. O’Keefe	M
Norbert G. Riedel, Ph.D.		C
Elmar Schnee			M
Catherine A. Sohn, Pharm.D. (3)		M	M
Rick E Winningham			M

C = committee chairperson; M = committee member

(1)	Mr. Enright was appointed to the audit committee in August 2017.

(2)	Ms. McSharry succeeded Dr. Sohn as chairperson of the nominating and corporate governance committee in August 2017.

(3)	Dr. Sohn was appointed to the compensation committee in August 2017.

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Audit Committee

The audit committee of the board of directors oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting and audits of our financial statements, as well as the quality and integrity of our financial statements and reports and the qualifications, independence and performance of the auditors engaged as our independent registered public accounting firm for purposes of preparing or issuing an audit report or performing audit services. Specific responsibilities of the audit committee include:

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	determining and approving the engagement and remuneration of the independent auditors;

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	determining and approving the engagement of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by applicable laws and rules;

•	reviewing and advising on the selection and removal of the head of our internal audit function, the activities and organizational structure of the internal audit function and the results of internal audit activities;

•	reviewing and approving the internal audit charter at least annually and the annual internal audit plan and budget;

•	meeting to review our annual audited financial statements, our quarterly financial statements and our financial press releases with management and the independent auditors, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual and quarterly reports filed with the SEC;

•	reviewing, overseeing and approving transactions between our company and any related persons;

•	conferring with management, the internal audit function and the independent auditors regarding the scope, adequacy and effectiveness of our internal control over financial reporting;

•	reviewing with management, the internal audit function and the independent auditors, as appropriate, major financial risk exposures, including reviewing, evaluating and approving our hedging and other financial risk management policies, as well as the steps taken by management to monitor and control these exposures; and

•	establishing procedures, when and as required under applicable laws and rules, for the receipt, retention and treatment of any complaints received by our company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The audit committee is currently composed of four directors: Mr. Enright, Mr. Gray, Ms. McSharry and Mr. O’Keefe. Mr. Enright joined the audit committee in August 2017. Mr. Gray serves as chairperson of the audit committee. Our board of directors has determined that each of Mr. Enright, Mr. Gray, Ms. McSharry and Mr. O’Keefe meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Nasdaq listing standards with respect to audit committee members. Our board of directors has also determined that each of Mr. Enright, Mr. Gray, Ms. McSharry and Mr. O’Keefe is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. In making this determination, our board of directors considered the overall knowledge, experience and familiarity of each of Mr. Enright, Mr. Gray, Ms. McSharry and Mr. O’Keefe with accounting matters and in analyzing and evaluating financial statements, and, in the case of Mr. O’Keefe, managing private equity investments, and, in the case of Mr. Enright, managing venture capital investments.

The audit committee met four times during 2017 and did not act by written consent during the year. The audit committee also had a number of informal discussions and consultations with one another and with Mr. Cozadd.

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Report of the Audit Committee of the Board of Directors(1)

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2017 with management of the company. The audit committee has discussed with KPMG, Dublin, the independent registered public accounting firm that audited the company’s financial statements for the fiscal year ended December 31, 2017, the matters required to be discussed by Accounting Standard No. 1301 “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Release No. 2012-004. The audit committee has also received the written disclosures and the letter from KPMG, Dublin required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with KPMG, Dublin that firm’s independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in the 2017 Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Mr. Peter Gray (Chairperson)

Mr. Patrick Enright

Ms. Heather Ann McSharry

Mr. Kenneth W. O’Keefe

(1)	The material under the heading “Report of the Audit Committee of the Board of Directors” in this proxy statement is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee of the board of directors reviews and oversees our compensation policies, plans and programs and reviews and generally determines the compensation to be paid to the executive officers and directors, and prepares and reviews the compensation committee report included in our annual proxy statement. Specific responsibilities and authority of our compensation committee include:

•	reviewing, modifying (as needed) and approving overall compensation strategy and policies;

•	recommending to our board of directors for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of relevant goals and objectives;

•	reviewing and approving the goals and objectives of our other executive officers and determining and approving the compensation and other terms of employment of these executive officers, as appropriate;

•	reviewing and recommending to our board of directors the type and amount of compensation to be paid or awarded to the members of our board of directors;

•	having the full power and authority of our board of directors regarding the adoption, amendment and termination of our compensation plans and programs and administering these plans and programs;

•	having direct responsibility for appointing, and providing compensation and oversight of the work of, any compensation consultants and other advisors retained by the compensation committee and considering the independence of each such advisor;

•	periodically reviewing with our Chief Executive Officer the plans for succession to the offices of our executive officers and making recommendations to our board of directors with respect to the selection of appropriate individuals to succeed to these positions; and

•	reviewing and discussing with management our disclosures contained under the caption “Compensation Discussion and Analysis” in our annual proxy statement.

The compensation committee is currently composed of four directors: Mr. Berns, Mr. Enright, Dr. Riedel and Dr. Sohn. Dr. Sohn joined the compensation committee in August 2017. Dr. Riedel currently serves as the chairperson of the compensation committee. Each member of the compensation committee meets the independence requirements of the Nasdaq listing standards with respect to compensation committee members. In determining whether Mr. Berns, Mr. Enright, Dr. Riedel and Dr. Sohn are independent within the meaning of the Nasdaq listing standards pertaining to compensation committee membership, our board of directors determined, based on its consideration

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Corporate Governance and Board Matters (continued)

of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the compensation committee has a relationship that would impair that member’s ability to make independent judgments about compensation of our executive officers.

The compensation committee held six meetings during 2017 and did not act by written consent during the year. The compensation committee also had a number of informal discussions and consultations with one another and with Mr. Cozadd.

Compensation Committee Processes and Procedures

Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our Chief Executive Officer, with input from members of our legal department, and is reviewed with the chairperson of the compensation committee. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in the compensation committee meetings.

In making executive compensation determinations, the compensation committee considers recommendations from our Chief Executive Officer. In making his recommendations, our Chief Executive Officer receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various third party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described in the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” While our Chief Executive Officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations and recommendations to our board of directors concerning, or our board of directors’ determination of, his own compensation. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the company, as well as authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the authority, in its sole discretion, to retain or obtain, at the expense of the company, compensation consultants to assist in its evaluation of executive compensation, and is directly responsible for the appointment, compensation and oversight of the work of its compensation consultants. The compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the compensation committee in making annual compensation decisions. Since 2010, Radford, an Aon Hewitt Company and a subsidiary of Aon plc, or Aon, has been engaged by the compensation committee each year to provide peer company and industry compensation data and provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee directors’ compensation.

The charter of the compensation committee provides that the compensation committee may delegate any responsibility or authority of the compensation committee under its charter to the chairperson of the committee or to one or more committee members, including subcommittees, except to the extent inconsistent with any applicable laws and rules, including the Nasdaq listing standards. Our compensation committee does not, however, delegate any of its functions to others in determining or recommending executive or director compensation.

For additional information regarding our processes and procedures for the consideration and determination of executive compensation, including the role of Radford in determining and recommending executive compensation, see the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” With respect to director compensation matters, our compensation committee recommends to our board of directors and our board of directors determines and sets non-employee director compensation. Our compensation arrangements for our non-employee directors are described under the section of this proxy statement entitled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee during 2017 was at any time our officer or employee. None of our executive officers serve, or in the past fiscal year served, as a member of the board of directors or the compensation committee of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

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Compensation Consultant Fees

As described above, since 2010, Radford has been engaged by the compensation committee each year to provide peer company and industry compensation data and provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee directors’ compensation. In 2017, the cost of Radford’s executive compensation and director compensation consulting services provided to the compensation committee was approximately $205,000. In addition, in 2017, management also engaged Radford to provide survey data relating to non-executive employee compensation and other affiliates of Aon to provide director and officer liability insurance-related services, pension-related services, other insurance brokerage services and risk services. The aggregate cost of such other consulting services provided in 2017 by Radford and other affiliates of Aon (not related to Radford’s executive compensation and director compensation consulting services provided to the compensation committee) was approximately $119,000, of which approximately $108,000 related to various insurance-related and benefits consulting services and approximately $11,000 related to general survey data. Although the compensation committee was aware of the nature of the services performed by affiliates of Aon and the non-executive employee compensation survey data provided by Radford, the compensation committee did not review and approve such services and surveys, as those were reviewed and approved by management in the ordinary course of business.

Compensation Committee Report(1)

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained herein. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2018 annual meeting of shareholders and be included in the Annual Report on Form 10-K we filed with the SEC for the fiscal year ended December 31, 2017.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Dr. Norbert G. Riedel, Ph.D. (Chair)

Mr. Paul L. Berns

Mr. Patrick G. Enright

Dr. Catherine A. Sohn, Pharm.D.

(1)	The material under the heading “Compensation Committee Report” in this proxy statement is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors is responsible for, among other things:

•	overseeing all aspects of our corporate governance functions on behalf of our board of directors;

•	making recommendations to our board of directors regarding corporate governance issues;

•	identifying, reviewing and evaluating candidates to serve on our board of directors, and reviewing and evaluating incumbent directors;

•	reviewing, evaluating and considering the recommendation for nomination of incumbent members for reelection to our board of directors and monitoring the size of our board;

•	recommending director candidates to our board of directors;

•	overseeing on behalf of our board of directors the company’s compliance with applicable laws and regulations, other than the financial compliance issues overseen by the audit committee;

•	overseeing on behalf of our board of directors the company’s risk management matters, other than with respect to the company’s major financial risk exposures or risks related to our compensation programs and policies overseen by the audit committee and compensation committee, respectively;

•	evaluating director nominations and proposals by our shareholders and establishing policies, requirements, criteria and procedures in furtherance of the foregoing; and

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•	reviewing, discussing and assessing the performance of our board of directors, including committees of our board of directors, seeking input from all board members, senior management and others.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, and the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Members of the nominating and corporate governance committee obtain recommendations for potential directors from their and other board members’ contacts in our industry, and we or the nominating and corporate governance committee have in the past and may from time to time again in the future engage a search firm to assist in identifying potential directors.

Candidates for director nominees are reviewed in the context of the then current composition of the board of directors, the operating requirements of the company and the long-term interests of shareholders. In this regard, we examine the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions. While we do not have a formal policy on board diversity, the nominating and corporate governance committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds, skill sets, professional experience and other factors, which include gender and residency in and outside of the United States and Ireland, that contribute to our board of directors having an appropriate range of expertise, talents, experiences and viewpoints, while recognizing that our business and operations are diverse and global in nature. The nominating and corporate governance committee evaluates those diversity considerations, in view of the needs of the board of directors as a whole, when making decisions on director nominations. Our board of directors has two female directors and four European directors, three of whom are Irish directors. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the results of the board of directors’ self-evaluation, which is generally conducted annually, to determine whether to recommend them to the board of directors for nomination for a new term. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is “independent” based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors.

The nominating and corporate governance committee will consider director candidates recommended by shareholders on a case-by-case basis, as appropriate. Shareholders wishing to recommend individuals for consideration by the nominating and corporate governance committee may do so by delivering a written recommendation to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland with the candidate’s name, biographical data and qualifications and a document indicating the candidate’s willingness to serve if elected. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not.

To date, the nominating and corporate governance committee has not received any such nominations nor has it rejected a director nominee from a shareholder or shareholders.

Our nominating and corporate governance committee is composed of four directors: Ms. McSharry, Mr. Schnee, Dr. Sohn and Mr. Winningham. In August 2017, Ms. McSharry succeeded Dr. Sohn as chairperson of the nominating and corporate governance committee. Each member of the nominating and corporate governance committee meets the independence requirements of the Nasdaq listing standards.

The nominating and corporate governance committee met four times during 2017 and did not act by written consent during the year.

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Corporate Governance and Board Matters (continued)

Other Corporate Governance Matters

Corporate Governance Guidelines.  As a part of our board of directors’ commitment to enhancing shareholder value over the long term, our board of directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of our company and to assist our board of directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition, structure and functioning, director qualifications and board membership criteria, director independence, board and board committee annual self-evaluations, committees of the board, board access to management and outside advisors, board share ownership guidelines, and director orientation and education. Our Corporation Governance Guidelines are available on our website at www.jazzpharmaceuticals.com under the section entitled “About” under “Board of Directors.”

Anti-Hedging/Pledging Policy.  Our insider trading policy prohibits directors, executive officers and other employees from engaging in speculative trading activities, including hedging transactions or other inherently speculative transactions with respect to our securities. Our insider trading policy also prohibits directors, executive officers and other employees from pledging our securities as collateral for any loans.

Share Ownership Guidelines for Directors and Executive Officers.  We maintain share ownership guidelines for our non-employee directors, Chief Executive Officer and certain other employees who serve on our executive committee. More information about our share ownership guidelines can be found under the sections of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Information—Ownership Guidelines for Executive Officers” and “Director Compensation—Ownership Guidelines for Directors.”

Shareholder Ability to Call Extraordinary Meetings.  Irish law provides that shareholders holding 10% or more of the total voting rights may at any time request that the directors call an extraordinary general meeting (i.e., special meeting). The shareholders who wish to request an extraordinary general meeting must deliver to our principal executive office a written notice, signed by the shareholders requesting the meeting and stating the purposes of the meeting. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting within a specified period, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request.

Code of Conduct.  Our Code of Conduct applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and those of our subsidiaries. The Code of Conduct is available on our website at www.jazzpharmaceuticals.com under the section entitled “About” under “Corporate Ethics.” We intend to satisfy the disclosure requirements under Item 5.05 of SEC Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the website address and location specified above.

Shareholder Rights Agreement Expired.  In April 2017, we entered into a short-term rights agreement, which expired by its terms in April 2018 and was not extended by the board of directors.

Shareholder Communications with the Board of Directors.  Our board of directors believes that shareholders should have an opportunity to communicate with the board, and efforts have been made to ensure that the views of shareholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe that our responsiveness to shareholder communications to the board of directors has been excellent. Shareholders interested in communicating with the board of directors or a particular director (including our Chairman or our Lead Independent Director) may do so by sending written communication to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Each communication should set forth the name and address of the shareholder as it appears on our records (and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares), and the number of our ordinary shares that are owned of record by the record holder or beneficially by the beneficial owner, as applicable. The Company Secretary will, in his or her discretion, screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). If deemed an appropriate communication, the Company Secretary will forward the communication, depending on the subject matter, to the Chairman, the Lead Independent Director or the chairperson of the appropriate committee of the board of directors.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our ordinary shares as of May 14, 2018 (except as noted) by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our named executive officers, or NEOs); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our ordinary shares.

	Beneficial Ownership (2)
Name and Address of Beneficial Owner (1)	Number of Shares	Percentage of Total
5% Shareholders:
Putnam Investments, LLC (3)	8,349,710	13.9%
One Post Office Square
Boston, MA 02109

FMR LLC (4)	7,040,871	11.7%
245 Summer Street
Boston, MA 02210

The Vanguard Group (5)	4,768,569	7.9%
100 Vanguard Blvd.
Malvern, PA 19355

Named Executive Officers and Directors:
Bruce C. Cozadd (6)	580,522	1.0%
Russell J. Cox (7)	111,191	*
Suzanne Sawochka Hooper (8)	144,724	*
Karen Smith, M.D., Ph.D. (9)	38,936	*
Matthew P. Young (10)	97,928	*
Paul L. Berns (11)	31,523	*
Patrick G. Enright (12)	38,163	*
Peter Gray (13)	27,297	*
Heather Ann McSharry (14)	26,619	*
Seamus Mulligan (15)	1,070,268	1.8%
Kenneth W. O’Keefe (16)	53,454	*
Norbert G. Riedel, Ph.D. (17)	25,551	*
Elmar Schnee (18)	18,936	*
Catherine A. Sohn, Pharm.D. (19)	31,214	*
Rick E Winningham (20)	31,989	*
All directors and executive officers as a group (18 persons) (21)	2,351,753	3.9%

*	Less than 1%.

(1)	Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

(2)

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than five percent of our ordinary shares. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as beneficially owned. Applicable percentages are based on 60,019,041 ordinary shares outstanding on May 14, 2018, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes ordinary shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of May 14, 2018, and shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Plan as of May 14, 2018. Amounts credited to individual non-employee director phantom stock accounts under our Directors Deferred Plan are payable solely in our ordinary shares, but such shares do not have current voting or investment power. Shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of May 14, 2018 and shares issuable

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Security Ownership of Certain Beneficial Owners and Management (continued)

pursuant to our Directors Deferred Plan are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	This information is based on a Schedule 13G/A filed with the SEC on February 7, 2018 by Putnam Investments, LLC d/b/a Putnam Investments, or Putnam, on behalf of itself and on behalf of Putnam Investment Management, LLC, or PIM, The Putnam Advisory Company, LLC, or PAC, and Putnam Capital Spectrum Fund, or PCSF. According to the Schedule 13G/A, as of December 31, 2017, Putnam has sole power to vote or direct the vote of 113,661 ordinary shares and sole power to dispose or direct the disposition of 8,349,710 ordinary shares. Of these shares, PIM, a wholly-owned subsidiary of Putnam, is the beneficial owner of 8,229,296 ordinary shares, with sole power to vote or direct the vote of 716 ordinary shares and sole power to dispose or direct the disposition of 8,229,296 ordinary shares in its capacity as investment adviser to the Putnam family of mutual funds; and PAC, a wholly owned subsidiary of Putnam, is the beneficial owner of 120,414 ordinary shares, with sole power to vote or direct the vote of 112,945 ordinary shares and sole power to dispose or direct the disposition of 120,414 ordinary shares in its capacity as investment adviser to Putnam’s institutional clients. As part of the Putnam family of funds, and the 8,229,296 shares beneficially owned by PIM, PCSF is the beneficial owner of, and has sole power to dispose or direct the disposition of, 5,244,777 shares. The Schedule 13G/A provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2017 and May 14, 2018.

(4)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2018 by FMR LLC, or FMR, and Abigail P. Johnson. According to the Schedule 13G/A, as of December 31, 2017, FMR has sole power to vote or direct the vote of 482,314 ordinary shares and the sole power to dispose or direct the disposition of 7,040,871 ordinary shares, and Ms. Johnson has the sole power to dispose or direct the disposition of 7,040,871 ordinary shares. The Schedule 13G/A indicates that FMR is acting as a parent holding company or control person for a number of its relevant entities that beneficially owned the ordinary shares being reported, including FMR Co., Inc., an investment adviser reported as beneficially owning 5% or greater of our ordinary shares. In addition, Ms. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR. Ms. Johnson and members of her family are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, or Investment Company Act, to form a controlling group with respect to FMR. Neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, or FMRC, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMRC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The Schedule 13G/A provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the above-mentioned persons and entities may have changed between December 31, 2017 and May 14, 2018.

(5)	This information is based on a Schedule 13G/A filed with the SEC on February 8, 2018 by The Vanguard Group, or Vanguard. According to the Schedule 13G/A, as of December 31, 2017, Vanguard has sole power to vote or direct the vote of 33,358 ordinary shares, shared power to vote or direct the vote of 11,605 ordinary shares, sole power to dispose or direct the disposition of 4,724,427 ordinary shares, and shared power to dispose or direct the disposition of 44,142 shares. The Schedule 13G/A also indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 15,495 ordinary shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 46,272 ordinary shares as a result of its serving as investment manager of Australian investment offerings. The Schedule 13G/A provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2017 and May 14, 2018.

(6)	Includes 373,380 ordinary shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(7)	Includes 33,332 ordinary shares Mr. Cox had the right to acquire pursuant to options exercisable until June 1, 2018. Mr. Cox resigned from his position as Executive Vice President and Chief Operating Officer effective as of January 3, 2018.

(8)	Includes 127,064 ordinary shares Ms. Hooper has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(9)	Includes 30,174 ordinary shares Dr. Smith has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018 (subject to the expiration of Dr. Smith’s unexercised options on August 31, 2018) and 250 shares Dr. Smith was entitled to receive pursuant to RSUs scheduled to vest on or prior to her May 31, 2018 employment termination date.

(10)	Includes 83,623 ordinary shares Mr. Young has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(11)	Includes 4,691 ordinary shares issuable to Mr. Berns pursuant to our Directors Deferred Plan as of May 14, 2018 and 22,260 ordinary shares Mr. Berns has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(12)	Includes 9,929 ordinary shares issuable to Mr. Enright pursuant to our Directors Deferred Plan as of May 14, 2018 and 13,260 ordinary shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(13)	Includes 21,260 ordinary shares Mr. Gray has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(14)	Includes 21,260 ordinary shares Ms. McSharry has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

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Security Ownership of Certain Beneficial Owners and Management (continued)

(15)	Includes 22,260 ordinary shares Mr. Mulligan has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(16)	Includes 11,195 ordinary shares held by The Kenneth W. O’Keefe Trust U/A/D 2/12/1997, of which Mr. O’Keefe is the sole trustee and sole beneficiary, 22,249 ordinary shares issuable to Mr. O’Keefe pursuant to our Directors Deferred Plan as of May 14, 2018 and 17,760 ordinary shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(17)	Includes 21,260 ordinary shares Dr. Riedel has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(18)	Includes 14,960 ordinary shares Mr. Schnee has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(19)	Includes 25,760 ordinary shares Dr. Sohn has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(20)	Includes 22,260 ordinary shares Mr. Winningham has the right to acquire pursuant to options exercisable within 60 days of May 14, 2018.

(21)	Includes 926,322 ordinary shares that our executive officers and non-employee directors have the right to acquire pursuant to options exercisable within 60 days of May 14, 2018, 250 ordinary shares that our executive officers and non-employee directors are expected to receive pursuant to RSUs scheduled to vest within 60 days of May 14, 2018, and 36,869 ordinary shares issuable to non-employee directors pursuant to our Directors Deferred Plan as of May 14, 2018. See footnotes (6), (8), and (10) through (20) above. Because neither Mr. Cox nor Dr. Smith is currently serving as an executive officer of Jazz Pharmaceuticals, the number of ordinary shares and percentage ownership indicated in the table above with respect to the beneficial ownership of all directors and executive officers as a group do not include any ordinary shares beneficially owned by either Mr. Cox or Dr. Smith.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of June 1, 2018.

Name	Age	Position
Bruce C. Cozadd	54	Chairman and Chief Executive Officer
Daniel N. Swisher, Jr.	55	President and Chief Operating Officer
Suzanne Sawochka Hooper	52	Executive Vice President and General Counsel
Michael P. Miller	61	Executive Vice President, U.S. Commercial
Matthew P. Young	49	Executive Vice President and Chief Financial Officer
Iain McGill	46	Senior Vice President, Jazz Pharmaceuticals Europe and Rest of World
Paul Treacy	57	Senior Vice President, Technical Operations
Karen J. Wilson	55	Senior Vice President, Finance and Principal Accounting Officer

Bruce C. Cozadd. Biographical information regarding Mr. Cozadd is set forth below under “Proposal 1—Election of Directors—Class III Directors Continuing in Office Until the 2020 Annual Meeting.”

Daniel N. Swisher, Jr. was appointed our President and Chief Operating Officer as of January 2018. From December 2003 to December 2017, he was Chief Executive Officer and a member of the board of directors of Sunesis Pharmaceuticals, Inc., a biopharmaceutical company focused on the development of novel targeted cancer therapeutics in hematologic and solid tumor malignancies. He also served as Chief Business Officer and Chief Financial Officer of Sunesis from 2001 to 2003. Prior to 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation from 1992 to 2001. He currently serves as Chairman of the board of directors of Cerus Corporation, a biomedical products company focused on the field of blood transfusion safety, and as a member of the board of directors of Corcept Therapeutics Inc., a pharmaceutical company focused on cortisol-modulating therapeutics to address metabolic and other serious medical conditions. Mr. Swisher received a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Suzanne Sawochka Hooper was appointed our Executive Vice President and General Counsel as of March 2012. From 1999 through early 2012, she was a partner in the law firm Cooley LLP. Ms. Hooper served for several years as a member of Cooley’s Management Committee and as Vice Chair of the firm’s Business Department. While at Cooley, Ms. Hooper practiced corporate and securities law, primarily with companies and investors in the life sciences industry. Ms. Hooper received a J.D. from the University of California, Berkeley, Boalt Hall School of Law and a B.A. in Political Science from the University of California, Santa Barbara. Ms. Hooper is a member of the State Bar of California.

Michael P. Miller was appointed our Executive Vice President, U.S. Commercial, as of May 2017 and served as our Senior Vice President, U.S. Commercial, from April 2014 until May 2017. From April 2010 to January 2014, Mr. Miller was Senior Vice President and Chief Commercial Officer of Vivus, Inc., a biopharmaceutical company. From February 2006 to April 2010, Mr. Miller served as Vice President, Sales and Marketing, leading the HER Family Oncology Franchise, of Genentech, Inc., a biotechnology company and wholly owned subsidiary of Roche Holding Ltd. From January 2003 to December 2005, Mr. Miller served as the Senior Vice President, Chief Commercial Officer of Connetics Corporation, a specialty pharmaceutical company acquired by Stiefel Laboratories, Inc. Previously, from 1997 to 2001, he served as Vice President of the Urology Business Unit of ALZA Corporation, a pharmaceutical company acquired by Johnson & Johnson. Prior to 1997, Mr. Miller served 13 years in various sales and marketing positions at Syntex Corporation, a pharmaceutical company acquired by Roche Holding Ltd. He currently serves as a director on the board of Puma Biotechnology, Inc., a biopharmaceutical company, and as a member of two non-profit boards, the Leukemia and Lymphoma Society (Silicon Valley Chapter) and the Zane Beadles Parade Foundation. Mr. Miller received a B.S. in Business Administration and Finance from the University of San Francisco and an M.B.A. in Information and Computer Systems from San Francisco State University.

Matthew P. Young was appointed our Executive Vice President and Chief Financial Officer as of February 2015 and previously served as our Senior Vice President and Chief Financial Officer from March 2014 to February 2015 and as our Senior Vice President, Corporate Development from April 2013 to March 2014. Prior to joining us, Mr. Young worked in investment banking for approximately 20 years. From February 2009 to April 2013, Mr. Young served as a managing director in global healthcare of Barclays Capital Inc., an investment banking firm, where his role included acting as the co-head of life sciences at Barclays Capital. From 2007 to 2008, Mr. Young served as a managing director of Citigroup Global Markets Inc., an investment banking firm, and from 2003 to 2007, as a managing director of Lehman Brothers Inc., an investment banking firm. From 1992 to 2003, Mr. Young served in various capacities at other investment banking firms. In

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Executive Officers (continued)

2015, he joined the board of directors of PRA Health Sciences, Inc., a contract research company, where he currently serves on the compensation and audit committees. He is also a member of the board of directors and Chairman of the audit committee of CytomX Therapeutics, Inc., a biopharmaceutical company. Mr. Young received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania.

Iain McGill was appointed our Senior Vice President, Jazz Pharmaceuticals Europe and Rest of World as of March 2015. He served as Head of EUSA International and Senior Vice President, Jazz Pharmaceuticals from March 2014 to March 2015 and our Chief Commercial Officer, EUSA Pharma, from June 2012, when he joined Jazz Pharmaceuticals in connection with the EUSA Acquisition. From October 2011 until he joined Jazz Pharmaceuticals, Mr. McGill served as Chief Commercial Officer at EUSA Pharma (Europe) Ltd., where he previously served from August 2010 to September 2011 as President, Europe, International & Global Marketing, and from January 2010 to July 2010 as President of Europe. From 2006 to 2009, Mr. McGill served as Vice President and Global Business Manager at Wyeth, a pharmaceutical company acquired by Pfizer Inc. In 2016, he joined the board of directors and the audit committee of Otonomy Inc., a biopharmaceutical company. Mr. McGill began his pharmaceutical career in sales and over 20 years, held various positions in sales management, market research, marketing, business development and general management at Syntex Corporation (acquired by Roche Holding Ltd.), Roche Holding Ltd. and Novartis AG. Mr. McGill received a B.Sc in Biochemistry from the University of London.

Paul Treacy was appointed our Senior Vice President, Technical Operations in July 2014. From April 2010 to May 2013, he was Head of CMC, Supply Chain and Manufacturing at Janssen Alzheimer Immunotherapy Research & Development, LLC, a biotechnology company and a subsidiary of Johnson & Johnson. From August 2005 to April 2010, he served as General Manager of Janssen Biologics Ireland, a biopharmaceutical company and a subsidiary of Johnson & Johnson. From August 2002 to August 2005, Mr. Treacy was Vice President, Manufacturing Operations at Centocor Inc., a subsidiary of Johnson & Johnson, and from February 1999 to August 2002, he served as Executive Director, Operations, at Centocor BV. Mr. Treacy received a B.S. and an M.S. in Microbiology and a Higher Diploma in Computer Science from University College Cork and a Higher Diploma in Pharmaceutical Manufacturing Technology from Trinity College Dublin.

Karen J. Wilson was appointed our Senior Vice President, Finance and Principal Accounting Officer as of February 2013 and served as our Vice President, Finance and Principal Accounting Officer from the closing of the Azur Merger in January 2012 until February 2013. Prior to the Azur Merger, she served as Jazz Pharmaceuticals, Inc.’s Vice President, Finance beginning in February 2011 and was appointed Principal Accounting Officer in March 2011. From 2009 to January 2011, Ms. Wilson served as Vice President of Finance and Principal Accounting Officer at PDL BioPharma, Inc., a biotechnology company. From 2005 to 2009, she served as a principal at the consulting firm Wilson Crisler LLC. Prior to that, from 2001 to 2004, she was Chief Financial Officer of ViroLogic, Inc., a biosciences company. Prior to joining ViroLogic, Ms. Wilson served as Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc. from 1999 to 2001. Prior to 1999, Ms. Wilson worked for Deloitte & Touche LLP for ten years, serving clients in both the life sciences and technology fields. Ms. Wilson is a Certified Public Accountant in the State of California and received a B.S. in Business from the University of California, Berkeley.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals who served as our principal executive officer, principal financial officer and three other most highly compensated executive officers as of December 31, 2017. These individuals are our NEOs for 2017.

Bruce C. Cozadd	Chairman and Chief Executive Officer (CEO)
Matthew P. Young	Executive Vice President and Chief Financial Officer (CFO)
Russell J. Cox	Former Executive Vice President and Chief Operating Officer (COO)
Suzanne Sawochka Hooper	Executive Vice President and General Counsel (GC)
Karen Smith, M.D., Ph.D.	Former Executive Vice President, Research and Development and Chief Medical Officer (CMO)

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Executive Compensation (continued)

Executive Summary

Our compensation policies and elements are intended to provide the necessary incentives to properly align our executive officers’ performance with the interests of our shareholders while maintaining equitable and competitive executive compensation practices that enable us to attract and retain the highest caliber of executive officers.

2017 Performance Highlights

In 2017, we delivered record revenues while achieving two global regulatory approvals, launching an innovative new treatment for AML and advancing numerous early- and late-stage development programs. We continued to increase our focus on research and development activities and made substantial progress in multiple clinical programs, including with respect to line extensions, new indications for existing products and the generation of additional clinical data for existing products, all in our sleep and hematology/oncology therapeutic areas.

(1)	U.S. generally accepted accounting principles, or GAAP, net income and non-GAAP adjusted net income for the 2014 and 2015 periods are attributable to Jazz Pharmaceuticals plc.

(2)	For 2017, GAAP net income included a net tax benefit of $148.8 million resulting from provisional estimates based on our analysis of the U.S. Tax Cuts and Jobs Act, or the U.S. Tax Act. For 2014, GAAP net income included acquired in-process research and development costs of $202.6 million, primarily for the acquisition of rights to solriamfetol (JZP-110) and rights to defibrotide in the Americas. Among other adjustments, the net tax benefit resulting from the U.S. Tax Act for 2017 and the acquired in-process research and development costs for 2014 have been excluded from non-GAAP adjusted net income and non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc, respectively.

(3)	See the section “Reconciliations of Non-GAAP Financial Measures” below for reconciliations between GAAP net income and non-GAAP adjusted net income and, for the 2014 and 2015 periods, GAAP net income attributable to Jazz Pharmaceuticals plc and non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc.

(4)	Represents the compound annual growth rate (CAGR) for the period from 2014 through 2017.

Financial	•	2017 total revenues of $1,618.7 million increased approximately 9% over 2016

	•	2017 GAAP net income of $487.8 million compared to $396.8 million in 2016

	•	2017 non-GAAP adjusted net income of $676.7 million compared to $627.2 million in 2016

Xyrem	•	2017 net sales of Xyrem of $1,186.7 million increased approximately 7% over 2016

	•	Settled patent infringement litigation in April 2017 against first Xyrem ANDA filer, Roxane Laboratories, Inc., which was acquired by West-Ward Pharmaceuticals Corp. (a wholly owned subsidiary of Hikma Pharmaceuticals PLC)

Defitelio/defibrotide	•	2017 net sales of Defitelio of $133.7 million increased approximately 23% over 2016

Vyxeos	•	2017 net sales of Vyxeos of $33.8 million

	•	FDA approval of our Vyxeos new drug application, or NDA, followed by U.S. launch in August 2017

Clinical/Regulatory	•	Initiated Phase 3 study of JZP-258, an investigational new drug candidate that contains 90% less sodium than Xyrem, in first quarter of 2017

	•	Received regulatory approval for Defitelio in Canada in third quarter of 2017

	•	Submitted a marketing authorization application, or MAA, to the European Medicines Agency in November 2017 for Vyxeos for the treatment of t-AML or AML-MRC

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Total Revenues GAAP Net lncome(1)(2)Non-GAAP Adjusted Net lncome(1)(3) 2017 Target Total Direct Compensation Pay Mix Millions $ FY-17 GROWTH 9% 3 YR CAGR(4) 11% Millions $ 3 YR CAGR(4) 103% FY-17 GROWTH 23% Millions $ FY-17 GROWTH 8% 3 YR CAGR(4) 11%

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Executive Compensation (continued)

	•	Submitted NDA to the FDA in December 2017 for solriamfetol (JZP-110), a late-stage investigational compound being developed for potential treatment of excessive sleepiness in patients with narcolepsy and obstructive sleep apnea, and, in the first quarter of 2018, the FDA accepted our NDA for filing and set a target action date under the Prescription Drug User Fee Act of December 20, 2018

Corporate Development	•	In March 2017, executed license agreements granting Nippon Shinyaku Co., Ltd., or Nippon, exclusive rights to develop and commercialize Defitelio and Vyxeos in Japan

	•	In May 2017, entered into license agreement with XL-protein GmbH, or XLp, for the rights to develop, manufacture and commercialize products using XLp’s PASylation® Technology to extend the plasma half-life of selected asparaginase product candidates

	•	In August 2017, entered into collaboration and option agreement with ImmunoGen, Inc., or ImmunoGen, granting us rights to opt into exclusive, worldwide licenses to develop and commercialize two early-stage, hematology-related antibody-drug conjugate, or ADC, programs, as well as an additional ADC program to be designated during term of agreement

Key Features of Our Executive Compensation Program

	What We Do		What We Don’t Do
☑	Design executive compensation to align pay with performance	☒	No excessive change in control or severance payments
☑	Balance short-term and long-term incentive compensation, with the majority of executive compensation being “at-risk”	☒	No “single-trigger” cash or equity change in control benefits
☑	Use same performance bonus plan for all non-sales employees, including executives, with 100% of CEO’s bonus based on pre-established corporate performance goals	☒	No repricing of underwater stock options without prior shareholder approval
☑	Establish maximum payout amount under performance bonus plan and require threshold level of achievement for payout with respect to financial metrics	☒	No excessive perquisites
☑	Maintain share ownership guidelines (recently increased in 2018)	☒	No tax gross ups on severance or change in control benefits
☑	Provide “double-trigger” change in control benefits	☒	No post-termination retirement or pension benefits that are not available to employees generally
☑	Prohibit hedging and pledging by executive officers and directors	☒	No guaranteed bonuses or base salary increases
☑	Have 100% independent directors on the compensation committee
☑	Hire independent compensation consultant who reports directly to the compensation committee

2016 Annual Meeting Prior to 2016 Annual Meeting Discuss business strategy and performance Seek feedback on matters for shareholder consideration Publish Annual Report on Form 10-K and proxy statement, highlighting recent board and company activities After 2016 Annual Meeting Discuss vote outcomes from 2016 Annual Meeting in light of existing governance and compensation practices, as well as feedback received from shareholders during proxy season Review corporate governance trends, recent regulatory developments and our own policies and procedures Ongoing Shareholder Outreach and Engagement Off-Season Engagement and Evaluation of Practices Seek shareholder feedback regarding our board, governance and executive compensation practices to better understand investor viewpoints and inform discussions in the boardroom Evaluate potential changes to board, governance or executive compensation practices in light of shareholder feedback and review of practices

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Executive Compensation (continued)

2017 Pay-for-Performance Overview

A significant portion of target total direct compensation for our CEO and other NEOs is structured in the form of “at-risk” compensation, consisting of annual performance bonus and equity incentive awards, with the performance bonus payouts and equity award values dependent upon our company performance. This aligns our executives’ interests with those of our shareholders for near- and long-term performance. Target total direct compensation for 2017, as shown below, reflects annual base salary paid, annual target performance bonus and the grant date fair value of equity awards granted during the year (as such equity awards are reported in the Summary Compensation Table).

Compensation Philosophy and Objectives

Our executive compensation program is designed with the following objectives and philosophy:

•	Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

•	Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

•	Align pay with our performance. Our annual bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit, or RSU, awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

How We Determine Executive Compensation

Role of Our Compensation Committee and Executive Officers

The compensation committee is (and was at all times during 2017) composed entirely of independent directors, as defined by Rule 5605(a)(2) of the Nasdaq listing standards. Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. Our compensation committee also has the authority to take certain actions by written consent of all members. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our CEO, with input from members of our legal department, and is reviewed with the chairperson of the compensation committee. In 2017, the compensation committee met six times and did not act by unanimous written consent. As of the date of this proxy statement, in 2018, the compensation committee has met four times and has not acted by unanimous written consent.

The compensation committee reviews and oversees our compensation policies, plans and programs and reviews and generally determines the compensation to be paid to the executive officers, including the NEOs. Either the compensation committee or the independent members of our board of directors, upon recommendation from the compensation committee, approve certain compensation of our CEO, and references in this Compensation Discussion and Analysis to our board of directors approving our CEO’s compensation are to the independent members of our board of directors. The compensation committee does not delegate any of its functions to others in determining executive compensation.

In making executive compensation determinations, the compensation committee considers recommendations from our CEO. In making his recommendations, our CEO receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various third party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described below. While our CEO discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations and recommendations to our board of directors concerning, or our board of directors’ determination of, his own compensation. Members of our human resources and legal departments also attend compensation committee meetings.

Below are the highlights of the annual cycle our compensation committee follows in reviewing and making decisions with respect to our executive compensation program.

Role of the Independent Compensation Consultant

The compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the compensation committee in making annual compensation decisions. Since 2010, Radford, an Aon Hewitt Company and a subsidiary of Aon, has been engaged by the compensation committee each year to provide peer company and industry compensation data and provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee directors’ compensation. The compensation committee has also consulted with Radford to update the peer company and industry compensation data on an annual basis and as needed with respect to specific questions that arise and on an advisory basis with respect to addressing other responsibilities arising under the compensation committee charter, including trends and best practices regarding executive compensation and compensation committees, in order to help inform the compensation committee’s decisions. Radford reports directly to the compensation committee, which maintains the authority to direct Radford’s work and engagement, and advises the compensation committee and our human resources department on projects from time to time. Radford interacts with management to gain access to company information that is required to perform services and to understand the culture and policies of the organization. Radford attends compensation committee meetings, and the compensation committee and Radford meet in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our CEO’s compensation.

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Q1 Review prior year’s performance and determine bonus payout; set current year components and levels of compensation Q2 Consider any compensation- related proxy proposals and disclosures; review non-employee director compensation Q3 Review compensation-related corporate governance trends and any feedback received from shareholders; determine peer group for next year Q4 Discuss compensation philosophy and policy direction for next year, including components of compensation

2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

In assessing Radford’s independence from management in providing executive compensation services to the compensation committee, the compensation committee considered that Radford is only engaged by, takes direction from, and reports to, the compensation committee for such services and, accordingly, only the compensation committee has the right to terminate or replace Radford as its compensation consultant at any time. The compensation committee also analyzed whether the work of Radford as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration the following factors:

✓	the provision of other services to our company by Radford and its affiliates;	✓	any business or personal relationship of the individual compensation advisors with any compensation committee member;
✓	the amount of fees we paid to Radford and its affiliates as a percentage of Radford’s total revenue;	✓	Radford’s policies and procedures that are designed to prevent conflicts of interest; and
✓	any business or personal relationship of Radford or the individual compensation advisors employed by it with any executive officer of our company;	✓	any ordinary shares of our company owned by Radford or the individual compensation advisors employed by it.

The compensation committee has determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to our company has not created any conflict of interest.

Competitive Assessment of Compensation – Peer Companies and Market Data

Because we aim to attract and retain the most highly qualified executive officers in an extremely competitive market, the compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the compensation committee reviews market data for each executive officer’s position, compiled by Radford as described below, including information relating to the mix and levels of compensation for executive officers in the life sciences industry, with a focus on target total direct compensation in line with the compensation committee’s holistic approach to executive compensation.

2017 Peer Group. When developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2017, Radford re-examined our compensation philosophy and peer group criteria and companies to recommend changes to our 2016 peer group company list to reflect our growth, the increase in our revenues and market capitalization and the consolidation in our industry. Radford recommended companies:

•	in the life sciences industry (specifically biotechnology and specialty bio/pharma companies) with commercial products on the market;

•	with revenue of approximately one-fourth (0.25x) to three times (3x) our then-projected revenue (resulting in a range of generally $350 million to $4 billion in revenue);

•	with market values of approximately one-fourth (0.25x) to four times (4x) our market capitalization at the time (resulting in a range of between $2.3 billion to $36 billion in market capitalization); and

•	primarily located in the United States with a secondary focus on companies that are headquartered in Europe.

Based on these criteria, in August 2016, to form our 2017 peer group, Radford recommended, and our compensation committee approved, eliminating from our peer group Anacor Pharmaceuticals, Inc. (which was acquired since the 2016 peer group company list was approved).

2018 Peer Group. When developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2018, Radford recommended companies based on the same criteria used for the 2017 peer group, adjusted for then-current revenue and market values. Based on these criteria, in August 2017, Radford recommended, and our compensation committee approved, eliminating Actelion Ltd. and Medivation, Inc. (which were acquired since the 2017 peer group company list was approved) from our peers and adding Bioverativ Inc. to form our 2018 peer group.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Peer Group Inclusion
Name	2016	2017	2018
Actelion Ltd.	✓	✓
Alexion Pharmaceuticals, Inc.	✓	✓	✓
Alkermes plc	✓	✓	✓
Anacor Pharmaceuticals, Inc.	✓
BioMarin Pharmaceutical Inc.	✓	✓	✓
Bioverativ Inc.			✓
Endo International plc	✓	✓	✓
Horizon Pharma plc	✓	✓	✓
Incyte Corporation	✓	✓	✓
Ionis Pharmaceuticals, Inc.	✓	✓	✓
Mallinckrodt plc	✓	✓	✓
Medivation, Inc.	✓	✓
Regeneron Pharmaceuticals, Inc.	✓	✓	✓
Seattle Genetics Inc.	✓	✓	✓
Shire plc	✓	✓	✓
The Medicines Company	✓	✓	✓
United Therapeutics Corporation	✓	✓	✓
Vertex Pharmaceuticals Incorporated	✓	✓	✓
Peer Group Metrics ($ in millions)
Peer Revenue – 50th Percentile	780	1,144	1,226
Jazz Revenue	1,278	1,352	1,528
Jazz Revenue Percentile Rank	62nd	55th	56th
Peer Market Cap – 50th Percentile	9,812	8,229	8,785
Jazz Market Cap	9,301	8,683	9,152
Jazz Market Cap Percentile Rank	47th	51st	57th

The Jazz percentile ranks shown above reflect trailing 12 months’ revenue and 30-day average market capitalization for our company and the median of each peer group, measured as of the time Radford prepared its final recommendations regarding each peer group for the compensation committee.

2017 Market Data. In early 2017, Radford completed an assessment of executive compensation based on our 2017 peer group to inform the compensation committee’s determinations of executive compensation for 2017. This assessment used market data that was compiled from multiple sources, including: (i) data from the Radford Global Life Sciences Survey with respect to the 2017 peer group companies listed above, or the peer survey data; (ii) the 2017 peer group companies’ publicly disclosed information, or public peer data; and (iii) data from public biotechnology and pharmaceutical companies in the Radford Global Life Sciences Survey that had revenue from $350 million to $4 billion, or the general survey data, which included survey data with respect to our selected 2017 peer group companies. The components of the market data were based on the availability of sufficient comparative data for an executive officer’s position. Generally, peer survey data and public peer data are used in establishing market data reference points, and the general survey data is used when there is a lack of peer survey data and public peer data for an executive officer’s position. The peer survey data, the general survey data, and the public peer data, collectively referred to in this proxy statement as market data, were reviewed by the compensation committee, with the assistance of Radford, and used as one reference point, in addition to other factors, in setting our NEOs’ compensation.

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Executive Compensation (continued)

Use of 2017 Market Data. The compensation committee reviews target total direct compensation, comprising both target total cash compensation and equity compensation, against the market data described above primarily to ensure that our executive compensation program, as a whole, is positioned competitively to attract and retain the highest caliber of executive officers and that the total direct compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. The compensation committee does not target a specific percentile for setting the level of compensation for the NEOs and does not otherwise use a formulaic approach to setting pay against the market data; rather, the compensation committee reviews a range of market reference points (generally at the 25th, 50th, 60th and 75th percentiles of the market data) for target total direct compensation including the elements of pay (base salary, target annual performance bonus and equity awards) as one factor before making compensation determinations. The compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account company to company variations among actual roles with similar titles or the specific performance of the executive officers.

Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels that the compensation committee determines to be competitive and appropriate for each NEO, using the compensation committee’s professional experience and judgment. The compensation committee’s pay decisions are not driven by a particular target level of compensation to market data, and the compensation committee does not otherwise use a formulaic approach to setting executive pay. Instead, the compensation committee believes that executive pay decisions require consideration of multiple relevant factors, which may vary from year to year. The figure below reflects the factors the compensation committee considers in determining and approving the amount, form and mix of pay for our NEOs.

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2016 Annual Meeting Prior to 2016 Annual Meeting Discuss business strategy and performance Seek feedback on matters for shareholder consideration Publish Annual Report on Form 10-K and proxy statement, highlighting recent board and company activities After 2016 Annual Meeting Discuss vote outcomes from 2016 Annual Meeting in light of existing governance and compensation practices, as well as feedback received from shareholders during proxy season Review corporate governance trends, recent regulatory developments and our own policies and procedures Ongoing Shareholder Outreach and Engagement Off-Season Engagement and Evaluation of Practices Seek shareholder feedback regarding our board, governance and executive compensation practices to better understand investor viewpoints and inform discussions in the boardroom Evaluate potential changes to board, governance or executive compensation practices in light of shareholder feedback and review of practices

2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

2017 Advisory Vote on Executive Compensation and Shareholder Engagement

At our 2017 annual meeting, the shareholders approved, on an advisory basis, the compensation of the NEOs, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The compensation committee reviewed the final vote results for the proposal, and, given the significant level of shareholder support (93% of total votes cast with respect to the advisory proposal), concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes the NEOs and encourages long-term retention. Accordingly, the compensation committee and, with respect to our CEO’s compensation, our board of directors, determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote. Our compensation committee and, with respect to our CEO’s compensation, our board of directors, will continue to consider the outcome of our say-on-pay votes and our shareholders’ views when making future compensation decisions for the NEOs.

We also intend to continue to engage with our shareholders on topics of particular concern to shareholders. Shareholder feedback, including through direct discussions and prior shareholder votes, is reported to our compensation committee throughout the year. The graphic below describes our shareholder outreach and engagement cycle.

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Company performance Each NEO’s criticality to the business CEO’s recommendations (other than for himself), based on direct knowledge of NEO performance and his extensive industry experience Internal pay equity The need to attract and retain talent Aggregate compensation cost and impact on shareholder dilution Factors Used in Determining NEO Compensation Each NEO’s target total and historical compensation and equity ownership Range of market data reference points (generally the 25th, 50th, 60th and 75th percentiles of the market data) Radford’s recommendations on compensation policy, design and structure Shareholder feedback Each NEO’s past performance Independent judgment of members of compensation committee

2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Key Components and Design of the Executive Compensation Program

Total Direct Compensation

Our compensation program focuses on target total direct compensation, which consists of base salary, target bonus opportunity (which, together with base salary, we refer to as target total cash compensation), and long-term equity awards (valued based on an approximation of grant date fair value).

We also offer our executive officers severance benefits upon certain types of involuntary terminations in connection with a change in control. The table below captioned “Components of Total Direct Compensation” provides an explanation of key features of each of the primary components of our executive compensation program and why we provide the particular compensation component.

The compensation committee takes a holistic approach to compensation and seeks to ensure that the aggregate level of pay across all of the pay elements is meeting the company’s desired objectives for each executive officer. The compensation committee does not have any formal policies for allocating compensation among salary, performance bonus opportunity and equity grants. Instead, the compensation committee uses its experience and business judgment to establish a total compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, which it believes appropriate to achieve the goals of our executive compensation program and our corporate goals.

Because we believe it is important to our success to pursue long-term corporate objectives, to avoid excessive risk-taking, and to preserve our cash resources, a significant portion of the NEOs’ total direct compensation is comprised of “at-risk” compensation, consisting of performance-based bonus opportunities and long-term equity awards, which align the executive officers’ incentives with the interests of our shareholders. This allocation between “at-risk” and fixed compensation is consistent with our pay-for-performance philosophy.

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Performance Bonus Opportunity Long-Term Incentive Base Salary Awards TOTAL DIRECT COMPENSATION

2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Components of Total Direct Compensation

Component	Key Features	Purpose
Base Salary	• Fixed cash compensation	• Provides fixed level of compensation that is competitive within our industry and geographic areas
• No amount is guaranteed
• Amounts are reviewed and determined annually, and are generally effective by March 1 each year
Performance Bonus Award	• Cash compensation under the performance bonus plan, which is “at-risk” because the realized value is dependent upon achievement of performance objectives

•  Provides financial incentives for our executives officers to achieve key corporate objectives that drive our business

•  Rewards our executive officers for attaining corporate objectives and, for executive officers other than our CEO, their individual contributions toward such achievements

• Target bonuses are reviewed and determined annually and expressed as a percentage of annual base salary earned
• Bonus opportunity is directly dependent on achievement of specific corporate objectives derived from our annual corporate goals

•  Actual bonuses paid shortly after the end of each year, based on the extent corporate goals are attained as determined by the compensation committee, and for executive officers other than our CEO, their individual contributions toward such achievements

Long-Term Incentive Compensation

•  Equity compensation generally in the form of stock options and RSUs granted under the 2011 Equity Incentive Plan, which is “at-risk” because the realized value is dependent upon our share price

•  Awards are discretionary and reviewed and generally granted annually, early in the year, at time of hire or promotion or in other rare circumstances such as recognition of outstanding performance

•  Awards to executive officers are granted shortly after annual or quarterly financial results released to public

•  Stock options and RSUs generally vest over a 4-year period subject to executive officer’s continued service with us; stock option exercise price is set equal to fair market value on date of grant (i.e., closing price on Nasdaq Global Select Market)

•  We have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders

•  Fosters ownership culture

•  Links compensation to long-term success

•  Stock options are a key aspect of our pay-for-performance culture, by providing a return to our executive officers only if the market price of our ordinary shares appreciates over the stock option term

•  RSU awards cover fewer shares than the stock options that deliver a similar value to an executive officer, and as a result, RSU awards enable the company to minimize dilution to shareholders while reinforcing the importance of shareholder value creation

•  RSU awards provide a return based on the market price of our ordinary shares; if our share price declines, RSU awards correspondingly decline in value but still maintain value, and therefore, a mix of RSU awards and stock options aligns executive officers’ interests with those of shareholders by minimizing incentive for short-term risk-taking at the expense of realizing long-term value

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Executive Compensation (continued)

Other Benefits. Executive officers based in the United States are eligible to participate in all of our benefit plans, such as the 401(k) Plan (see the section below “Description of Compensation Arrangements—401(k) Plan”), our medical, dental, vision, short-term disability, long-term disability and group life insurance plans, in each case generally on the same basis as other employees. Executive officers based in the United States or Ireland are eligible to participate in our Employee Stock Purchase Plan, or ESPP, generally on the same basis as other employees. We also have a section 125 flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified healthcare expenses and qualified childcare expenses not reimbursed by insurance. We do not currently offer pension or other retirement benefits in the United States, but do offer pension or other retirement benefits in certain other countries.

Severance Benefits upon Change in Control. Executive officers based in the United States are also eligible to participate in our Amended and Restated Executive Change in Control and Severance Benefit Plan, or the change in control plan, which is described below under the headings “Additional Compensation Information—Change in Control Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.” The change in control plan provides certain severance benefits to participants, in connection with specified involuntary termination events, including termination without cause and constructive termination, following a change in control. Certain executive officers who are not employed by our U.S. affiliates receive comparable change in control benefits pursuant to their employment agreements. The compensation committee believes these severance benefits are important from a retention perspective to provide some level of protection to our executives who might be terminated following a change in control and that the amounts are reasonable and maintain the competitiveness of our executive compensation and retention program. The compensation committee believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect the interests of our shareholders by enhancing executive focus during rumored or actual change in control activity, retaining executives despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. We do not provide any tax gross up payments on severance benefits.

Clawback Requirement. As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

2017 Performance Bonus Program

The corporate objectives and relative weightings established by the board of directors for the 2017 performance bonus program that were communicated to the NEOs in early 2017 are described in the chart below. The total revenue objective described below included stretch goals with the opportunity to earn up to an additional 12.5% bonus program funding.

Following the end of the year, after adding together the resulting bonus pool funding percentages for the quantitative and qualitative objectives based on their relative weightings of 75% and 25%, respectively, the compensation committee approved an overall bonus pool funding percentage of 101.2% of the target bonus pool for the 2017 plan year, as further described below.

The compensation committee did not set specific objectives for individual executive officers. Each executive officer is responsible for contributing to the corporate objectives, individually and as part of the leadership team, with each objective deemed to be important in determining the level of the company’s performance during the year. In approving individual bonus awards, the compensation committee

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75% Quantitative Corporate Objectives 25% Qualitative Corporate Objectives 30% Total Revenue 25% Product Development 20% Adjusted Net Income 15% Corporate Development 10% Operational, Efficiency and Organizational

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Executive Compensation (continued)

considers the individual contribution towards the company’s achievement of the corporate objectives by each executive officer (other than our CEO). The actual bonus payments approved for each of the NEOs for 2017 are described below under “2017 Compensation Decisions for Our Named Executive Officers.”

Quantitative Objectives

Each of the three main quantitative, or objectively measurable, objectives for 2017, with a total relative overall weighting of 75%, is described in the table and accompanying footnotes below, including each objective’s weighting, actual results and performance multipliers, as well as the total bonus pool funding percentage resulting from the level of achievement of the quantitative objectives.

The compensation committee defined an algorithm with respect to each main quantitative objective (as well as the total revenue stretch goals discussed below) for calculating the bonus pool funding attributable to the extent of achievement for each such objective. With respect to the total revenue objective, the compensation committee approved four related additional, or stretch, goals, each with its own individual weighting. The compensation committee set specific threshold and maximum levels of achievement for the total revenue objective and the related stretch goals, as well as for the adjusted net income objective, which are described in the footnotes to the table below. For the quantitative product development objective, the compensation committee established various objectively measurable target goals within this objective but did not set a threshold performance level; rather, an overall achievement of between 0% and 200%, measured against the multiple targets as described in more detail below, was determined by the compensation committee and used to calculate the applicable bonus pool funding percentage attributable to such objective.

Quantitative Objectives		Weighting	Actual Results	Multiplier	Bonus Pool Funding(3)
1.	Total Revenue Objective: Achieve total revenue in 2017 of $1,685 million (at budgeted foreign currency exchange rates)(1)	25%	Below target: Total revenue of $1,618.7 million, as reported	78%(2)	19.5%
	• Stretch goal: Achieve certain Xyrem year-over-year bottle volume growth(4)	5%	Below threshold	N/A	0%
	• Stretch goal: Exceed budgeted Vyxeos U.S. sales volume(5)	3.5%	Achieved at 100% level	100%	3.5%
	• Stretch goal: Exceed budgeted Defitelio U.S. sales volume(6)	2%	Below threshold	N/A	0%
	• Stretch goal: Exceed budgeted ex-U.S. Defitelio sales(7)	2%	Below threshold	N/A	0%
2.	Adjusted Net Income Objective: Achieve non-GAAP adjusted net income* in 2017 of $683 million(1)	20%	Below target: non-GAAP adjusted net income* of $676.7 million, as reported	97%(8)	19.4%
3.	Product Development Objective: Maximize value of products and pipeline(9)	30%	Achieved at 120% level(9)	120%	36.0%

	Total				78.4%

(1)	If the specified threshold annual performance level was met (90% of target for the total revenue objective and the adjusted net income objective), then a pre-established scaled performance multiplier (ranging from 50% to 150% for the total revenue objective and 50% to 200% for the adjusted net income objective) would be used to calculate the applicable bonus pool funding percentage attributable to such quantitative objective. The performance multiplier would be zero if performance was below the threshold level, 50% if performance was at the threshold level, and then scaled for performance between 51% and the applicable maximum level. The performance multiplier was capped for performance above the specified maximum performance level (110% of target for the total revenue objective and 120% of target for the adjusted net income objective).

(2)	To calculate the threshold performance achievement level and performance multiplier, (i) the reported revenue of $1,618.7 million was decreased by approximately $5 million to adjust for certain transaction-related revenues and approximately $9 million to adjust for the impact of foreign currency exchange rates that were more favorable than the budgeted rates and (ii) the total revenue objective was also decreased by approximately $7 million to account for the timing of Vyxeos approval, which occurred slightly later than budgeted.

(3)	The percentages in this column represent, for each quantitative corporate objective, the weight of the quantitative objective multiplied by the performance multiplier that corresponds to the actual achievement of such quantitative objective.

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(4)	With respect to the Xyrem bottle growth stretch goal, 6.4% annual bottle volume growth would have resulted in 2.5% added to the total bonus pool funding percentage, and 7.0% annual bottle volume growth would have resulted in another 2.5% added to the total bonus pool funding percentage. Actual achievement of 0.4% bottle volume growth for 2017 was below the threshold level of achievement.

(5)	With respect to the Vyxeos U.S. sales volume stretch goal, the performance levels were set at achievement above the budgeted U.S. sales volume. Exceeding the sales volume budget by 10% would have resulted in 1.75% added to the total bonus pool funding percentage, and exceeding the sales volume budget by 20% would have resulted in another 1.75% added to the total bonus pool funding percentage. This stretch goal was inherently difficult to achieve from the outset and dependent upon meeting multiple uncertain milestones on or ahead of schedule, including: completion of our rolling NDA submission; acceptance of our NDA and receipt of priority review by the FDA; completion of chemistry, manufacturing and controls activities in support of our NDA; approval of our NDA by the FDA; completion of product testing for compliance with final specifications; and the successful launch and shipment of Vyxeos. Actual Vyxeos U.S. sales volume for 2017, resulting in actual sales of $33.8 million, exceeded budget by more than 20% after adjusting for the timing of Vyxeos approval.

(6)	With respect to the Defitelio U.S. sales volume stretch goal, the performance levels were set at achievement above the budgeted U.S. sales volume, which were aggressively set at levels that were intended to have a low estimated probability of achievement, similar to the probability of achievement of our 2016 Defitelio U.S. sales volume stretch goal, which we also did not achieve. Exceeding the sales volume budget by 10% would have resulted in 1% added to the total bonus pool funding percentage, and exceeding the sales volume budget by 20% would have resulted in a another 1% added to the total bonus pool funding percentage. Actual Defitelio U.S. sales volume for 2017, resulting in actual U.S. sales of $39 million, was below budget and the threshold level of achievement.

(7)	With respect to the ex-U.S. Defitelio sales stretch goal, the performance levels were set at achievement above budgeted ex-U.S. sales. Exceeding the sales budget by 5% would have resulted in 1% added to the total bonus pool funding percentage, and exceeding the sales volume budget by 10% would have resulted in another 1% added to the total bonus pool funding percentage. Actual Defitelio ex-U.S. sales for 2017, which were adjusted for the impact of foreign currency exchange rates that were more favorable than budgeted rates, were below budget and did not meet the threshold level of achievement. To calculate the level of achievement, actual sales of $95 million were decreased by approximately $6 million to adjust for the impact of foreign currency exchange rates that were more favorable than the budgeted rates.

(8)	To calculate the threshold performance achievement level and performance multiplier, (i) both reported non-GAAP adjusted net income and the related performance objective were increased by approximately $6 million to account for certain transaction-related items and the timing of Vyxeos approval, which occurred later than budgeted, and (ii) the reported non-GAAP adjusted net income was decreased by approximately $4 million to account for certain changes in French tax rates.

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Executive Compensation (continued)

(9)	With respect to the product development objective, the compensation committee determined that the actual achievement by the company was 120%, resulting in a performance multiplier of 120%, and therefore, a 36% bonus pool funding percentage, based on achievement with respect to the unweighted performance criteria as described below:

Performance Category	Target Goals and Results
Sleep Therapeutic Area Clinical Activities

This performance category consisted of the following goals: (i) producing top-line results from three Phase 3 clinical trials of solriamfetol by the first half of 2017 and final carcinogenicity reports by the second quarter of 2017; (ii) NDA submission for solriamfetol by the fourth quarter of 2017; (iii) supplemental NDA submission for Xyrem in pediatric patients by the fourth quarter of 2017; (iv) first patient enrolled by the first quarter of 2017, and achieving a threshold level of enrollment by the fourth quarter of 2017, in a Phase 3 clinical trial of our low sodium oxybate product candidate, JZP-258; (v) first patient enrolled by the fourth quarter of 2017 in a Phase 1 clinical trial of our oxybate once nightly product candidate; and (vi) first patient enrolled by the first quarter of 2017, and achieving a threshold level of enrollment by the fourth quarter of 2017, in a Phase 2 clinical trial of solriamfetol in the treatment of Parkinson’s Disease. The compensation committee determined that we had met a majority of the performance goals for this category. Although we were not able to submit our supplemental NDA for Xyrem in pediatric patients by the fourth quarter of 2017 or achieve our threshold level of enrollment target in our Phase 2 trial of solriamfetol in the treatment of Parkinson’s Disease, the compensation committee considered our success in achieving our high priority programs on schedule, and in particular, our solriamfetol development program, which was prioritized in the allocation of our resources and attention.

Hematology/Oncology Therapeutic Area Clinical Activities

This performance category consisted of the following goals: (i) NDA submission for Vyxeos by the first quarter of 2017 and marketing authorization application, or MAA, submission for Vyxeos by the second half of 2017; (ii) CombiPlex platform development and identification of at least one product candidate for preclinical in vivo exploration by the fourth quarter of 2017; (iii) finalization of clinical development and regulatory strategy for recombinant crisantaspase by the fourth quarter of 2017; and (iv) initiation of Phase 2 trial for defibrotide in the prevention of acute Graft versus Host Disease, or aGvHD, by the fourth quarter of 2017. Although we were unable to initiate the Phase 2 trial for defibrotide in the prevention of aGvHD on schedule, the compensation committee determined that we met a majority of the performance goals for this category, particularly our higher priority goals relating to Vyxeos NDA and MAA submissions.

In determining that the actual achievement by the company was 120% for the product development objective, the compensation committee employed a holistic analysis that took into account the compensation committee’s assessment of the degree to which the product development objective criteria were met as a whole against the backdrop of competing development priorities. In this regard, the compensation committee took into account the fact that the company had multiple planned milestones in 2017 and that the solriamfetol NDA submission and the Vyxeos NDA and MAA submissions in particular required dedication of significant development resources that made achieving the established performance criteria more difficult. In addition, certain of the 2017 development criteria were aggressive and set at challenging levels. After considering the extent to which the performance criteria had been met as a whole against the backdrop of competing priorities, and after factoring in the difficulty of achievement of the performance criteria that were met and that were not met, the compensation committee determined that, on balance, the achievement by the company was at the 120% level.

*	Non-GAAP adjusted net income is a non-GAAP financial measure that both excludes certain items from our GAAP reported net income and includes certain tax-related adjustments. For more information on our presentation and calculation of non-GAAP adjusted net income, and a reconciliation of non-GAAP adjusted net income to GAAP net income, see “Reconciliations of Non-GAAP Financial Measures” below. In addition, solely for purposes of calculating the performance multiplier for 2017, non-GAAP adjusted net income and the performance objective included additional adjustments as set forth in footnote (8) to this table.

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Executive Compensation (continued)

Qualitative Objectives

The qualitative corporate objectives approved by the board of directors fell into two categories: (1) progress on corporate development activities, with a relative weighting of 15%, and (2) a demonstrated commitment to and progress on certain organizational and strategic execution goals, with a relative weighting of 10%. Achievement of the qualitative objectives is inherently less objectively measurable than with respect to the quantitative objectives.

Corporate Development Objective. The objective relating to progress on corporate development activities consisted of advancing and integrating our corporate strategy with an emphasis on deal readiness and a view to one or more corporate development transactions in 2017 that would meaningfully diversify our business and grow revenues over time. The multiplier applied to the corporate development objective ranged from 0% to 200%, based on the compensation committee’s determination of the extent to which the corporate development objective was achieved during the year. In considering the company’s corporate development accomplishments in 2017, the compensation committee noted that we had completed several transactions in 2017 that we believe will meaningfully diversify our business and grow revenues over time. In this regard, the compensation committee weighed heavily our execution of licensing agreements with Nippon and XLp and a collaboration and option agreement with ImmunoGen, our overall deal readiness and our active and thoughtful corporate development process that led to the evaluation of several other opportunities during the year. Due to our robust process in developing a pipeline of high quality potential deals and our success in executing on transactions that have the potential to diversify and add future revenue-generating products to our portfolio, the compensation committee determined that, as a whole, our achievement resulted in a multiplier of 85% and, therefore, a 12.8% bonus pool funding percentage for the 2017 corporate development objective.

Organizational and Strategic Execution Objective. With respect to the organizational and strategic execution objective, the compensation committee established three sub goals. Because the sub goals are not objectively measurable, they were not assigned individual weightings. The multiplier applied to the organizational corporate objective ranged from 0% to 200%, based on the compensation committee’s determination of the extent to which the aggregate organizational corporate objective, including sub goals, were achieved, as a whole, during the year. The organizational corporate objective sub goals were:

•	delivering integrated strategic plans and product portfolio recommendations;

•	developing capabilities identified as critical to achieving our corporate strategy; and

•	attracting and retaining talent to drive execution of initiatives.

In evaluating the organizational and strategic execution objective, the compensation committee determined that the following accomplishments were relevant: (i) entry into a settlement with the first Xyrem ANDA filer; (ii) completion of a private placement of $575 million principal amount of 1.50% exchangeable senior notes due 2024, or our exchangeable notes offering; (iii) demonstrated, measurable progress toward employee development and organizational and operational improvements; and (iv) progress toward mitigating product supply and other operational risks. The compensation committee also balanced these accomplishments against certain challenges experienced in 2017, including supply interruptions of Erwinaze throughout 2017 and central pharmacy operational changes that delayed some Xyrem prescription fulfillment. After taking into consideration both our accomplishments and challenges with respect to these sub goals, the compensation committee determined that as a whole, our overall achievement resulted in a multiplier of 100% and therefore, a 10% bonus pool funding percentage for the 2017 organizational and strategic execution objective.

2017 Compensation Decisions for Our Named Executive Officers

General Approach

In making compensation decisions for 2017, the compensation committee considered the factors discussed in “Factors Used in Determining Executive Compensation” above and the compensation committee’s specific compensation objectives for 2017. Our compensation committee did not use a formula or assign a particular weight to any one factor in determining each NEO’s target total direct compensation. Rather, our compensation committee’s determination of the target total direct compensation, mix of cash and equity and fixed and “at-risk” pay opportunities was a subjective, individualized decision for each NEO. The compensation committee reviewed and considered each element of pay in the context of the overall target total direct compensation for each NEO. When the compensation committee made changes to one element of pay, those changes were made in the context of the levels of the other elements of pay, and the resulting target total direct compensation for each NEO. As a result, the 2017 pay decisions for each NEO are presented holistically in this section.

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Executive Compensation (continued)

The compensation committee also reviewed market data with respect to target total direct compensation for similarly-situated executives of our peer companies, and also had access to market data with respect to target total cash compensation and target equity award grants. However, as described above, the compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account company-by-company variations among actual roles with similar titles or the specific performance of our executive officers.

Summary of 2017 Compensation Decisions

Target Total Cash Compensation. The compensation committee increased each NEO’s base salary for 2017, and the new base salary rates were effective February 18, 2017. There were no changes to the 2017 target performance bonuses (expressed as a percentage of base salary) for any of the NEOs because the compensation committee determined the current percentages remained at appropriate levels and were consistent with our philosophy that the target percentages should generally vary based on each NEO’s job level in order to promote internal equity for positions of similar scope and impact and to reinforce teamwork across the executive group. Mr. Cozadd’s annual target performance bonus (as a percentage of salary) was set at a higher percentage than the percentages for other NEOs to reflect that he has ultimate responsibility for our company’s performance. Mr. Cozadd’s target bonus percentage has remained the same since 2012.

Target Equity Compensation and Impact on Target Total Direct Compensation. In determining the appropriate size of 2017 equity award grants, at the time the compensation committee (and the board of directors, with respect to Mr. Cozadd) made its decisions, after careful consideration, the compensation committee aimed to deliver equity awards to each executive officer of a similar value to those delivered in 2016 to balance the need to manage overall dilution to our shareholders, maintain equity opportunities competitive with the market and serve the retention and incentive purposes of the awards. As a result of our share price increasing between when the compensation committee approved the equity awards and when the equity awards were granted (pursuant to our equity incentive grant policy), as further described below, each NEO’s equity award grant date value, and resulting target total direct compensation for 2017, were modestly higher than in 2016, as shown in the tables below.

Form and Mix of Equity Awards and Share Amount Determinations. The compensation committee intended to deliver approximately 50% of the potential value of each NEO’s equity award in the form of stock options and 50% of the potential value in the form of RSUs, in each case based on an approximation of grant date fair value, using an approximately 2.5 to 1 ratio of stock option grants to RSUs, in order to mitigate dilution and to reflect the increased value of receiving shares at full value without the payment of an exercise price. The 50/50 value split was consistent with our historical practices for both our executive officers and other employees and took into consideration peer practices and market data. The actual share amounts granted to each executive officer were determined by applying the company’s 90-day average share price (as of December 31, 2016) to the grant date fair value of the award, which the compensation committee and, in the case of Mr. Cozadd, the board of directors, intended to deliver (dividing such value by the average share price, in the case of RSUs and applying a Black-Scholes option pricing model calculation using the average share price, in the case of stock options). A 90-day average share price was used, rather than a single day share price, in order to provide a more stabilized share value less susceptible to possible swings in the market. The exercise price of each stock option is equal to our closing share price on Nasdaq Global Select Market on the date of grant. The compensation committee understands that this process can result in the actual reported grant date value of an award being higher or lower than the intended value approved by the compensation committee, but has considered, in consultation with Radford, various approaches to granting equity awards, each of which have advantages and disadvantages, and determined that the process described above, which has been used historically by the compensation committee, is the most appropriate for the company at this time. The shares subject to the option awards vest over four years, with 25% vesting on the one-year anniversary of the grant date and the remainder vesting in equal monthly installments thereafter over the remaining 36 months. The RSUs vest over four years in equal annual installments.

On an annual basis, the compensation committee reviews market trends, including market peer use of performance-based vesting for equity awards, which are often favored by proxy advisory firms and certain institutional investors. For 2017, the compensation committee determined that equity awards vesting over time continued to be the most appropriate incentive structure for our executive officers to reward performance over time and achieve our retention objectives. Our time-based vesting schedules deliver retention incentives for the company over the long-term and, unlike awards that vest based on pre-determined operational or market goals, do not create incentives for inappropriate short-term risk-taking at the expense of realizing long-term value or the potential incentive for unethical conduct. In addition, we deliver a meaningful portion of compensation in the form of annual incentive compensation that is directly tied to, and incentivizes our executives to work towards, achievement of our key corporate goals. The key purposes served by time-vesting options and RSUs for 2017 are further discussed above in the chart captioned “Components of Total Direct Compensation.”

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Executive Compensation (continued)

Individual NEO Compensation Decisions

Below are summaries, for each NEO individually, of the compensation committee’s decisions about 2017 target total direct compensation and the changes from each NEO’s 2016 target total direct compensation. As described above, when making the 2017 compensation decisions, the compensation committee focused primarily on the target total direct compensation for each NEO while considering the factors set forth in the section titled “Factors Used in Determining Executive Compensation” and the compensation committee’s specific compensation objectives for 2017. The footnotes to the tables also include the actual performance bonus paid to each of the NEOs for 2017 and how that actual bonus compared to each NEO’s target bonus.

Bruce C. Cozadd, Chairman and CEO

	2016 Pay ($)	2017 Pay ($)	Change (%)	2017 Pay Relative to Market Data (percentile)(1)
Target Total Cash Compensation	1,842,308	1,905,385	3.4
Base Salary (2)	925,000	955,000
Target Performance Bonus (3)	917,308	950,385
Target Equity Compensation (4)	6,933,442	8,381,703	20.9
Options	3,109,285	3,669,875
RSUs	3,824,157	4,711,828
Target Total Direct Compensation (5)	8,775,750	10,287,088	17.2	<50th

(1)	Reflects where the 2017 target total direct compensation (annual base salary, target performance bonus and the target equity compensation value approved by the compensation committee) fell within the market data at the time reviewed and approved by the compensation committee. The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which was higher than the target equity compensation value approved by the compensation committee as a result of the timing of the grant and our share price increase, as described above.

(2)	Represents annual base salary rate for the applicable year.

(3)	Target amounts are as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively, and reflect the target percentage of base salary earned for each fiscal year. The 2017 amount reflects a target performance bonus of 100% of base salary earned, unchanged from the target performance bonus percentage for 2016. The actual 2017 performance bonus paid was $961,800, reflecting 101.2% of the target performance bonus, based entirely on the overall 2017 bonus pool funding percentage of 101.2%. The compensation committee (with approval from the board of directors) determined that the overall 2017 bonus pool funding percentage of 101.2% was applicable to Mr. Cozadd, because, as CEO, Mr. Cozadd is responsible for the company meeting all of its objectives.

(4)	Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(5)	The compensation committee and board of directors designed Mr. Cozadd’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. Consistent with the approach for 2017 equity award grants described above, the compensation committee and board of directors generally aimed to deliver equity awards to Mr. Cozadd of a similar grant date value to those delivered to him in 2016; however, as a result of the timing of his grant and our share price increase, Mr. Cozadd’s equity award grant date value and resulting target total direct compensation for 2017 were ultimately higher than in 2016. The compensation committee believed it was appropriate to provide a modest increase to his base salary in 2017 in recognition of his individual performance and in line with general market increases. As described above, Mr. Cozadd’s target bonus percentage remained the same as in 2016, and while the increase in his base salary resulted in a higher target performance bonus opportunity, Mr. Cozadd’s target total direct compensation for 2017 was still below the median of the market data.

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Executive Compensation (continued)

Matthew P. Young, Executive Vice President and CFO

	2016 Pay ($)	2017 Pay ($)	Change (%)	2017 Pay Relative to Market Data (percentile)(1)
Target Total Cash Compensation	802,192	849,962	6.0
Base Salary (2)	520,000	550,000
Target Performance Bonus (3)	282,192	299,962
Target Equity Compensation (4)	2,012,935	2,422,458	20.3
Options	902,696	1,060,658
RSUs	1,110,239	1,361,800
Target Total Direct Compensation (5)	2,815,127	3,272,420	16.2	50th

(1)	Reflects where the 2017 target total direct compensation (annual base salary, target performance bonus and the target equity compensation value approved by the compensation committee) fell within the market data at the time reviewed and approved by the compensation committee. The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with ASC 718, which was higher than the target equity compensation value approved by the compensation committee as a result of the timing of the grant and our share price increase, as described above.

(2)	Represents annual base salary rate for the applicable year.

(3)	Target amounts are as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively, and reflect the target percentage of base salary earned for each fiscal year. The 2017 amount reflects a target performance bonus of 55% of base salary earned, unchanged from the target performance bonus percentage for 2016. The actual 2017 performance bonus paid was $315,000, reflecting 105% of target performance bonus, based on the overall 2017 bonus pool funding percentage of 101.2% and Mr. Young’s significant individual contributions to such achievement. Specifically, the compensation committee considered Mr. Young’s overall leadership across the company, including our finance organization, investor relations, facilities and information technology, his performance with respect to the execution of corporate development and capital financing priorities in 2017, particularly with respect to the exchangeable notes offering, and his criticality to the company’s business as a whole.

(4)	Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(5)	The compensation committee designed Mr. Young’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. For 2017, the compensation committee decided that each of the executive vice presidents would receive the same size equity awards to encourage the leadership team to work together for the long-term success of the business. Consistent with the approach for 2017 equity award grants described above, the compensation committee generally aimed to deliver equity awards to the executive vice presidents of a similar grant date value to those delivered to executive vice presidents in 2016; however, as a result of the timing of his grant and our share price increase, Mr. Young’s target equity award grant date value and resulting target total direct compensation for 2017 were ultimately higher than in 2016. The compensation committee determined it was appropriate to increase Mr. Young’s base salary from an internal pay equity perspective, in an amount that reflects his knowledge and expertise in the role and the criticality of Mr. Young’s role as our CFO and to bring his base salary closer to other NEOs who contribute similarly. As described above, Mr. Young’s target bonus percentage remained the same as in 2016, and the increase in his base salary resulted in the higher target performance bonus opportunity shown above.

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Executive Compensation (continued)

Russell J. Cox, Former Executive Vice President and COO

	2016 Pay ($)	2017 Pay ($)	Change (%)	2017 Pay Relative to Market Data (percentile)(1)
Target Total Cash Compensation	889,135	913,231	2.7
Base Salary (2)	575,000	590,000
Target Performance Bonus (3)	314,135	323,231
Target Equity Compensation (4)	2,012,935	2,422,458	20.3
Options	902,696	1,060,658
RSUs	1,110,239	1,361,800
Target Total Direct Compensation (5)	2,902,070	3,335,689	14.9	<60th

(1)	Reflects where the 2017 target total direct compensation (annual base salary, target performance bonus and the target equity compensation value approved by the compensation committee) fell within the market data at the time reviewed and approved by the compensation committee. The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with ASC 718, which was higher than the target equity compensation value approved by the compensation committee as a result of the timing of the grant and our share price increase, as described above.

(2)	Represents annual base salary rate for the applicable year.

(3)	Target amounts are as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively, and reflect the target percentage of base salary earned for each fiscal year. The 2017 amount reflects a target performance bonus of 55% of base salary earned, unchanged from the target performance bonus percentage for 2016. Based on the company’s overall 2017 bonus pool funding percentage of 101.2% and Mr. Cox’s individual contributions to such achievement, Mr. Cox would otherwise have been entitled to 101.2% of his target performance bonus had he continued to be employed. However, the compensation committee exercised negative discretion under the 2017 performance bonus program to reduce his bonus by half, which the compensation committee felt was appropriate in light of Mr. Cox’s resignation, yet recognizing that he served as COO for the entire year and significantly contributed to the company meeting all of its operational objectives. The actual 2017 performance bonus paid was $162,000, half of 101.2% of Mr. Cox’s target performance bonus.

(4)	Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(5)	The compensation committee designed Mr. Cox’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. For 2017, the compensation committee decided that each of the executive vice presidents would receive the same size equity awards to encourage the leadership team to work together for the long-term success of the business. Consistent with the approach for 2017 equity award grants described above, the compensation committee aimed to deliver equity awards to the executive vice presidents of a similar grant date value to those delivered to executive vice presidents in 2016; however, as a result of the timing of his grant and our share price increase, Mr. Cox’s target equity award grant date value and resulting target total direct compensation for 2017 were ultimately higher than in 2016. The compensation committee determined that Mr. Cox’s target equity compensation taken together with Mr. Cox’s target total cash compensation (resulting in his target total direct compensation falling below the 60th percentile of the market data) was appropriate because of Mr. Cox’s scope of responsibility and the criticality of his role. The compensation committee determined it was appropriate to increase Mr. Cox’s base salary in an amount necessary to reflect his increased scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs. As described above, Mr. Cox’s target bonus percentage remained the same as in 2016, and the increase in his base salary resulted in the higher target performance bonus opportunity shown above.

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Executive Compensation (continued)

Suzanne Sawochka Hooper, Executive Vice President and GC

	2016 Pay ($)	2017 Pay ($)	Change (%)	2017 Pay Relative to Market Data (percentile)(1)
Target Total Cash Compensation	811,635	850,385	4.8
Base Salary (2)	525,000	550,000
Target Performance Bonus (3)	286,635	300,385
Target Equity Compensation (4)	2,012,935	2,422,458	20.3
Options	902,696	1,060,658
RSUs	1,110,239	1,361,800
Target Total Direct Compensation (5)	2,824,570	3,272,843	15.9	60th

(1)	Reflects where the 2017 target total direct compensation (annual base salary, target performance bonus and the target equity compensation value approved by the compensation committee) fell within the market data at the time reviewed and approved by the compensation committee. The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with ASC 718, which was higher than the target equity compensation value approved by the compensation committee as a result of the timing of the grant and our share price increase, as described above.

(2)	Represents annual base salary rate for the applicable year.

(3)	Target amounts are as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively, and reflect the target percentage of base salary earned for each fiscal year. The 2017 amount reflects a target performance bonus of 55% of base salary earned, unchanged from the target performance bonus percentage for 2016. The actual 2017 performance bonus paid was $350,000, reflecting 116.5% of target performance bonus, based on the overall 2017 bonus pool funding percentage of 101.2% and Ms. Hooper’s significant individual contributions to such achievement. Specifically, the compensation committee considered Ms. Hooper’s leadership in settling the company’s litigation with the first Xyrem ANDA filer, her oversight of complex strategic matters relating to Xyrem and our other products and her performance with respect to executing corporate development and financing priorities in 2017.

(4)	Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(5)	The compensation committee designed Ms. Hooper’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. For 2017, the compensation committee decided that each of the executive vice presidents would receive the same size equity awards to encourage the leadership team to work together for the long-term success of the business. Consistent with the approach for 2017 equity award grants described above, the compensation committee generally aimed to deliver equity awards to the executive vice presidents of a similar grant date value to those delivered to executive vice presidents in 2016; however, as a result of the timing of her grant and our share price increase, Ms. Hooper’s target equity award grant date value and resulting target total direct compensation for 2017 were ultimately higher than in 2016. Ms. Hooper’s resulting target total direct compensation fell around the 60th percentile of the market data, which the compensation committee determined was appropriate because of Ms. Hooper’s experience, her oversight of multiple functions including legal, compliance, corporate affairs and government relations, and her sustained contribution and overall criticality to our business. The compensation committee determined it was appropriate to increase Ms. Hooper’s base salary because of her contributions to achieving strategic initiatives in line with corporate objectives. As described above, Ms. Hooper’s target bonus percentage remained the same as in 2016, and the increase in her base salary resulted in the higher target performance bonus opportunity shown above.

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Executive Compensation (continued)

Karen Smith, M.D., Ph.D., Former Executive Vice President, Research and Development and CMO

	2016 Pay ($)	2017 Pay ($)	Change (%)	2017 Pay Relative to Market Data (percentile)(1)
Target Total Cash Compensation	723,269	804,308	11.2
Base Salary (2)	500,000	520,000
Target Performance Bonus (3)	223,269	284,308
Target Equity Compensation (4)	1,341,956	2,092,403	55.9
Options	601,797	915,873
RSUs	740,159	1,176,530
Target Total Direct Compensation (5)	2,065,225	2,896,711	40.3	<25th

(1)	Reflects where the 2017 target total direct compensation (annual base salary, target performance bonus and the target equity compensation value approved by the compensation committee) fell within the market data at the time reviewed and approved by the compensation committee. The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with ASC 718, which was higher than the target equity compensation value approved by the compensation committee as a result of the timing of the grant and our share price increase, as described above.

(2)	Represents annual base salary rate for the applicable year.

(3)	Target amounts are as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively, and reflect the target percentage of base salary earned for each fiscal year. In May 2017, Dr. Smith was promoted from senior vice president to executive vice president. Prior to her promotion, the compensation committee had decided that Dr. Smith should receive a target performance bonus of 50% of base salary, which is higher than the standard target performance bonus percentage for other senior vice presidents, given the scope of Dr. Smith’s responsibility and role on the leadership team. After her promotion, her target performance bonus percentage increased to 55% of base salary earned, consistent with the percentage of other executive vice presidents. The actual 2017 performance bonus paid was $287,700, reflecting 101.2% of target performance bonus, based on the overall 2017 bonus pool funding percentage of 101.2% and Dr. Smith’s individual contributions to such achievement. Specifically, the compensation committee considered that Dr. Smith oversaw a large and complex function that successfully executed on the quantitative and qualitative objectives related to the company’s product development priorities in 2017.

(4)	Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2016 and 2017, respectively. In May 2017, Dr. Smith was promoted from senior vice president to executive vice president. In connection with her promotion, she received a second equity grant. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(5)	The compensation committee designed Dr. Smith’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective, in line with our pay-for-performance philosophy. Consistent with the approach for 2017 equity award grants described above, the compensation committee aimed to deliver equity awards to Dr. Smith of a similar grant date value to those delivered to Dr. Smith in 2016; however, as a result of the timing of her grant and our share price increase, Dr. Smith’s target equity award grant date value and resulting target total direct compensation for 2017 were ultimately higher than in 2016. In addition, in May 2017, Dr. Smith was promoted from senior vice president to executive vice president. In connection with her promotion, the compensation committee approved an additional equity grant of 1,000 RSUs and 2,500 options, using an approximately 2.5 to 1 ratio of stock option grants to RSUs consistent with the annual grants, which amount the compensation committee determined was appropriate to bring her total annual equity grants for 2017 closer to the value granted to other executive vice presidents. The compensation committee determined it was appropriate to increase Dr. Smith’s base salary from an internal pay equity perspective to bring her base salary for 2017 closer to those of other NEOs. As described above, Dr. Smith’s target bonus percentage increased in 2017, and the increase in her base salary resulted in the higher target performance bonus opportunity shown above.

Dr. Smith’s 2018 Transition Agreement

In March 2018, the company entered into a letter agreement, or the transition agreement, with Dr. Smith, outlining the terms of her transition out of the role of Executive Vice President, Research and Development and CMO and cessation of services with us. Pursuant to the transition agreement, Dr. Smith continued to be employed by us on special projects during a transition period

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Executive Compensation (continued)

beginning on April 2, 2018 and ending on May 31, 2018. During the transition period, Dr. Smith continued to receive her base salary, and her equity awards continued to vest in accordance with their existing terms. Pursuant to the transition agreement, in consideration of Dr. Smith’s full general release of claims and subject to her continued material compliance with her obligations under the transition agreement and the Employee Confidential Information and Inventions Agreement that Dr. Smith previously entered into with our company, following cessation of her employment, (i) Dr. Smith was paid a lump sum separation payment in the amount of $315,000 and (ii) for so long as Dr. Smith continues to be eligible for COBRA coverage, we will continue to pay Dr. Smith’s COBRA premiums for continued group health insurance coverage, including for her covered dependents, through the earlier of December 31, 2018 or the date that she obtains new employment through which she is eligible for group health insurance benefits. The compensation committee decided to provide these benefits to Dr. Smith in recognition of her years of service to us, during which she oversaw important and successful research and development initiatives, and in consideration of her remaining with us for a period of time in order to ensure a smooth transition of her responsibilities as Executive Vice President, Research and Development and CMO. The benefits provided to Dr. Smith were equivalent to seven months of her base salary and COBRA premiums, which the compensation committee felt was an appropriate and reasonable amount in recognition of Dr. Smiths’ past service and future transition service.

Additional Compensation Information

Ownership Guidelines for Executive Officers

We maintain share ownership guidelines for our CEO and certain other employees who serve on our executive committee, including our NEOs. Under the guidelines, giving effect to an amendment in May 2018, these individuals are expected to own a number of the company’s ordinary shares with a value equal to six times base salary (increased from three times base salary in May 2018) for the company’s Chief Executive Officer, two times base salary (increased from one times base salary in May 2018) for each other member of the company’s executive committee who is an officer for purposes of Section 16 of the Exchange Act and one times base salary for each other member of the company’s executive committee. The guidelines provide that the officers are expected to establish the minimum ownership levels within five years of first becoming subject to the guidelines (and, with respect to the amended guidelines in May 2018, by the last day of 2021 for officers who were subject to the guidelines as of January 1, 2018). Each of our continuing NEOs is currently in compliance with the guidelines as of May 14, 2018.

Ownership Guidelines and Compliance

Name	Ownership Requirement	Actual Ownership(1)
Bruce C. Cozadd	6.0x	35.0x
Matthew P. Young	2.0x	5.1x
Suzanne Sawochka Hooper	2.0x	4.1x

(1)	Actual ownership calculated based on (a) value of shares owned as of May 14, 2018, using the closing price of the company’s ordinary shares on May 14, 2018 of $166.00, divided by (b) 2018 base salary. Under the guidelines as amended in May 2018, once an officer has reached his or her compliance deadline, such officer’s share ownership will be assessed annually at the end of each fiscal year using the average closing price of the company’s ordinary shares over the 90-day period ending on the last day of the company’s immediately preceding fiscal year.

Shares that count toward satisfaction of these guidelines include: shares owned outright by the individual (including RSUs that have vested but not yet settled, net of taxes); shares retained after an option exercise or issuance under another type of equity award granted under the company’s equity incentive plans; shares retained after purchase under the ESPP; and shares held in trust for the benefit of the individual. The compensation committee has discretion to develop an alternative individual guideline or an alternative method of complying with the applicable individual guideline for an individual covered by the guidelines if compliance would place a significant hardship on such individual.

Change in Control Plan

Our compensation committee periodically reviews the terms of our change in control plan, including its “double-trigger” structure and benefits, against market data to ensure that the benefits we offer remain appropriate.

The compensation committee last made refinements to the program in 2016 to provide greater clarity, reflect market practice and improvements for both the executives and our company and updates in applicable law since the plan was originally adopted in 2007. Only

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Executive Compensation (continued)

our executive officers who are employees of our U.S. affiliates are eligible to participate in the change in control plan, which includes all of our NEOs. Certain executive officers who are not employed by our U.S. affiliates receive comparable change in control benefits pursuant to their employment agreements. The compensation committee believes that the change in control benefits we provide are representative of market practice, both in terms of design and cost, and are sufficient to retain our current executive team and to recruit talented executive officers in the future. The terms of the change in control plan are described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”

Equity Grant Timing and Equity Plan Information

Our equity incentive grant policy, which was initially approved by our board of directors after the Azur Merger and amended and restated most recently in November 2017, provides that all equity grants that are approved for executive officers will be granted on the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date on which such grants are approved by our board of directors or compensation committee, as applicable. Accordingly, our equity incentive grant policy requires that grants to our executive officers, if any, be made shortly after we have released information about our financial performance to the public for the applicable annual or quarterly period, so that the market will have an opportunity to absorb the financial and other information included in our annual and periodic reports before such grants are awarded. As a result, the timing of equity awards is not coordinated in a manner that intentionally benefits our executive officers; rather, the policy is designed with the objective that the market price of our ordinary shares at the time of grant can generally be expected to reflect our then-current results and prospects.

We currently grant equity awards to the NEOs, including stock options and RSUs, under the 2011 Equity Incentive Plan, or the 2011 Plan. The 2011 Plan was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with their approval of the Azur Merger in December 2011 and was assumed by us upon the completion of the Azur Merger. Before the 2011 Plan was adopted, we granted stock options under our 2007 Equity Incentive Plan, or the 2007 Plan, which was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with Jazz Pharmaceuticals, Inc.’s initial public offering. Awards granted under the 2007 Plan continue to be governed by the terms of the 2007 Plan, but subsequent equity awards have been, and continue to be, awarded under the 2011 Plan. The 2011 Plan affords the compensation committee the flexibility to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of our company and its subsidiaries and to provide long-term incentives that align the interests of employees with the interests of our shareholders.

Additional long-term equity incentives are provided through the ESPP, which we assumed upon the completion of the Azur Merger. Pursuant to the ESPP, all eligible employees, including the NEOs, may allocate up to 15% of their base salary to purchase our stock at a 15% discount to the market price, subject to specified limits.

Accounting and Tax Considerations

Under ASC 718, the company is required to estimate and record an expense for each award of equity compensation (including stock options and RSUs) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The compensation committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to executive officers in lieu of or in addition to stock option and time-based RSU grants in light of the accounting impact of ASC 718 and other considerations.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” (as defined in the Code) in a taxable year to the extent that compensation to a covered employee exceeds $1 million. Prior to the recent enactment of the U.S. Tax Act, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was not subject to this deduction limitation. Pursuant to the U.S. Tax Act, this exception for “performance-based compensation” under Section 162(m) of the Code was repealed, with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided by the U.S. Tax Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the transition relief provided by the U.S. Tax Act. Because of uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief provided by the U.S. Tax Act, no assurance can be given that any compensation paid by the company will be eligible for such transition relief. The compensation committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements.

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Executive Compensation (continued)

Risk Assessment Concerning Compensation Practices and Policies

The compensation committee annually reviews the company’s compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing each of the company’s compensation plans, and the checks and balances built into, and oversight of, each plan, in February 2018, the compensation committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company as a whole. In addition, the compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and significant compensation decisions, as well as decisions concerning the compensation of the company’s executive officers, include subjective considerations by the compensation committee or the board of directors, which restrain the influence of formulae or objective factors on excessive risk-taking. Finally, the mix of short-term compensation (in the form of salary and annual bonus, if any), and long-term compensation (in the form of stock options and RSUs) also prevents undue focus on short-term results and helps align the interests of the company’s executive officers with the interests of our shareholders.

Reconciliations of Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, we use certain non-GAAP (also referred to as non-GAAP adjusted) financial measures in this Compensation Discussion and Analysis. These non-GAAP financial measures exclude certain items from reported GAAP net income and reported GAAP net income attributable to Jazz Pharmaceuticals plc, respectively, as detailed in the reconciliation table that follows, adjust for the income tax effect of the non-GAAP adjustments and, for the 2017 period, adjust for the net tax benefit resulting from the U.S. Tax Act.

We believe that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, we believe that each of these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period, and to identify operating trends in our business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track our financial performance. Our management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions, and compensation of our executives is based in part on these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for our management, we also believe that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics we use in assessing our own operating performance and making operating decisions.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of our non-GAAP financial measures, and we have ceased, and may in the future cease, to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of our adjustments to arrive at our non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by us in this Compensation Discussion and Analysis have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

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Executive Compensation (continued)

Reconciliations of certain GAAP adjusted financial measures are as follows (in millions, except percentages and per share amounts)(1):

	2014 ($)	2015 ($)	2016 ($)	2017 ($)	2014-2017 CAGR
GAAP reported net income(2)	58.4	329.5	396.8	487.8	103%
Intangible asset amortization	126.6	98.2	102.0	152.1	—
Intangible asset impairment	39.4	31.5	—	—	—
Share-based compensation expense	69.6	91.5	98.8	106.9	—
Upfront and milestone payments	202.6	25.0	23.7	101.5	—
Transaction and integration related costs	28.8	18.2	13.6	—	—
Expenses related to certain legal proceedings and restructuring	1.9	1.6	6.1	6.0	—
Non-cash interest expense	13.7	22.7	22.1	30.0	—
Loss on extinguishment and modification of debt	—	16.8	0.6	—	—
Acquisition accounting inventory fair value step up	10.5	—	—	—	—
Income tax effect of above adjustments	(53.8)	(39.6)	(36.7)	(58.8)	—
U.S. Tax Act benefit	—	—	—	(148.8)	—
Amount attributable to non-controlling interests	(1.5)	—	—	—	—
Non-GAAP adjusted net income(2)	496.3	595.5	627.2	676.7	11%

	2014	2015	2016	2017
GAAP reported net income per diluted share	$0.93	$5.23	$6.41	$7.96
Non-GAAP adjusted net income per diluted share	$7.93	$9.45	$10.14	$11.04
Weighted-average ordinary shares used in diluted per share calculations (in thousands)	62,614	63,036	61,870	61,317

			2016 ($)	2017 ($)
GAAP R&D expense			162.3	198.4
Share-based compensation expense			(15.3)	(17.9)
Transaction and integration related costs			(0.5)	—
Upfront and milestone payments			—	(18.5)
Non-GAAP adjusted R&D expense			146.5	162.1

(1)	Amounts may not total due to rounding.

(2)	GAAP reported net income and non-GAAP adjusted net income for the 2014 and 2015 periods are attributable to Jazz Pharmaceuticals plc.

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Executive Compensation (continued)

Summary of Compensation

The following table sets forth certain summary information for the years indicated with respect to the compensation earned by the NEOs during fiscal years 2017, 2016 and 2015, as applicable.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Bruce C. Cozadd	2017	950,385	—		4,711,828	3,669,875	961,800	10,722	10,304,610
Chairman and CEO	2016	917,308	—		3,824,157	3,109,285	914,600	5,622	8,770,972
	2015	869,616	—		4,870,279	4,182,445	750,500	4,622	10,677,462
Matthew P. Young	2017	545,385	—		1,361,800	1,060,658	315,000	9,810	3,292,653
Executive Vice President and CFO	2016	513,077	—		1,110,239	902,696	300,000	4,710	2,830,722
	2015	465,769	—		1,344,582	1,153,778	225,000	3,710	3,192,839
Russell J. Cox	2017	587,692	—		1,361,800	1,060,658	162,000	10,722	3,182,872
Former Executive Vice President and COO (6)	2016	571,154	—		1,110,239	902,696	313,200	5,622	2,902,911
	2015	546,154	—		1,344,582	1,153,778	255,000	4,622	3,304,136
Suzanne Sawochka Hooper	2017	546,154	—		1,361,800	1,060,658	350,000	10,722	3,329,334
Executive Vice President and GC	2016	521,154	—		1,110,239	902,696	300,000	5,622	2,839,711
	2015	497,692	—		1,344,582	1,153,778	240,000	4,622	3,240,674
Karen Smith, M.D., Ph.D.	2017	516,923	—		1,176,530	915,873	287,700	10,722	2,907,748
Former Executive Vice President, Research and Development, CMO (7)	2016	496,154	—		740,159	601,797	245,000	4,695	2,087,805
	2015	337,981	290,000	(8)	1,254,103	1,034,350	130,000	67,492	3,113,926

(1)	The dollar amounts in this column represent base salary earned during the indicated fiscal year. 2017 base salary rates were effective February 18, 2017. For more information on salaries in 2017, see “Compensation Discussion and Analysis—2017 Compensation Decisions for Our Named Executive Officers—Individual NEO Compensation Decisions” above.

(2)	The dollar amounts in this column reflect the aggregate grant date fair value of all RSU awards granted during the indicated fiscal year computed in accordance with ASC 718. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

(3)	The dollar amounts in this column reflect the aggregate grant date fair value of all stock option awards granted during the indicated fiscal year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the company’s 2017 Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

(4)	The dollar amounts in this column represent the cash bonus awarded under the performance bonus plan for the indicated fiscal year. For more information on the cash bonus awards for 2017, see “Compensation Discussion and Analysis—2017 Performance Bonus Program” and “Compensation Discussion and Analysis—2017 Compensation Decisions for Our Named Executive Officers” above.

(5)	The dollar amounts in this column for 2017 include group term life insurance premiums paid and matching contributions under the 401(k) Plan. Also included in this column for Dr. Smith for 2015 are relocation costs and expenses of $64,343.

(6)	Mr. Cox resigned from his position as Executive Vice President and Chief Operating Officer effective as of January 3, 2018.

(7)	Dr. Smith’s employment with Jazz Pharmaceuticals ended on May 31, 2018.

(8)	This dollar amount represents a cash signing bonus of $100,000 and a relocation bonus of $190,000 paid to Dr. Smith in 2015.

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Executive Compensation (continued)

Grants of Plan-Based Awards

The following table shows, for the fiscal year ended December 31, 2017, certain information regarding grants of plan-based awards to the NEOs.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

Name	Award Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Bruce C. Cozadd	Annual Cash	—	—	950,385	—	—	—	—
	Annual Option	3/2/2017	2/14/2017	—	—	86,500	136.18	3,669,875
	Annual RSU	3/2/2017	2/14/2017	—	34,600	—	—	4,711,828
Matthew P. Young	Annual Cash	—	—	299,962	—	—	—	—
	Annual Option	3/2/2017	2/14/2017	—	—	25,000	136.18	1,060,658
	Annual RSU	3/2/2017	2/14/2017	—	10,000	—	—	1,361,800
Russell J. Cox	Annual Cash	—	—	323,231	—	—	—	—
	Annual Option	3/2/2017	2/14/2017	—	—	25,000	136.18	1,060,658
	Annual RSU	3/2/2017	2/14/2017	—	10,000	—	—	1,361,800
Suzanne Sawochka Hooper	Annual Cash	—	—	300,385	—	—	—	—
	Annual Option	3/2/2017	2/14/2017	—	—	25,000	136.18	1,060,658
	Annual RSU	3/2/2017	2/14/2017	—	10,000	—	—	1,361,800
Karen Smith, M.D., Ph.D.	Annual Cash	—	—	284,308	—	—	—	—
	Annual Option	3/2/2017	2/14/2017	—	—	18,750	136.18	795,493
	Annual RSU	3/2/2017	2/14/2017	—	7,500	—	—	1,021,350
	Promotion Option	5/11/2017	5/3/2017	—	—	2,500	155.18	120,380
	Promotion RSU	5/11/2017	5/3/2017	—	1,000	—	—	155,180

(1)	This column sets forth the target bonus amount for each NEO for the year ended December 31, 2017 under the performance bonus plan. There are no thresholds or maximum bonus amounts for each individual officer established under the performance bonus plan. Target bonuses were set as a percentage of each NEO’s base salary earned for the fiscal year ended December 31, 2017 and were 100% for Mr. Cozadd and 55% for each of Messrs. Young and Cox, Ms. Hooper and Dr. Smith (increased from 50% upon Dr. Smith’s May 2017 promotion). The dollar value of the actual bonus award earned for the year ended December 31, 2017 for each NEO is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the NEOs for the year ended December 31, 2017. For a description of the performance bonus plan, see “Compensation Discussion and Analysis—2017 Performance Bonus Program” above.

(2)	Annual stock options and RSU awards were granted under the 2011 Plan. In May 2017, Dr. Smith was promoted to Executive Vice President, Research and Development and Chief Medical Officer, and, in connection with her promotion, she received a promotion grant of stock option and RSU awards, which were granted under the 2011 Plan. Each of the annual and promotion stock option awards listed in the table above vest or vested as to 25% of the ordinary shares underlying the stock options upon the one year anniversary of the applicable grant date and vest as to the remainder of the shares in 36 equal monthly installments thereafter. Each of the annual RSU awards vest in four equal annual installments on the anniversary of the vesting commencement date of March 5, 2017. Dr. Smith’s promotion RSU award vests in four equal annual installments on the anniversary of the vesting commencement date of June 5, 2017. As a general matter, the vested portion of stock options granted to the NEOs will expire three months after each NEO’s last day of service, subject to extension upon certain termination situations, such as death or disability, and RSUs will cease vesting upon each NEO’s last day of service. Stock option and RSU awards are subject to potential vesting acceleration as described below under the headings “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control Plan and Severance Benefit Plan” below. See also “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” below for a general description of the material terms of the 2011 Plan.

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(3)	Stock options were granted with an exercise price equal to 100% of the fair market value on the date of grant which was $136.18 per share for the March 2, 2017 annual grants and $155.18 per share for Dr. Smith’s May 11, 2017 promotion grant.

(4)	The dollar amounts in this column represent the grant date fair value of each stock option and RSU award, as applicable, granted to the NEOs in 2017. These amounts have been calculated in accordance with ASC 718. The grant date fair value of each stock option is calculated using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the company’s 2017 Annual Report on Form 10-K. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant.

Description of Compensation Arrangements

Executive Employment and Severance Agreements

We do not have employment agreements currently in effect with any of our NEOs. Like other employees, executive officers are eligible for annual salary increases, participation in the performance bonus plan and discretionary equity grants. We have employment agreements in effect with certain employees based outside of the United States.

From time to time, we have provided an offer letter in connection with the commencement of employment of an executive officer based in the United States, which describes such executive officer’s initial terms of employment. For example, in November 2017, we provided an offer letter to Mr. Swisher that included his initial base salary and a hiring bonus of $125,000 payable in connection with commencement of employment. The employment of Mr. Swisher, as is the case for all of our employees based in the United States, is at-will and not governed by the terms of his offer letter.

We do not have agreements currently in effect with any of our NEOs entitling such individuals to severance benefits (other than in connection with a change in control pursuant to our change in control plan described below); however, in connection with Dr. Smith’s cessation of services, we entered into a transition agreement with Dr. Smith. For terms of the transition agreement, see “Compensation Discussion and Analysis—2017 Compensation Decisions for Our Named Executive Officers.”

Amended and Restated Executive Change in Control and Severance Benefit Plan

Each of the current NEOs is a participant in the change in control plan, a description of which is included below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”

Equity Compensation Arrangements

Since the Azur Merger, we have granted stock options and RSU awards to employees, including the NEOs, under the 2011 Plan. From the initial public offering of Jazz Pharmaceuticals, Inc. until the Azur Merger, we granted stock options to our employees, including some of the NEOs, under the 2007 Plan. For more information on our current equity compensation program and decisions regarding the grants of equity awards in 2017 for our NEOs, see “Compensation Discussion and Analysis—2017 Compensation Decisions for Our Named Executive Officers.” The following is a brief summary of the material terms of each of our equity compensation plans.

2011 Equity Incentive Plan

In connection with the Azur Merger, Jazz Pharmaceuticals, Inc.’s board of directors adopted the 2011 Plan in October 2011, and its stockholders approved the 2011 Plan at the special meeting of the stockholders held in December 2011. The 2011 Plan became effective immediately before the consummation of the Azur Merger and was assumed and adopted by us upon the consummation of the Azur Merger and most recently amended and restated by the board of directors in November 2016. The following is a brief summary of the material terms of the 2011 Plan, as amended and restated.

Administration.  The board of directors has delegated its authority to administer the 2011 Plan to the compensation committee. Subject to the terms of the 2011 Plan, the board of directors or a committee authorized by the board determines recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting. The compensation committee has the authority to delegate its administrative powers under the 2011 Plan to a subcommittee consisting of members of the compensation committee and may, at any time, revest in itself some or all of the power previously delegated to the subcommittee. Our board of directors may also delegate to one or more of our officers the authority to

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designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that our board of directors must specify the total number of shares that may be subject to the stock awards granted by such officer(s) and such officer(s) may not grant a stock award to himself or herself.

Types of Awards.  The 2011 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, other stock awards, and performance awards that may be settled in cash, shares, or other property, which may be granted to employees, including officers.

Corporate Transactions.  In the event of certain significant corporate transactions (as defined in the 2011 Plan and described below), our board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such corporate transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting, in whole or in part, and exercisability of a stock award and provide for its termination if it is not exercised at or prior to the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the board of directors may consider appropriate; or

•	make a payment equal to the excess, if any, of (a) the value of the property that the participant would have received upon the exercise of the stock award over (b) any exercise price payable in connection with such exercise.

Our board of directors need not take the same action for each stock award or with regard to all participants.

For purposes of the 2011 Plan, a “corporate transaction” generally means (i) a sale or disposition of all or substantially all our assets or a sale or disposition of at least 90% of our outstanding securities; (ii) a merger, consolidation or similar transaction after which we are not the surviving corporation; or (iii) a merger, consolidation or similar transaction after which we are the surviving corporation but our ordinary shares are converted or exchanged into other property.

Change in Control.  The board of directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2011 Plan and described below) as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant. The forms of stock option agreement and RSU award agreement adopted by the board of directors under the 2011 Plan provide that in the event a participant’s service relationship with us or a successor entity is terminated due to an involuntary termination without cause (as defined in the stock award agreement and as described below) within 12 months following, or one month prior to, the effective date of a change in control, the vesting (and in the case of stock options, exercisability) of the stock award will accelerate in full.

For purposes of the 2011 Plan and the forms of stock option agreement and RSU award agreement issued thereunder, a “change in control” generally means (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from our company); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, and (A) after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, (B) a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or (C) at least a majority of the members of the board of directors of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board of directors approves the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board of directors on the date of adoption of the 2011 Plan (or members of our board of directors approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of our board of directors.

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An “involuntary termination without cause” generally means that a participant’s service relationship with us is terminated for any reason other than for the following reasons (and not upon a participant’s death or disability): (i) participant’s commission of any felony or crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof (with respect to Irish participants, the participant’s conviction for any criminal offense (other than an offense under any road traffic legislation in Ireland, the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed) or any offense under any regulation or legislation relating to insider dealing, fraud or dishonesty); (ii) participant’s attempted commission of or participation in a fraud or act of dishonesty against us; (iii) participant’s intentional, material violation of any contract or agreement with us or of any statutory duty owed to us; (iv) participant’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) participant’s gross misconduct.

2007 Equity Incentive Plan

The 2007 Plan, which was initially adopted by the Jazz Pharmaceuticals, Inc. board of directors and approved by the Jazz Pharmaceuticals, Inc. stockholders in connection with its initial public offering, was continued and assumed by us upon consummation of the Azur Merger. The 2007 Plan expired in April 2017, and accordingly, no new grants can be awarded under the 2007 Plan. The following is a brief summary of the material terms of the 2007 Plan.

Administration.  The board of directors delegated its authority to administer the 2007 Plan to the compensation committee. Subject to the terms of the 2007 Plan, the board of directors or a committee authorized by the board determined recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting.

Types of Awards.  The 2007 Plan provided for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, RSU awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which may be granted to employees, including officers, non-employee directors, and consultants. Incentive stock options were granted only to employees, including executive officers. Since the Azur Merger, all of the new grants under the 2007 Plan were granted to non-employee directors, vest ratably over service periods of one to three years and expire no more than 10 years after the date of grant.

Corporate Transactions.  Pursuant to the 2007 Plan, in the event of a corporate transaction (as defined in the 2007 Plan and described below), the board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such corporate transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award and provide for its termination if it is not exercised at or prior to the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration as the board of directors may consider appropriate; or

•	make a payment equal to the excess, if any, of (a) the value of the property that the participant would have received upon the exercise of the stock award over (b) any exercise price payable in connection with such exercise.

The board of directors need not take the same action for each stock award or with respect to all participants. For purposes of the 2007 Plan, a “corporate transaction” generally means (i) a sale or disposition of all or substantially all our assets or a sale or disposition of at least 90% of our outstanding securities; (ii) a merger, consolidation or similar transaction after which we are not the surviving corporation; or (iii) a merger, consolidation or similar transaction after which we are the surviving corporation but our ordinary shares are converted or exchanged into other property.

Change in Control.  The board of directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2007 Plan and described below) as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant. The forms of stock option agreement and RSU award agreement adopted by the board of directors under the 2007 Plan provide that in the event a participant’s service relationship with us or a successor entity is

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terminated due to an involuntary termination without cause (as defined in the stock award agreement and as described below) within 12 months following, or one month prior to, the effective date of a change in control, the vesting (and in the case of stock options, exercisability) of the stock award will accelerate in full. For purposes of the 2007 Plan and the forms of stock option agreement and RSU award agreement issued thereunder, a “change in control” generally means (i) a person or group acquires ownership of more than 50% of the combined voting power of our outstanding securities (other than in connection with a financing or a repurchase program); (ii) a merger, consolidation or similar transaction involving us, after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who are members of our board of directors on the date of adoption of the 2007 Plan (or members of our board of directors approved or recommended by a majority vote of such members still in office) cease to constitute at least a majority of our board of directors.

The term “involuntary termination without cause” has a similar meaning as under the 2011 Plan, as described above.

2007 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through the ESPP, which was amended and restated by Jazz Pharmaceuticals, Inc.’s board of directors in October 2011 and approved by its stockholders in December 2011, to be effective immediately prior to the Azur Merger, and, in October 2012, amended and restated by our compensation committee. The ESPP was assumed by us upon the consummation of the Azur Merger. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code. Under the ESPP, all of our regular employees and employees of any of our parent or subsidiary companies designated by the board of directors as eligible to participate, may participate and may contribute, normally through payroll deductions, up to 15% of their earnings up to a total of $15,000 per purchase period for the purchase of our ordinary shares under the ESPP. The ESPP is currently offered to our regular employees in Ireland, Canada and the United States, including the NEOs. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our ordinary shares will be purchased for employees participating in the offering. Unless otherwise determined by the board of directors, ordinary shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of an ordinary share on the first date of an offering or (b) 85% of the fair market value of an ordinary share on the date of purchase.

Performance Bonus Plan

We maintain a performance bonus plan to reward executive officers and other employees for successful achievement of company-wide performance objectives and individual contributions toward those objectives on an annual basis. More information regarding the performance bonus plan is provided above under the headings “Compensation Discussion and Analysis—2017 Performance Bonus Program” and “Compensation Discussion and Analysis—2017 Compensation Decisions for Our Named Executive Officers.”

401(k) Plan

Our employees based in the United States are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify as a tax-qualified plan under section 401 of the Code. Employee contributions are held and invested by the 401(k) Plan’s trustee. The 401(k) Plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory annual limit, which was $18,000 for employees under age 50, and $24,000 for employees age 50 and over in 2017. The 401(k) Plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. In 2013, we began making discretionary matching contributions, which for 2017, consisted of a match of 50% of up to the first 6% of eligible compensation contributed by each employee toward his or her 401(k) plan.

Additional Benefits

The NEOs are eligible to participate in our benefit plans generally available to all employees, as described in “Compensation Discussion and Analysis—Key Components and Design of the Executive Compensation Program.”

Pension Benefits

Other than with respect to tax-qualified defined contribution plans such as the 401(k) Plan, the NEOs do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

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Nonqualified Deferred Compensation

During the year ended December 31, 2017, the NEOs did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for the fiscal year ended December 31, 2017, certain information regarding outstanding equity awards at fiscal year-end for the NEOs.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END TABLE

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Bruce C. Cozadd	—	86,500	(5)	136.18	3/1/2027		34,600	(13)	4,658,890
	35,520	41,980	(6)	123.36	2/24/2026		23,250	(14)	3,130,613
	51,354	21,146	(7)	175.19	2/25/2025		13,900	(15)	1,871,635
	46,341	2,443	(4)(8)	166.62	2/26/2024		7,338	(4)(16)	988,062
	73,961	—		59.13	3/4/2023		—		—
	109,284	—		46.83	8/8/2022		—		—
	6,895	—		11.48	3/7/2020		—		—
Matthew P. Young	—	25,000	(5)	136.18	3/1/2027		10,000	(13)	1,346,500
	10,312	12,188	(6)	123.36	2/24/2026		6,750	(14)	908,888
	14,166	5,834	(7)	175.19	2/25/2025		3,837	(15)	516,652
	11,197	1,303	(9)	130.23	5/11/2024		1,562	(17)	210,323
	8,625	375	(8)	166.62	2/26/2024		1,125	(16)	151,481
	24,000	—		58.72	5/2/2023		—		—
Russell J. Cox	—	25,000	(5)	136.18	3/1/2027	(21)	10,000	(13)	1,346,500
	10,312	12,188	(6)	123.36	2/24/2026	(21)	6,750	(14)	908,888
	14,166	5,834	(7)	175.19	2/25/2025	(21)	3,837	(15)	516,652
	12,500	2,500	(10)	135.44	8/6/2024	(21)	1,875	(18)	252,469
	19,166	834	(8)	166.62	2/26/2024	(21)	2,500	(16)	336,625
	25,809	—		59.13	3/4/2023	(21)	—		—
	65,133	—		46.83	8/8/2022	(21)	—		—
Suzanne Sawochka Hooper	—	25,000	(5)	136.18	3/1/2027		10,000	(13)	1,346,500
	10,312	12,188	(6)	123.36	2/24/2026		6,750	(14)	908,888
	14,166	5,834	(7)	175.19	2/25/2025		3,837	(15)	516,652
	19,166	834	(8)	166.62	2/26/2024		2,500	(16)	336,625
	32,000	—		59.13	3/4/2023		—		—
	47,172	—		46.83	8/8/2022		—		—
Karen Smith, M.D., Ph.D.	—	2,500	(11)	155.18	5/10/2027	(22)	1,000	(19)	134,650
	—	18,750	(5)	136.18	3/1/2027	(22)	7,500	(13)	1,009,875
	6,875	8,125	(6)	123.36	2/24/2026	(22)	4,500	(14)	605,925
	11,853	5,927	(12)	176.51	5/10/2025	(22)	3,414	(20)	459,695

(1)	In addition to the specific vesting schedule for each stock award, each unvested stock award is subject to the general terms of the 2011 Plan or 2007 Plan, as applicable, including the potential for future vesting acceleration described above under the heading “Description of Compensation Arrangements—Equity Compensation Arrangements” as well as the potential vesting acceleration under the terms of the change in control plan described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”

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(2)	Each award listed in this column represents an RSU award that vests in four equal annual installments on the anniversary of the applicable vesting commencement date.

(3)	The market values of the RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $134.65, the closing price of our ordinary shares on December 29, 2017.

(4)	The number of shares reported reflects the transfer of beneficial ownership of a portion of the indicated stock option and RSU awards in 2015 to Mr. Cozadd’s former spouse pursuant to a domestic relations order.

(5)	The unexercisable shares subject to this stock option award as of December 31, 2017 vested with respect to 25% of the shares underlying the stock option on March 2, 2018, and the remainder vests monthly from April 2, 2018 to March 2, 2021.

(6)	The unexercisable shares subject to this stock option award as of December 31, 2017 vest monthly from January 25, 2018 to February 25, 2020.

(7)	The unexercisable shares subject to this stock option award as of December 31, 2017 vest monthly from January 26, 2018 to February 26, 2019.

(8)	The unexercisable shares subject to this stock option award as of December 31, 2017 vested monthly from January 27, 2018 to February 27, 2018.

(9)	The unexercisable shares subject to this stock option award as of December 31, 2017 vest monthly from January 12, 2018 to May 12, 2018.

(10)	The unexercisable shares subject to this stock option award as of December 31, 2017 vest monthly from January 7, 2018 to August 7, 2018.

(11)	The unexercisable shares subject to this stock option award as of December 31, 2017 vest with respect to 25% of the shares underlying the stock option on May 11, 2018, and the remainder vests monthly from June 11, 2018 to May 11, 2021.

(12)	The unexercisable shares subject to this stock option award as of December 31, 2017 vest monthly from January 13, 2018 to April 13, 2019.

(13)	RSUs awarded on March 2, 2017.

(14)	RSUs awarded on February 25, 2016.

(15)	RSUs awarded on February 26, 2015.

(16)	RSUs awarded on February 27, 2014.

(17)	RSUs awarded on May 12, 2014.

(18)	RSUs awarded on August 7, 2014.

(19)	RSUs awarded on May 11, 2017.

(20)	RSUs awarded on May 11, 2015.

(21)	Mr. Cox resigned from his position as Executive Vice President and Chief Operating Officer effective as of January 3, 2018. The option expiration dates listed in the table for each of Mr. Cox’s options outstanding at fiscal year-end are the original option expiration dates pursuant to the terms of his option awards. As a result of his termination of service, each of these options, to the extent not previously exercised, expired on June 1, 2018.

(22)	Dr. Smith’s employment with Jazz Pharmaceuticals ended on May 31, 2018. The option expiration dates listed in the table for each of Dr. Smith’s options outstanding at fiscal year-end are the original option expiration dates pursuant to the terms of her option awards. As a result of her termination of service, each of these options, to the extent not previously exercised, will expire on August 31, 2018.

Option Exercises and Stock Vested

The following table provides information on RSUs vested and stock options exercised, including the number of shares acquired upon exercise and the value realized, determined as described below, for the NEOs in the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Bruce C. Cozadd	—	—	31,316	4,249,490
Matthew P. Young	—	—	9,856	1,440,478
Russell J. Cox	50,758	6,414,444	11,981	1,661,595
Suzanne Sawochka Hooper	—	—	10,669	1,444,692
Karen Smith, M.D., Ph.D.	—	—	3,208	470,502

(1)	The value realized on exercise is based on the difference between the closing price of our ordinary shares on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by the NEOs as a result of the option exercises.

(2)	The value realized on vesting is based on the number of shares underlying the RSUs that vested and the closing price of our ordinary shares on the vesting date.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Potential Payments upon Termination or Change in Control

Amended and Restated Executive Change in Control and Severance Benefit Plan

The change in control plan provides that, in the event that an executive’s employment terminates due to an involuntary termination without cause or a constructive termination, in each case upon or within 12 months following a change in control (as such terms are defined in the change in control plan and described generally below), and assuming all of the other conditions of the change in control plan are met, each executive who is a participant in the change in control plan (including each of our NEOs) would be entitled to the following benefits under the change in control plan:

•	A single, lump sum cash severance payment equal to the sum of: (i) the applicable base salary described below, multiplied by the applicable percentage set forth below; plus (ii) the product of (A) the applicable base salary, (B) the applicable bonus percentage described below and (C) the applicable percentage set forth below; plus (iii) the product of (A) the applicable base salary, (B) the applicable bonus percentage and (C) the quotient obtained by dividing the number of full months that an executive is employed in the year of the termination by 12.

¡	The “applicable base salary” is the higher of the executive’s base salary in effect (i) on the date of termination (without giving effect to any reduction in base salary that would constitute grounds for a constructive termination) or (ii) immediately prior to the change in control, without giving effect to any voluntary pay reduction taken by the executive during the 12 months preceding the date of termination or the change in control.

¡	The “applicable percentage” is 200% for our CEO, executive chairman or president, 150% for senior vice presidents and above and 100% for vice presidents.

¡	The “applicable bonus percentage” is the greater of (i) the highest amount of any annual bonus paid to the executive for either of the last two calendar years prior to (A) the date of termination or (B) the change in control, in each case expressed as a percentage of the executive’s base salary for the applicable year, and (ii) the higher of the executive’s target bonus for the calendar year in which (A) the termination occurs or (B) the change in control occurs, in each case expressed as a percentage of the executive’s base salary for such year.

•	Full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by us for a period of up to (i) 24 months for our CEO, executive chairman or president, (ii) 18 months for executive vice presidents and senior vice presidents, and (iii) 12 months for vice presidents, provided that the executive timely elects continued coverage.

•	Acceleration in full of the vesting and exercisability, as applicable, of outstanding stock options and other equity awards held by the executive.

The following key terms are defined in the change in control plan:

•	A “change in control” generally means: (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from our company); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions, or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, or a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or at least a majority of the members of the board of directors of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board of directors approves the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board of directors as of February 10, 2016 (or members of our board of directors approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of the board of directors.

•

An “involuntary termination without cause” generally means an executive’s employment is terminated for any reason other than for the following reasons: (i) the executive’s unauthorized use or disclosure of confidential information or trade secrets which causes material harm to us; (ii) the executive’s material breach of any agreement with us (or the executive’s material violation of any statutory duty

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Executive Compensation (continued)

owed to us) after an opportunity to cure; (iii) the executive’s material failure to comply with our written policies or rules after an opportunity to cure; (iv) the executive’s conviction or plea of guilty or no contest to any crime involving fraud, dishonesty or moral turpitude; (v) the executive’s gross misconduct; (vi) the executive’s continued failure to perform his or her assigned duties after notification; or (vii) the executive’s failure to reasonably cooperate in good faith with any governmental or internal investigation of us or our directors, officers or employees. An “involuntary termination without cause” also includes an executive’s termination of employment due to death or disability.

•	A “constructive termination” generally means an executive resigns employment after any of the following actions are taken or events occur without the executive’s written consent: (i) one or more reductions in the executive’s base salary that results in a total reduction in the executive’s base salary, as in effect immediately prior to the change in control or any higher base salary in effect following the change in control, by more than 10%; (ii) a relocation of the executive’s principal place of employment that increases the executive’s one-way commute by more than 35 miles; (iii) a substantial reduction in the executive’s authority, duties or responsibilities that are in effect immediately prior to the change in control, provided that if the executive holds the same position but the size of the executive’s employing entity or business unit has decreased significantly or our company or the executive’s employing entity ceases to be a publicly-traded corporation, the executive’s authority, duties and responsibilities will be considered to be substantially reduced; (iv) a reduction in the executive’s title; or (v) a substantial increase in executive’s required business travel as compared with the executive’s required business travel prior to the change in control.

We benefit by requiring the executive to execute an effective general waiver and release of claims in order to be eligible to receive benefits under the change in control plan. All other benefits (such as life insurance, disability coverage and 401(k) Plan eligibility) will terminate as of the executive’s termination date.

The change in control plan does not provide for the gross up of any excise taxes imposed by section 4999 of the Code. If any of the severance benefits payable under the change in control plan would constitute a “parachute payment” within the meaning of section 280G of the Code, subject to the excise tax imposed by section 4999 of the Code, the change in control plan provides for a best after-tax analysis with respect to such payments, under which the executive will receive whichever of the following two alternative forms of payment would result in executive’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax: (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.

The executive would not receive benefits under the change in control plan in certain circumstances, including if (i) the executive voluntarily terminates employment with us to accept employment with another entity that is controlled, directly or indirectly, by us or is otherwise affiliated with us; (ii) the executive does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information and our Code of Conduct; or (iii) the executive does not return all company property. In addition, benefits would be terminated under the change in control plan if the executive willfully breaches his or her agreements with us relating to proprietary and confidential information or our Code of Conduct or engages in certain solicitation or business interference activities.

The structure and amount of benefits provided under the change in control plan are intended to balance our goals of attracting and retaining highly qualified individuals, providing the appropriate incentive for such individuals to perform in the best interests of our shareholders and maintaining responsible pay practices. Our compensation committee periodically reviews market data to gain a general understanding of the change in control benefits offered by our competitors and reviews the benefits offered under the change in control plan against such market data to ensure that the benefits under the change in control plan remain appropriate.

Equity Compensation Plans

The 2011 Plan and 2007 Plan and award agreements thereunder provide for potential vesting acceleration upon an executive’s termination in connection with a change in control and, at the discretion of the board of directors, upon certain change in control events, as further described above under the heading “Description of Compensation Arrangements—Equity Compensation Arrangements.” In addition, under the terms of the 2011 Plan and 2007 Plan and the option award agreements thereunder, the vested portion of stock options granted to the NEOs will generally expire three months after the applicable NEO’s termination of service, subject to extension under limited circumstances such as if the sale of shares during such time was prohibited by our insider trading policy or if exercise would result in violation of securities registration requirements. We refer to the period following the NEO’s termination during which he or she can continue to exercise his or her vested stock options as the post-termination exercise period. However, in termination situations involving the death or disability of an NEO, the post-termination exercise period is generally extended up to 12 months in connection with a termination due to disability and up to 18 months in connection with a termination due to death. As the value of such extended post-termination exercise periods is not quantifiable, such value is not included in the table below.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Potential Payments upon Termination or Change in Control Table

The following table estimates the potential severance payments and benefits under the change in control plan to which the NEOs would have been entitled in connection with specified termination events, calculated as if each NEO’s employment had terminated as of December 31, 2017. In addition, the table sets forth the amounts to which the NEOs would have been entitled under the 2011 Plan and 2007 Plan if, upon a corporate transaction or change in control transaction, the board of directors had exercised its discretion to accelerate the vesting and exercisability of stock options and the vesting of RSU awards, and such event had occurred on December 31, 2017.

To provide our shareholders an estimate of the potential severance payments and benefits for all of our NEOs as of December 31, 2017, for purposes of the table below, we have included Mr. Cox, who notified of us of his decision to resign on November 30, 2017, effective as of January 3, 2018, and who therefore would not have in any event experienced an involuntary termination without cause or constructive termination on December 31, 2017 entitling him to the benefits in the table below. There were no severance payments or other severance benefits provided to Mr. Cox resulting from his resignation. There are no other agreements, arrangements or plans that entitle any NEOs to severance, perquisites or other benefits upon termination of employment or a change in control. For purposes of the table below, we have assumed that none of the potential severance benefits payable under the change in control plan would be subject to the excise tax imposed by section 4999 of the Code and therefore would not be reduced in accordance with the terms of the change in control plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

AS OF DECEMBER 31, 2017

Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control($)(1)	2011 Plan and 2007 Plan—Certain Corporate Transactions($)(2)
Bruce C. Cozadd	Lump Sum Cash Severance Payment	4,775,000	—
	COBRA Payments	77,585	—
	Vesting Acceleration (3)	11,123,153	11,123,153

	Benefit Total	15,975,738	11,123,153

Matthew P. Young	Lump Sum Cash Severance Payment	1,628,973	—
	COBRA Payments	57,974	—
	Vesting Acceleration (3)	3,277,206	3,277,206

	Benefit Total	4,964,153	3,277,206

Russell J. Cox (4)	Lump Sum Cash Severance Payment	1,696,250	—
	COBRA Payments	57,974	—
	Vesting Acceleration (3)	3,498,736	3,498,736

	Benefit Total	5,252,960	3,498,736

Suzanne Sawochka Hooper	Lump Sum Cash Severance Payment	1,616,513	—
	COBRA Payments	38,802	—
	Vesting Acceleration (3)	3,246,267	3,246,267

	Benefit Total	4,901,582	3,246,267

Karen Smith, M.D., Ph.D. (5)	Lump Sum Cash Severance Payment	1,495,000	—
	COBRA Payments	58,189	—
	Vesting Acceleration (3)	2,301,876	2,301,876

	Benefit Total	3,855,065	2,301,876

(1)	These benefits would be payable under the change in control plan if the involuntary termination without cause or constructive termination occurred upon or within 12 months following a change in control and assuming such termination took place on December 31, 2017. The forms of stock option and RSU agreements under the 2011 Plan and the 2007 Plan provide for the same vesting acceleration benefit as shown here under the change in control plan, therefore no separate vesting acceleration benefit is listed. Pursuant to the change in control plan, an involuntary termination without cause also includes an individual’s death or disability.

(2)

These benefits would be payable under the 2011 Plan and the 2007 Plan if, upon a corporate transaction event, the board of directors exercised its discretion to accelerate the vesting and exercisability of outstanding stock options and RSU awards, assuming the vesting acceleration took place on

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Executive Compensation (continued)

December 31, 2017. For a description of the potential vesting acceleration provisions in the 2011 Plan and the 2007 Plan, see “Description of Compensation Arrangements—Equity Compensation Arrangements” above.

(3)	The value of stock option and RSU award vesting acceleration is based on the closing price of $134.65 per ordinary share as of December 29, 2017, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration.

(4)	Mr. Cox resigned effective as of January 3, 2018, and there were no severance payments or other severance benefits provided to Mr. Cox resulting from his resignation.

(5)	Dr. Smith’s employment ended on May 31, 2018. Pursuant to the terms of her transition agreement, Dr. Smith is entitled to total separation benefits of $337,629, consisting of a lump sum cash separation payment of $315,000 that we paid to her and payment of estimated COBRA premiums following the cessation of her employment through December 31, 2018 of $22,629. For more details of the transition agreement, see “Compensation Discussion and Analysis—2017 Compensation Decisions for Our Named Executive Officers.”

Pay Ratio Disclosure

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO, or our CEO pay ratio. To identify our median employee, we used the following methodology:

•	To determine our total population of employees, we included all full-time, part-time, regular and temporary employees as of October 1, 2017.

•	To identify our median employee from our employee population, we calculated the annual target amount of each employee’s 2017 base salary (using a reasonable estimate of the hours worked and no overtime for hourly employees) and bonus or commission, as applicable, and added the estimated value of all equity awards granted during 2017. For purposes of base salaries, bonuses and commissions, we used an estimate based on the rates in effect on October 1, 2017. To estimate the value of stock options, we multiplied the number of shares subject to each stock option by the quarterly average per share Black-Scholes value for the quarter in which the grant occurred, and to estimate the value of other equity awards, we used the same methodology we use for reporting the value of equity awards granted to our NEOs in our Summary Compensation Table.

•	In making this determination, we annualized the base salaries, bonuses and commissions of employees who were employed by us for less than the entire calendar year.

•	Compensation paid in foreign currencies was converted to U.S. dollars based on the average daily exchange rates for the year to date period ending on October 1, 2017.

Using this approach, we determined our median employee and then calculated the annual total compensation of this employee for 2017 in accordance with the requirements of the Summary Compensation Table.

For 2017, the median of the annual total compensation of our employees (other than our CEO) was $201,097 and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $10,304,610. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 51 to 1.

The CEO pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the compensation committee nor our management used our CEO pay ratio measure in making compensation decisions.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

Pursuant to our non-employee director compensation policy, or director compensation policy, each non-employee director was entitled to receive the following cash compensation for board services, as applicable, for 2017:

•	a $60,000 annual retainer for service as a member of our board of directors (paid quarterly);

•	a supplemental $50,000 annual retainer for service as the Lead Independent Director (paid quarterly);

•	a supplemental annual retainer for the chairs of the following board committees in the following amounts: $25,000 for the chairperson of the audit committee, $22,500 for the chairperson of the compensation committee, $20,000 for the chairperson of the nominating and corporate governance committee and $22,500 for the chairperson of the transaction committee (each paid quarterly); and

•	a supplemental annual retainer for each member of the following board committees other than the chairs, in the following amounts: $15,000 for service as a member of the audit committee, $12,500 for service as a member of the compensation committee, $10,000 for service as a member of the nominating and corporate governance committee and $12,500 for service as a member of the transaction committee (each paid quarterly).

Our director compensation policy was originally approved by our board of directors in May 2013 and has been amended as follows: in August 2013 to, among other things, provide for cash retainers for the chairperson and members of the transaction committee; in May 2014 to provide for compensation to our Lead Independent Director and revise the number of initial and continuing equity grants; in October 2014 to provide for a tax equalization payment on any Irish tax that may be paid on company reimbursement of reasonable travel, lodging and meal expenses related to service on the board of directors; in April 2015 to revise the number of initial and continuing equity grants; in May 2016 to increase the annual retainer for service as a member of our board of directors, increase the annual retainer for service as our Lead Independent Director and revise the number of initial and continuing RSU awards; and in May 2018 to set a fixed dollar value instead of a fixed number of ordinary shares for initial and continuing stock option and RSU awards, as discussed below.

The director compensation policy currently provides for the automatic grant of equity awards to our non-employee directors over the period of their service on our board of directors. Any individual who first becomes a non-employee director is automatically granted an initial option and an initial RSU award, together equal to a grant date value of approximately $600,000 with approximately half of the value delivered in the form of an option and approximately half of the value delivered in the form of an RSU award. Each initial option vests with respect to one-third of the shares on the first anniversary of the date of such individual’s election or appointment to the board of directors, and, with respect to the balance, in a series of 24 successive equal monthly installments thereafter and each initial RSU award vests in equal annual installments over three years from the date of such individual’s election or appointment to the board of directors, subject in each case to the non-employee director’s continuous service through such dates. If a non-employee director does not stand for reelection at an annual meeting of our shareholders in the year in which his or her term expires or otherwise resigns effective at an annual meeting of our shareholders and, in either case, the non-employee director’s continuous service terminates at such meeting, then effective as of the date of such meeting, any unvested portion of the initial option award will become vested and exercisable, and any unvested portion of the initial RSU award will become vested, in each case with respect to the portion of the award that would have vested through the anniversary of the award’s vesting commencement date in the year of that meeting. From May 2016 until May 2018, the initial option was 5,695 ordinary shares and the initial RSU award was 2,280 ordinary shares.

Under the current director compensation policy, each continuing non-employee director will automatically be granted a continuing option and a continuing RSU award, together equal to a grant date value of approximately $400,000 with approximately half of the value delivered in the form of an option and approximately half of the value delivered in the form of an RSU award. Each continuing option vests in a series of 12 successive equal monthly installments beginning on the first day of the calendar month following the date of the annual meeting of our shareholders with respect to which the option is granted, and each continuing RSU award vests in full on the first anniversary of the date of the annual meeting of our shareholders with respect to which the RSU award is granted, subject in each case to the non-employee director’s continuous service through such dates. If a director is elected or appointed as a director for the first time other than at an annual meeting, in order to receive automatic continuing grants, the director must have first joined the board at least four calendar months before the date of the applicable annual meeting. If a director is elected or appointed as a director for the first time at an annual meeting, the director will not receive automatic continuing grants for such meeting. If a non-employee director does not stand for reelection at an annual meeting of our shareholders in the year in which his or her term expires or otherwise resigns effective at an annual meeting of our shareholders and, in either case, the non-employee director’s continuous service terminates at such meeting, then effective as of the date of such meeting, any unvested portion of the continuing option award will become vested and exercisable in full and any unvested portion

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Director Compensation (continued)

of a continuing RSU award will become vested in full. From May 2016 until May 2018, the continuing option was 3,415 ordinary shares and the continuing RSU award was 1,365 ordinary shares.

The automatic initial and continuing options and RSU awards are granted under the Amended and Restated 2007 Non-Employee Directors Stock Award Plan, or 2007 Directors Plan.

The grant date of these equity awards is the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date the director first joined our board of directors (with respect to the automatic initial option and RSU awards) or the date of our annual meeting (with respect to the automatic continuing option and RSU awards). The other terms and conditions applicable to equity awards made to our non-employee directors are included below under the heading “Equity Compensation Plans.”

In addition, our non-employee directors are reimbursed for travel and other reasonable expenses incurred in attending board or committee meetings, as are our employees who serve as directors. If any reimbursement payment is subject to tax imposed by the Irish Revenue Commissioners, each non-employee director is also entitled to a tax equalization payment in order to allow them to retain the full reimbursement payment.

Directors Continuing Education

In furtherance of our ongoing commitment to the continuing education of our directors, our nominating and corporate governance committee adopted a policy for the reimbursement of director continuing education in February 2013, as amended in February 2014. Under this policy, we will pay or reimburse each director for enrollment fees and reasonable expenses incurred in connection with attending and participating each year in one director continuing education program and in one healthcare industry continuing education program, each sponsored by an outside provider.

Directors Deferred Compensation Plan

In May 2007, the Jazz Pharmaceuticals, Inc. board of directors adopted the Directors Deferred Compensation Plan, which was amended and restated in August 2010. The Directors Deferred Compensation Plan, as amended and restated, is referred to in this proxy statement as the Directors Deferred Plan. We continued and assumed the Directors Deferred Plan in connection with the Azur Merger. The Directors Deferred Plan allows each non-employee director to elect to defer receipt of all or a portion of his or her annual retainer fees to a future date or dates. Amounts deferred under the Directors Deferred Plan are credited as our ordinary shares to a phantom stock account, and the number of shares credited is based on the amount of the retainer fees deferred divided by the market value of our ordinary shares on the first trading day of the first open window period following the date the retainer fees were deemed earned. On the tenth business day following the day of separation from the board of directors or the occurrence of a change in control, or as soon thereafter as practical once the non-employee director has provided the necessary information for electronic deposit of the deferred shares, each non-employee director will receive (or commence receiving, depending upon whether the director has elected to receive distributions from his or her phantom stock account in a lump sum or in installments over time) a distribution from his or her phantom stock account in our ordinary shares. The Directors Deferred Plan may be amended or terminated at any time by the board of directors. The Directors Deferred Plan in form and operation is intended to be compliant with section 409A of the Code.

Although we continue to maintain the Directors Deferred Plan, since the closing of the Azur Merger we have not permitted our non-employee directors to defer any annual retainer fees under the Directors Deferred Plan.

Ownership Guidelines for Directors

We maintain share ownership guidelines for our non-employee directors, originally adopted in February 2013 and amended in May 2018. Under the guidelines, giving effect to an amendment in May 2018, each non-employee director is expected to own a number of the company’s ordinary shares with a value equal to five times his or her annual cash retainer (increased from three times the annual cash retainer prior to May 2018). The guidelines provide that the individuals subject to the guidelines are expected to establish the minimum ownership levels within five years of first becoming subject to the guidelines (and, with respect to the amended guidelines in May 2018, by the last day of 2021 for individuals subject to the guidelines as of January 1, 2018). As of May 14, 2018, each non-employee director was in compliance with his or her share ownership requirement under the guidelines.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Director Compensation (continued)

Equity Compensation Plans

The 2007 Directors Plan, which was initially adopted by the Jazz Pharmaceuticals, Inc. board of directors and approved by the Jazz Pharmaceuticals, Inc. stockholders in connection with its initial public offering, was continued and assumed by us upon the consummation of the Azur Merger. The automatic initial and continuing stock awards under our director compensation policy described above are granted under the 2007 Directors Plan.

With respect to options granted under the 2007 Directors Plan and 2007 Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason other than disability or death, or, with respect to options granted under the 2007 Directors Plan only, after any 12-month period following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If such optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise the option for a period of 12 months in the event of disability, and 18 months in the event of death. With respect to options granted under the 2007 Directors Plan, if such optionee’s service terminates within 12 months following a specified change in control transaction, the optionee may exercise any vested portion of the option for a period of 12 months following the effective date of such a transaction. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

With respect to RSU awards granted under the 2007 Directors Plan and 2007 Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason, any RSU awards that were unvested as of the date of such termination will be forfeited.

In the event of certain significant corporate transactions (which generally have a meaning similar to “corporate transaction” under the 2011 Plan), all outstanding awards under the 2007 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, then (a) with respect to any such awards that are held by participants then performing services for us or our affiliates, the vesting and exercisability of such awards will be accelerated in full and such awards will be terminated if not exercised (if applicable) prior to the effective date of the corporate transaction and (b) all other outstanding awards will terminate if not exercised prior to the effective date of the corporate transaction. The board of directors may also provide that the holder of an outstanding award not assumed in the corporate transaction will surrender such award in exchange for a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the award, over (ii) the exercise price otherwise payable in connection with the exercise. In addition, the vesting and exercisability of awards under the 2007 Directors Plan held by non-employee directors who are either required to resign their position as a condition of a specified change in control transaction (which generally has a similar meaning as a “change in control” under the 2011 Plan) or are removed from their position in connection with such a change in control will be accelerated in full.

The treatment of outstanding options and RSU awards under the 2007 Plan in the event of certain significant corporate transactions or a specified change in control transaction is described above under the heading “Executive Compensation—Description of Compensation Arrangements—Equity Compensation Arrangements—2007 Equity Incentive Plan.”

2017 Equity Grants

In accordance with our non-employee director compensation policy described above, we made automatic continuing grants to each of our non-employee directors as a result of their continuing on the board of directors through our annual meeting in August 2017, which continuing grants were comprised of an option to purchase 3,415 ordinary shares and an RSU award covering 1,365 ordinary shares. All options and RSUs granted to non-employee directors during 2017 were granted under the 2007 Directors Plan.

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Director Compensation (continued)

Director Compensation Table

The following table sets forth certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2017.

Mr. Cozadd, our Chairman and CEO, is not listed in the following table because he is our employee. Mr. Cozadd’s compensation is described under “Executive Compensation.” Mr. Cozadd received no additional compensation for serving on our board of directors in 2017.

DIRECTOR COMPENSATION FOR FISCAL 2017

Name	Fees Earned ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Paul L. Berns	72,500	196,096	151,468	—	420,064
Patrick G. Enright	78,641	196,096	151,468	—	426,205
Peter Gray	97,500	196,096	151,468	—	445,064
Heather Ann McSharry	101,594	196,096	151,468	—	449,158
Seamus Mulligan	82,500	196,096	151,468	—	430,064
Kenneth W. O’Keefe	75,000	196,096	151,468	—	422,564
Norbert G. Riedel, Ph.D.	95,000	196,096	151,468	—	442,564
Elmar Schnee	75,118	196,096	151,468	—	422,682
Catherine A. Sohn, Pharm.D.	88,406	196,096	151,468	—	435,970
Rick E Winningham	120,000	196,096	151,468	—	467,564

(1)	The dollar amounts in this column represent each non-employee director’s actual annual cash retainer earned for board services in 2017, which is equal to the aggregate of his or her annual retainer of $60,000 plus his or her annual retainers for service on one or more board committees, and for Mr. Winningham, for service as Lead Independent Director. Each non-employee director’s total fees were earned and payable in four quarterly installments subject to the non-employee director’s continuous service at the end of each quarter. Fees paid to each of Ms. McSharry and Messrs. Gray, Mulligan and Schnee were paid in Euro. The conversion to U.S. dollars was calculated based on the average exchange rate for each quarter as reported by the OANDA Corporation. Following the Azur Merger, the board of directors did not permit cash retainer fees to be deferred by our non-employee directors pursuant to the Directors Deferred Plan. The total number of ordinary shares previously credited to each individual non-employee director’s phantom stock account under the Directors Deferred Plan as of December 31, 2017 was as follows: 4,691 shares for Mr. Berns; 9,929 shares for Mr. Enright; 22,249 shares for Mr. O’Keefe; and no shares for the other non-employee directors.

(2)	The dollar amounts in this column reflect the aggregate grant date fair value of RSU awards computed in accordance with ASC 718. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(3)	The aggregate number of shares subject to outstanding stock options and RSU awards held by the non-employee directors listed in the table above as of December 31, 2017 was as follows: 22,545 shares subject to outstanding stock options and 1,365 shares subject to outstanding RSUs for each of Messrs. Berns, Mulligan and Winningham; 13,545 shares subject to outstanding stock options and 1,365 shares subject to outstanding RSUs for Mr. Enright; 26,045 shares subject to outstanding stock options and 1,365 shares subject to outstanding RSUs for Dr. Sohn; 18,045 shares subject to outstanding stock options and 1,365 shares subject to outstanding RSUs for Mr. O’Keefe; 21,545 shares subject to outstanding stock options and 1,365 shares subject to outstanding RSUs for each of Ms. McSharry, Mr. Gray and Dr. Riedel; and 15,245 shares subject to outstanding stock options and 1,365 shares subject to outstanding RSUs for Mr. Schnee.

(4)	The dollar amounts in this column represent the aggregate grant date fair value of each stock option award granted to our non-employee directors in 2017. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the company’s 2017 Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review of Related Party Transactions

We have adopted a Related Party Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management must present information regarding the related-person transaction to our audit committee (or, if audit committee approval would be inappropriate, to another independent body of our board of directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related person(s), the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information that our General Counsel reasonably necessary from each director, executive officer and (to the extent feasible) significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our General Counsel, or, if the employee is an executive officer, to our board of directors. In considering related-person transactions, our audit committee (or other independent body of our board of directors) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee (or other independent body of our board of directors) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee (or other independent body of our board of directors) determines in the good faith exercise of its discretion.

Transactions with Related Persons; Indemnification

Transactions with Related Persons. Since January 1, 2017, we have not engaged in any transactions, nor are any such transactions currently proposed, in which we were a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

Indemnification. We have entered into indemnification agreements with our directors, executive officers and certain other of our officers and employees. These indemnification agreements require us, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits, proceedings and other actions by reason of the fact that such person is or was a director, officer, employee, consultant, agent or fiduciary of our company or any of our subsidiaries or other affiliated enterprises. The rights of each person who is a party to an indemnification agreement are in addition to any other rights such person may have under our Amended and Restated Constitution, or our constitution, any other agreement, a vote of the shareholders of our company, a resolution of directors of our company or otherwise. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors’ and officers’ liability insurance.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, designated Class I, Class II and Class III. The term of the Class I directors will expire on the date of our 2018 annual meeting of shareholders; the term of the Class II directors will expire on the date of our 2019 annual meeting of shareholders; and the term of the Class III directors will expire on the date of our 2020 annual meeting of shareholders. At each annual meeting of shareholders, successors to the directors whose term expires at that annual meeting are put forward for election for a three-year term.

The board of directors currently has eleven members and there are no vacancies. There are currently four directors in Class I, the class whose term of office expires at the annual meeting, all of whom are standing for election at the annual meeting. Our Class I directors are Peter Gray, Kenneth W. O’Keefe, Elmar Schnee and Catherine A. Sohn. All four directors were nominated for election by the board of directors upon the recommendation of our nominating and corporate governance committee. All four directors were previously elected to our board of directors by our shareholders.

In order to be elected as a director at the annual meeting to hold office until the 2021 annual meeting of shareholders, each nominee must be appointed by an ordinary resolution, meaning each must individually receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented in person or by proxy at the annual meeting (including any adjournment thereof). Under our constitution, if, at any annual meeting of shareholders, the number of directors is reduced below the minimum prescribed by the board of directors pursuant to our constitution due to the failure of any director nominee to receive the affirmative vote of a majority of the votes cast, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each such director would remain a director (subject to the provisions of the Irish Companies Act 2014 and our constitution) only until the conclusion of the next annual meeting of shareholders unless he or she is re-elected at such time.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxy holders will vote your proxy for the election of any substitute nominee as may be proposed by the nominating and corporate governance committee. Each nominee has consented to being named as a nominee in this proxy statement and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If elected at the annual meeting by the affirmative vote of a majority of the votes cast on his or her election, each nominee would serve as a director until the 2021 annual meeting of shareholders and until his or her successor has been elected and qualified, or, if sooner, until his or her death, resignation, retirement, disqualification or removal. It is our policy to invite directors and nominees for director to attend annual meetings of shareholders. All eleven of our directors attended our 2017 annual meeting of shareholders.

Vacancies on the board of directors, including a vacancy that results from an increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the directors then in office, provided that a quorum is present at the relevant board meeting. A director elected by the board of directors to fill a vacancy in a class will serve for the remainder of the full term of that class and until the director’s successor is elected and qualified, or, if sooner, until his or her death, resignation, retirement, disqualification or removal.

The following includes a brief biography of each nominee for director and each of our other current directors, including their respective ages, as of June 1, 2018. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the nominating and corporate governance committee and the board of directors to determine that the applicable nominee or other current director should serve as a member of the board of directors. We examine the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions.

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2021 Annual Meeting

PETER GRAY
Chairman, UDG Healthcare plc
Age 63

Mr. Gray has served as a member of our board of directors since May 2013 and was appointed as chairperson of our audit committee in April 2014. Mr. Gray currently serves as Chairman of the board of directors of UDG Healthcare plc, an international provider of healthcare services. He is also Chairman of a privately-held company providing outsourced services to the biopharma industry and Chairman of a

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non-profit educational establishment. In September 2011, Mr. Gray retired from his position as Chief Executive Officer of ICON plc, a global provider of outsourced development services to the pharmaceutical, biotechnology and medical device industries, which he held since November 2002. At ICON plc, Mr. Gray previously served as Group Chief Operating Officer from June 2001 to November 2002 and Chief Financial Officer from June 1997 to June 2001. From November 1983 to November 1989, Mr. Gray served as senior financial officer at Elan Corporation plc, a pharmaceutical company. Mr. Gray holds a degree in law from Trinity College Dublin and qualified as a chartered accountant in 1981. Based on his experience as Chief Executive Officer and Chief Financial Officer of ICON plc, Mr. Gray brings to our board of directors and audit committee over 20 years of experience in financial and operational management within the pharmaceutical industry.

KENNETH W. O’KEEFE
Managing Director of Beecken Petty O’Keefe & Company
Age 51

Mr. O’Keefe has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2004 until the closing of the Azur Merger. Since January 2018, he has been Managing Director of Beecken Petty O’Keefe & Company, a private equity firm, which he co-founded. From November 2015 to January 2018, he was Chief Executive Officer, from January 2011 to November 2015, he was Managing Partner, and from 1997 to January 2011, he was Managing Director, of Beecken Petty O’Keefe & Company. He serves on the boards of several privately-held healthcare companies. He received a B.A. from Northwestern University and an M.B.A. from the University of Chicago. As a member of Beecken Petty O’Keefe & Company, Mr. O’Keefe brings to our board of directors significant expertise in accounting and financial matters and in analyzing and evaluating financial statements, as well as substantial experience managing private equity investments. He serves or has served on the audit committee of several companies in the healthcare industry. As the former chairperson of our audit committee, Mr. O’Keefe brings to our board of directors detailed knowledge of our financial position and financial statements.

ELMAR SCHNEE
Chairman, Santhera Pharmaceuticals Holding AG
Age 59

Mr. Schnee has served as a member of our board of directors since August 2014 and previously served as a director of Gentium (now a subsidiary of Jazz Pharmaceuticals plc) from May 2012 until April 2014. Since April 2017, Mr. Schnee has served as Chairman of Santhera Pharmaceuticals Holding AG, a specialty pharmaceutical company. Since June 2016, he has served as a management advisor to MindMaze SA, a neuro-technology company, where he also served as Chief Operating Officer from June 2016 to April 2017. From November 2013 to August 2015, Mr. Schnee served as a non-executive director of Cardiorentis Ltd., a biopharmaceutical company, where he served as Chairman and Chief Executive Officer from October 2011 until November 2013. From 2003 to 2011, Mr. Schnee held various positions at Merck KGaA, a global pharmaceutical and chemical group. He joined Merck KGaA in 2003 as Managing Director of Merck Santé S.A.S. In January 2004, Mr. Schnee assumed responsibility for global operations of the ethical pharmaceuticals division of Merck KGaA, and in November 2005, Mr. Schnee was appointed as Deputy Member of the Executive Board responsible for the pharmaceuticals business. In 2006, he was appointed as a member of the Executive Board and General Partner of Merck KGaA, with responsibility for global pharmaceutical activities, and served in this position until 2011. Prior to Merck KGaA, Mr. Schnee held senior positions in strategy, business development and marketing at UCB SA, Sanofi-Synthélabo SA, Migliara/Kaplan Associates, Inc. and Fisons Pharmaceuticals PLC. In addition, Mr. Schnee currently serves on the boards of directors of two pharmaceutical companies, Stallergenes-Greer and Santhera Pharmaceuticals Holding AG, and four privately-held life sciences companies. Mr. Schnee holds both a bachelor’s degree in marketing and a master’s degree in marketing and general management from the Swiss Institute of Business Administration in Zurich. With his experience as Chairman and Chief Executive Officer of Cardiorentis Ltd., his operational experience at Merck KGaA and other companies and his experience serving on the boards of directors of life sciences companies, including Gentium, Mr. Schnee brings to our board of directors significant management expertise and industry knowledge.

CATHERINE A. SOHN, PHARM.D.
Director, Landec Corporation
Age 65

Dr. Sohn has served as a member of our board of directors since July 2012. Since November 2012, Dr. Sohn has also served as an independent director on the board of directors of Landec Corporation, a publicly-traded life sciences company, where she is currently serving as Chairperson of the compensation committee. She also serves on the board of directors of Rubius Therapeutics, a private

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biotechnology company, and as Chairman of the board of BioEclipse Therapeutics, Inc., a clinical-stage biopharmaceutical company. From January 2014 to May 2017, Dr. Sohn served as an independent director on the board of directors of Neuralstem, Inc., a publicly-traded life sciences company. From 1998 to 2010, she was Senior Vice President, Worldwide Business Development and Strategic Alliances at GlaxoSmithKline Consumer Healthcare. From 1994 to 1998, she was Vice President, Worldwide Strategic Product Development at SmithKline Beecham Pharmaceuticals plc in the pharmaceutical division. From 1982 to 1994, she held a series of positions in Medical Affairs, Pharmaceutical Business Development and U.S. Product Marketing at SmithKline Beecham Pharmaceuticals plc and its predecessor, Smith, Kline & French. Dr. Sohn holds the positions of Adjunct Professor at the University of California, San Francisco and Dean’s Professor at the University of the Sciences in Philadelphia. She received a Doctor of Pharmacy from the University of California, San Francisco, School of Pharmacy and a Certificate of Professional Development from the Wharton School at the University of Pennsylvania. Dr. Sohn was named Woman of the Year by the Healthcare Businesswomen’s Association (2003) and Distinguished Alumnus of the Year by the University of California, San Francisco (2000) and is a Certified Licensing Professional and a National Association of Corporate Directors (NACD) Board Leadership Fellow. Dr. Sohn brings to our board of directors three decades of product development, strategic marketing and business development transaction experience in the pharmaceutical industry and a global perspective that is directly relevant to our company.

The board of directors recommends a vote “FOR” each nominee named above.

Class II Directors Continuing in Office Until the 2019 Annual Meeting

PAUL L. BERNS
Consultant to Pharmaceutical Industry
Age 51

Mr. Berns has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2010 until the closing of the Azur Merger. Mr. Berns is a consultant to the pharmaceutical industry. He currently serves on the boards of three private companies, MC2 Therapeutics, an emerging dermatology and eye care pharmaceutical company, Menlo Therapeutics Inc., a late-stage biopharmaceutical company, and UNITY Biotechnology, Inc., a biotechnology company. From March 2014 to June 2016, he served as the Chief Executive Officer and President of Anacor Pharmaceuticals, Inc., a biopharmaceutical company, which was acquired by Pfizer Inc. in June 2016. He also served as a member of the board of directors of Anacor Pharmaceuticals, Inc. from 2012 until 2016, including as Chairman of its board of directors from 2013 until 2016. From September 2012 to March 2014, he was a self-employed consultant to the pharmaceutical industry. From March 2006 to September 2012, he served as President and Chief Executive Officer, and as a member of the board of directors, of Allos Therapeutics, Inc., a pharmaceutical company acquired by Spectrum Pharmaceuticals, Inc. From July 2005 to March 2006, Mr. Berns was a self-employed consultant to the pharmaceutical industry. From June 2002 to July 2005, Mr. Berns was President, Chief Executive Officer and a director of Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005. From 2001 to 2002, Mr. Berns served as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories, a pharmaceutical company. From 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll, a pharmaceutical company, and from 1990 to 2000, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Berns previously served on the boards of directors of Cellectar Biosciences, Inc. (formerly Novelos Therapeutics, Inc.) from November 2013 to June 2016 and XenoPort, Inc. from 2005 to May 2016. Mr. Berns received a B.S. in Economics from the University of Wisconsin. With his experience as Chief Executive Officer of Allos Therapeutics, Inc., Anacor Pharmaceuticals, Inc. and Bone Care International Inc., and his experience serving on the boards of directors of public companies, Mr. Berns provides significant management expertise and industry knowledge to our board of directors.

PATRICK G. ENRIGHT
Managing Director, Longitude Capital
Age 56

Mr. Enright has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2009 until the closing of the Azur Merger. Since 2006, Mr. Enright has served as Managing Director of Longitude Capital, a venture capital firm, of which he is a founder. Prior to Longitude Capital, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Prior to Pequot, he was a Managing Member of the Delta Opportunity Fund at Diaz & Altschul Capital Management. Mr. Enright began his investment career at PaineWebber Development

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Corporation. Mr. Enright also has significant life sciences operations experience including senior executive positions at Valentis, Boehringer Mannheim (acquired by Roche) and Sandoz (now known as Novartis). Mr. Enright currently serves on the boards of Aimmune Therapeutics, Aptinyx Inc., CardioDx Inc., Orbus Therapeutics Inc. and SutroVax Inc. Selected prior board memberships include Codexis, Inc., Corcept Therapeutics Inc., Esperion Therapeutics, Inc., Horizon Pharma plc, InfaCare Pharmaceutical Corporation, MAP Pharmaceuticals, Inc. (acquired by Allergan Inc.), Prestwick Pharmaceuticals (acquired by Lundbeck), Sequenom Inc. (acquired by LabCorp) and Threshold Pharmaceuticals Inc. Mr. Enright received a B.S. in Biological Sciences from Stanford University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. Based on his experience as a venture capital investor focused on life sciences companies and his past work in the pharmaceutical industry, Mr. Enright brings to our board of directors over 25 years of operating experience and financial expertise in the life sciences industry.

SEAMUS MULLIGAN
Chairman and Chief Executive Officer of Adapt Pharma Ltd.
Age 57

Mr. Mulligan has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a founder and principal investor of Azur Pharma. Since 2014, Mr. Mulligan has served as Chairman and Chief Executive Officer of Adapt Pharma Ltd., a specialty pharmaceutical company. From 2006 to April 2017, Mr. Mulligan served as Executive Chairman of Circ Pharma Limited and its subsidiaries, a pharmaceutical development stage group. Mr. Mulligan served as our Chief Business Officer, International Business Development from the closing of the Azur Merger until February 2013. Mr. Mulligan served as Azur Pharma’s Chairman and Chief Executive Officer and as a member of its board of directors from 2005 until the closing of the Azur Merger. From 1984 until 2004, he held various positions with Elan Corporation, plc, a pharmaceutical company, most recently as Executive Vice President, Business and Corporate Development, and prior to that position, held the roles of President of Elan Pharmaceutical Technologies, the drug delivery division of Elan Corporation, plc, Executive Vice President, Pharmaceutical Operations, Vice President, U.S. Operations and Vice President, Product Development. He served as a member of the board of directors of the U.S. National Pharmaceutical Council until 2004. Mr. Mulligan received a B.Sc. (Pharm) and M.Sc. from Trinity College Dublin. As a founder of Azur Pharma and a pharmaceutical industry executive, Mr. Mulligan brings to our board of directors an expertise in business development and over 30 years of experience in the pharmaceutical industry.

NORBERT G. RIEDEL, Ph.D.
Chief Executive Officer and President of Aptinyx, Inc.
Age 60

Dr. Riedel has served as a member of our board of directors since May 2013 and was appointed chairperson of our compensation committee in August 2013. Since September 2015, Dr. Riedel has served as Chief Executive Officer and President of Aptinyx, Inc., a biopharmaceutical company spun out of its predecessor company, Naurex, Inc., where Dr. Riedel served as Chief Executive Officer and President from January 2014 to September 2015. From 2001 to 2013, he served as Corporate Vice President and Chief Scientific Officer of Baxter International Inc., a diversified healthcare company, where from 1998 to 2001, he also served as President and General Manager of the recombinant therapeutic proteins business unit and Vice President of Research and Development of the bioscience business unit. From 1996 to 1998, Dr. Riedel served as head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi, a global pharmaceutical company. Dr. Riedel served on the board of directors of Ariad Pharmaceuticals, Inc., an oncology company, from May 2011 until the company was acquired in February 2017. Dr. Riedel currently serves on the boards of directors of Aptinyx, Inc., Eton Pharmaceuticals, Inc., a development stage pharmaceutical company, and the Illinois Biotechnology Industry Organization. Dr. Riedel is also a member of the Austrian Academy of Sciences. Dr. Riedel is an Adjunct Professor at Boston University School of Medicine and an Adjunct Professor of Medicine at Northwestern University’s Feinberg School of Medicine. Dr. Riedel holds a Diploma in biochemistry and a Ph.D. in biochemistry from the University of Frankfurt. Dr. Riedel brings significant scientific, drug discovery and development, and commercial expertise to our board of directors with over 20 years of experience in the biotechnology and pharmaceutical industries.

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Class III Directors Continuing in Office Until the 2020 Annual Meeting

BRUCE C. COZADD
Chairman and Chief Executive Officer
Age 54

Mr. Cozadd has served as our Chairman and Chief Executive Officer since the closing of the Azur Merger in January 2012. He co-founded Jazz Pharmaceuticals, Inc. and has served (and continues to serve) as Chairman and Chief Executive Officer of Jazz Pharmaceuticals, Inc. since April 2009. From 2003 until 2009, he served as Jazz Pharmaceuticals, Inc.’s Executive Chairman and as a member of its board of directors. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company acquired by Johnson & Johnson, most recently as Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation, he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. He serves on the boards of two non-profit organizations, The Nueva School and SFJAZZ. Mr. Cozadd previously served on the boards of directors of Cerus Corporation from 2001 to January 2018 and Threshold Pharmaceuticals, Inc. from 2005 to August 2017. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business. As our Chief Executive Officer, he brings to our board of directors a detailed knowledge of our business.

HEATHER ANN MCSHARRY
Director, CRH plc and Greencore Group plc
Age 56

Ms. McSharry has served as a member of our board of directors since May 2013 and was appointed as chairperson of our nominating and corporate governance committee in August 2017. Ms. McSharry currently serves as a non-executive director on the boards of directors of several public and private companies, including CRH plc, an international building materials group, and Greencore Group plc, an international manufacturer of convenience foods, where she also serves as Chair of its remuneration committee. From 2006 to 2009, Ms. McSharry was Managing Director Ireland of Reckitt Benckiser, a multinational health, home and hygiene consumer products company. From 1989 to 2006, she held various positions at Boots Healthcare, a leading global consumer healthcare company, most recently as Managing Director of Boots Healthcare Ireland Limited. From 2007 to 2011, Ms. McSharry served on the board of directors of the Bank of Ireland, where she was a member of its audit committee from 2009 to 2011. Ms. McSharry served on the board of the Industrial Development Agency in Ireland from 2010 to 2014, where she was Chair of the audit and finance committee. Ms. McSharry holds a Bachelor of Commerce and a Master of Business Studies degree from University College Dublin. Ms. McSharry brings to our board of directors almost 30 years of experience in multiple international industries, including healthcare, consumer goods and financial services.

RICK E WINNINGHAM
Chief Executive Officer and Chairman of the Board of Directors of Theravance Biopharma, Inc.
Age 58

Mr. Winningham has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2010 until the closing of the Azur Merger. In May 2014, Mr. Winningham was appointed as Lead Independent Director of our board of directors. Mr. Winningham has served as Chairman of the board of directors of Theravance Biopharma, Inc., a biopharmaceutical company, since July 2013. He has served as Chief Executive Officer of Theravance Biopharma, Inc. since its spin-off from Innoviva, Inc. in June 2014. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Innoviva, Inc., where he also served as Chairman of the Board of Directors from April 2010 to October 2014. From 1997 to 2001, he served as President of Bristol-Myers Squibb Oncology/Immunology/Oncology Therapeutics Network and, from 2000 to 2001, as President of Global Marketing. Mr. Winningham is a member of Biotechnology Industry Organization’s board of directors and serves on the Health Section Governing Board Standing Committee on Reimbursement. He served as a member of the board of directors of the California Healthcare Institute from November 2011 to March 2015 and served as its Chairman from January 2014 until it merged with Bay Area Bioscience Association to become the California Life Sciences Association in March 2015. Mr. Winningham was Chairman of California Life Sciences Association from March 2015 until November 2015. Mr. Winningham is also a member of the board of directors of OncoMed Pharmaceuticals, Inc., a clinical stage biotechnology company. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. from Southern Illinois University. Mr. Winningham’s experience in senior management positions in the pharmaceutical industry provides significant industry knowledge and operational and management expertise to our board of directors.

There are no family relationships among any of our executive officers and directors.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 2

RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF

INDEPENDENT AUDITORS AND AUTHORIZE, IN A BINDING VOTE, THE BOARD OF

DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE

THE INDEPENDENT AUDITORS’ REMUNERATION

Pursuant to authority delegated by the board of directors, the audit committee of the board of directors is responsible for the appointment, remuneration and retention of our independent auditors. The audit committee has selected and appointed KPMG, Dublin, a registered public accounting firm, or KPMG, as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2018. Under Irish law, KPMG will be deemed to be reappointed as our independent auditors at the annual meeting without the necessity of a shareholder vote. However, our shareholders are being asked in this proposal to ratify such appointment on a non-binding advisory basis because we value our shareholders’ views on the company’s independent auditors. The board of directors and the audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of the company’s independent auditors. In addition, our shareholders are being asked to authorize the board of directors, acting through the audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.

KPMG has been engaged to audit our financial statements, beginning with our consolidated financial statements for the fiscal year ended December 31, 2012, since the consummation of the Azur Merger. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Proposal 2 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

Independent Registered Public Accounting Firm Fees and Services

In connection with the audit of our 2017 financial statements, we entered into an engagement agreement with KPMG, which sets forth the terms under which KPMG performed audit and tax services for the company.

The following table represents aggregate fees billed to us for the years ended December 31, 2017 and 2016 by KPMG, our independent registered public accounting firm (in thousands):

	Year Ended December 31,
	2017	2016
Audit Fees	$1,543	$1,578
Audit-Related Fees	36	71
Tax Fees	1,119	1,568
Tax compliance services	1,000	1,192
Tax advisory services	119	376
All Other Fees	88	3

Total Fees	$2,786	$3,220

Audit Fees: Consists of fees and expenses for professional services in respect of the audit of the company’s consolidated financial statements and of our internal control over financial reporting, the review of quarterly consolidated financial statements and statutory audits.

Audit-Related Fees: Consists of fees for assurance and related services related to audit and other attestation services performed by KPMG as required by statute, regulation or contract and which are not reported under “Audit Fees.”

Tax Fees: Consists of fees and expenses for professional services for tax compliance, tax advice and tax planning. Tax compliance services consist of professional services related to domestic and international tax compliance, and assistance with domestic and international tax return preparation. Tax advisory service fees relate to tax advice and planning services provided to us in connection with significant transactions undertaken by the company in 2017 and 2016. During the year ended December 31, 2017, fees and expenses of approximately $1,000,000 were billed in connection with tax compliance services, and fees and expenses of approximately $119,000 were

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Proposal 2 (continued)

billed in connection with tax advice and planning services. During the year ended December 31, 2016, fees and expenses of approximately $1,192,000 were billed in connection with tax compliance services, and fees and expenses of approximately $376,000 were billed in connection with tax advice and planning services.

All Other Fees: Consists of fees for products and services other than the services described above. For the year ended December 31, 2017, these fees were paid in connection with forensic accounting services and access to the online accounting and tax research tool of KPMG. For the year ended December 31, 2016, these fees were paid in connection with access to the online accounting and tax research tool of KPMG.

All of the services and fees described above were approved by our audit committee.

As shown in the table above, less than 8% of the total fees that KPMG billed us for in 2017 were for services other than audit, audit-related and tax compliance services.

Pre-Approval Policies and Procedures

Our audit committee has a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Our policy generally requires the pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Independence

Our audit committee determined that the rendering of the services other than audit services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence.

The board of directors recommends a vote “FOR” Proposal 2.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

Under the Dodd-Frank Act and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

At our 2012 annual meeting of shareholders, our shareholders indicated their preference that we hold a non-binding say-on-pay vote every year and our board of directors has adopted a policy that is consistent with that preference. At our 2017 annual meeting of shareholders, the shareholders overwhelmingly approved our say-on-pay proposal, with approximately 93% of the total votes cast voting in favor of the proposal.

This year, we are again asking our shareholders to vote “FOR” the advisory approval of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement beginning on page 30. As discussed in those disclosures, our compensation committee designs our executive compensation program with the following objectives and philosophy:

•	Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

•	Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

•	Align pay with our performance. Our annual bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our RSU awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders.

In line with the compensation committee’s focus on aligning pay with our performance, on an annual basis, the compensation committee reviews market trends, including market peer use of performance-based vesting for equity awards. For 2017, our compensation committee determined that equity awards in a mix of options and RSUs, vesting over time, continued to be the most appropriate incentive structure for our executive officers to reward performance over time and achieve our retention objectives.

Our compensation committee believes that our long-term equity incentive program should align with our long-term growth strategy. As our shareholders are aware, our three-pronged growth strategy, in the past five years and currently, has been to create long-term shareholder value by growing sales of the existing products in our portfolio, acquiring or licensing rights to clinically meaningful and differentiated products that are on the market or product candidates that are in late-stage development, and pursuing targeted development of post-discovery differentiated product candidates. To that end, in the last five years, we have grown our revenues year over year, while closing multiple transactions that have expanded our product offerings and product candidates (including solriamfetol (JZP-110) in an asset acquisition in 2014, Defitelio/defibrotide in the Gentium Acquisition in 2014 and Vyxeos in the Celator Acquisition in 2016), we achieved notable clinical milestones with respect to solriamfetol and our low sodium oxybate product candidates, and we achieved regulatory milestones such as our NDA approvals for Defitelio and Vyxeos and our 2017 regulatory submissions for solriamfetol and Vyxeos. Our compensation committee believes these accomplishments exemplify the execution of our growth strategy, which encourages flexibility and creativity and does not circumscribe what corporate opportunities our management must pursue, or when and how to pursue such opportunities. Similarly, with respect to our long-term equity incentive program, the compensation committee has determined that binding the company’s compensation of executive officers to pre-determined multi-year operational or market goals, or combination of goals, would not best incentivize our executive officers to execute on our multi-faceted growth strategy, which requires deploying our capital and resources in a dynamic environment and across a variety of activities. Our compensation committee believes that our equity incentive program, as currently and historically designed, has been and continues to be effective in driving the type of performance that contributes to the growth of long-term shareholder value. The compensation committee regularly revisits, on an annual basis, the use of performance-based vesting for equity awards to best align our compensation program with the goals of the business.

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Proposal 3 (continued)

Say-on-Pay Vote

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The board of directors is asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Jazz Pharmaceuticals’ named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the board of directors or the company. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Proposal 3 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

Unless our board of directors changes the frequency of future advisory votes on the compensation of our named executive officers, including in response to the outcome of the shareholder vote on Proposal 4, the next advisory vote on the compensation of our named executive officers will be held at the 2019 annual meeting of shareholders.

The board of directors recommends a vote “FOR” Proposal 3.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON THE PREFERRED FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also provide that shareholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. Currently, consistent with the preference expressed by the shareholders at our 2012 annual meeting of shareholders, the policy of the board of directors is to solicit an advisory vote on executive compensation every year. By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years or every three years. Alternatively, shareholders may, if they wish, abstain from casting a vote on this Proposal 4.

The board of directors believes that an annual advisory vote on executive compensation has worked well for our company and has determined that an annual advisory vote on executive compensation will continue to permit our shareholders to provide direct input on our executive compensation program as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and other corporate governance matters. Based on the foregoing, the board of directors has recommended that future advisory votes on executive compensation occur every year.

Although this advisory vote is not binding on us, our board of directors and the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. While the board of directors believes that its recommendation is appropriate at this time, the shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the advisory vote on executive compensation should be held every year, every two years or every three years.

Accordingly, the board of directors is asking our shareholders to indicate their preferred voting frequency by voting for the frequency option of every “1 YEAR,” “2 YEARS” or “3 YEARS” (or abstaining from voting) in response to the following resolution at the annual meeting:

“RESOLVED, that the advisory vote on the compensation of Jazz Pharmaceuticals’ named executive officers should occur every:

Option 1: 1 YEAR;

Option 2: 2 YEARS; or

Option 3: 3 YEARS.”

The option, if any, that receives the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting will be deemed to be the frequency preferred by our shareholders. The board of directors and the compensation committee value the opinions of our shareholders in this matter and, to the extent there is any significant vote in favor of one frequency option over the other options, even if less than a majority of the votes cast, the board of directors will consider the shareholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the board of directors or Jazz Pharmaceuticals, the board of directors may decide that it is in the best interests of the shareholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our shareholders.

The board of directors recommends a vote for the frequency option of every “1 YEAR” on Proposal 4 as the preferred frequency for the advisory vote on executive compensation.

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OTHER MATTERS

Presentation of Irish Statutory Financial Statements

Our Irish statutory financial statements for the fiscal year ended December 31, 2017, together with the reports of the directors and auditors thereon, will be presented and considered at the annual meeting in accordance with the requirements of the 2014 Act. Our Irish statutory financial statements have been approved by the board of directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the annual meeting.

Registered and Principal Executive Offices

The registered and principal executive offices of Jazz Pharmaceuticals plc are located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Our telephone number there is +353.1.634.7800.

Shareholder Proposals and Director Nominations for the 2019 Annual Meeting

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2019 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than February 19, 2019. However, if our 2019 annual meeting of shareholders is not held between July 3, 2019 and September 1, 2019, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Our constitution provides that shareholder nominations of persons to be elected to the board of directors at an annual meeting must be made following written notice to our Company Secretary which is executed by a shareholder and accompanied by certain background and other information specified in our constitution. Such written notice and information must be received by our Company Secretary not later than the close of business on March 21, 2019 nor earlier than January 20, 2019; provided, however, that in the event our 2019 annual meeting of shareholders is not held between July 3, 2019 and September 1, 2019, notice must be delivered no earlier than 150 days prior to nor later than the later of 90 days prior to the date of the 2019 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our constitution provides that other proposals may only be proposed at an annual meeting if either (i) it is proposed by or at the direction of our board of directors; (ii) it is proposed at the direction of the Irish High Court; or (iii) the chairman of the meeting decides, in his or her absolute discretion, that the proposal may properly be regarded as within the scope of the relevant meeting. In addition, the proxy solicited by our board of directors for the 2019 annual meeting of shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice by May 3, 2019 and (ii), if we have received notice of such proposal by May 3, 2019, any matter, provided that (i) the 2019 proxy statement briefly describes such matter and how management’s proxy holders intend to vote on it and (ii) the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. On any other business which may properly come before the 2019 annual meeting of shareholders, or any adjournment thereof, and whether procedural or substantive in nature (including without limitation any motion to amend a resolution or adjourn the meeting) not specified in this proxy statement, the proxy holder will act at his or her discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are Jazz Pharmaceuticals shareholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Jazz Pharmaceuticals plc, Attention:

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Other Matters (continued)

Investor Relations, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland or (3) contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com. Shareholders who currently receive multiple copies of Notices or proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or set of proxy materials to a shareholder at a shared address to which a single Notice or set of proxy materials, as applicable, was delivered.

Annual Report on Form 10-K

We will mail without charge, upon written request, a copy of our 2017 Annual Report on Form 10-K, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Aislinn Doody, Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements, including, but not limited to, statements related to our strategy, the potential for revenue growth and diversification resulting from transactions that we completed in 2017, the therapeutic potential of our product candidates, and other statements that are not historical facts. These forward-looking statements are based on our current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem, such as the potential U.S. introduction of a generic version of Xyrem before the entry dates specified in our settlements with certain companies that have filed ANDAs with the FDA seeking approval to market a generic version of Xyrem or on terms that are different from those contemplated by the settlements; ongoing patent litigation and related proceedings; effectively commercializing our other products and product candidates; the time-consuming and uncertain regulatory approval process, including the risk that our regulatory submissions, including the NDA for solriamfetol, the supplemental NDA for Xyrem, and the MAA for Vyxeos in the European Union, may not be approved by applicable regulatory authorities in a timely manner or at all; protecting and enhancing our intellectual property rights; delays or problems in the supply or manufacture of our products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions, including the risk that the company may not ultimately reach a final settlement with the U.S. Department of Justice to resolve an investigation relating to the company’s support of 501(c)(3) organizations that provide financial assistance to Medicare patients; obtaining and maintaining appropriate pricing and reimbursement for our products; pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in initiating or completing clinical trials; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses; potential restrictions on our ability and flexibility to pursue share repurchases and future strategic opportunities as a result of our substantial outstanding debt obligations; the ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s SEC filings and reports (Commission File No. 001-33500), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and future filings and reports by the company. Other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise. We undertake no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in our expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

Other Matters (continued)

General

Your proxy is solicited on behalf of our board of directors. Unless otherwise directed, at the annual meeting (or any adjournment thereof), proxies will be voted “FOR” all of the nominees listed in Proposal 1, “FOR” Proposals 2 and 3, and for the frequency option of every “1 YEAR” with respect to Proposal 4. If any matter other than those described in this proxy statement properly comes before the annual meeting (or any adjournment thereof), it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the board of directors,

/s/ Aislinn Doody

Aislinn Doody

Company Secretary

June 15, 2018

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JAZZ PHARMACEUTICALS PLC FIFTH FLOOR, WATERLOO EXCHANGE WATERLOO ROAD, DUBLIN 4, IRELAND ATTN: COMPANY SECRETARY VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on August 1, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on August 1, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than August 1, 2018. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E48787-P09261 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY JAZZ PHARMACEUTICALS PLC The Board of Directors recommends you vote FOR each of the nominees for director named in Proposal 1 below: 1. To elect by separate resolutions the four nominees for director named below to hold office until the 2021 annual general meeting of shareholders. For Against Abstain Nominees: 1a. Peter Gray 1b. Kenneth W. O’Keefe 1c. Elmar Schnee 1d. Catherine A. Sohn The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain 2. Toratify, on a non-binding advisory basis, the appointment of KPMG, Dublin as the independent auditors of Jazz Pharmaceuticals plc for the fiscal year ending December 31, 2018 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to determine the independent auditors’ remuneration. 3. To approve, on a non-binding advisory basis, the compensation of Jazz Pharmaceuticals plc’s named executive officers as disclosed in the proxy statement. ! ! ! The Board of Directors recommends you vote 1 year on Proposal 4: 1 Year 2 Years 3 Years Abstain 4. To indicate, on a non-binding advisory basis, the preferred frequency of the advisory vote on the compensation of Jazz Pharmaceuticals plc’s ! ! ! ! named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS Thursday, August 2, 2018 10:30 AM Local Time Jazz Pharmaceuticals plc Fifth Floor, Waterloo Exchange Waterloo Road Dublin 4, Ireland Upon arrival, please present this admission ticket and photo identification at the registration desk. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on August 2, 2018: The proxy statement and our annual report are available at www.proxyvote.com. E48788-P09261 JAZZ PHARMACEUTICALS PLC Annual General Meeting of Shareholders August 2, 2018 10:30 AM Local Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Bruce C. Cozadd, Matthew P. Young and Suzanne Sawochka Hooper, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Jazz Pharmaceuticals plc (the “Company”) which the undersigned may be entitled to vote at the Company’s Annual General Meeting of Shareholders to be held at the Company’s corporate headquarters located on the Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland on Thursday, August 2, 2018, at 10:30 AM Local Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND FOR THE FREQUENCY OPTION OF EVERY “1 YEAR” ON PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. Continued and to be signed on reverse side